Exhibit 10.1

Execution Version

BRISTOW U.S. LEASING LLC

AS BORROWER

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 HERETO

AS ORIGINAL LENDERS

NATIONAL WESTMINSTER BANK PLC

AS ARRANGER

NATIONAL WESTMINSTER BANK PLC

AS AGENT

AND

NATIONAL WESTMINSTER BANK PLC

AS SECURITY AGENT

GBP 70,000,000

FACILITY AGREEMENT

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35.	Remedies and Waivers	142

36.	Amendments and Waivers	142

37.	Confidential Information	147

38.	Confidentiality of Funding Rates	151

39.	Bail-In	153

40.	Counterparts	155

41.	Release of collateral	155

42.	Patriot Act	155

43.	Governing Law	156

44.	Enforcement	156

Schedule 1 The Original Parties		158

Part I The Borrower		158

Part II The Original Lenders		159

Schedule 2 Conditions precedent		160

Part I Conditions Precedent To Delivery of the Utilisation Request		160

Part II Conditions Precedent to Utilisation		162

Schedule 3 Requests		159

Part I (Utilisation request)		159

Part II (Selection Notice)		160

Schedule 4 Form of Transfer Certificate		161

Schedule 5 Form of Assignment Agreement		164

Schedule 6 Form of Compliance Certificate		168

Schedule 7 Timetables		166

Schedule 8 Reference Rate Terms		167

Schedule 9 Daily Non-Cumulative Compounded RFR Rate		170

Schedule 10 Cumulative Compounded RFR Rate		172

Schedule 11 SAR Addendum		173

Schedule 12 UKSAR2G Addendum		8

Schedule 13 Repayment Schedule		9

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THIS AGREEMENT is dated 10 January 2023 and made between:

(1)	BRISTOW U.S. LEASING LLC, a Delaware limited liability company whose registered address is at 1209 Orange St, Wilmington, DE 1980, USA (the “Borrower”);

(2)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”);

(3)	NATIONAL WESTMINSTER BANK PLC as mandated lead arranger (the “Arranger”);

(4)	NATIONAL WESTMINSTER BANK PLC as agent of the other Finance Parties (the “Agent”); and

(5)	NATIONAL WESTMINSTER BANK PLC as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account” means the Collection Account.

“Account Bank” means National Westminster Bank plc.

“Account Charge” means the account charge in respect of the Collection Account between BHL and the Security Agent.

“Additional Aircraft Collateral” has the meaning given to the term in Clause 21.1 (LTV Test).

“Additional Business Day” means any day specified as such in the Reference Rate Terms.

“Affiliate” means:

(a)

in relation to any person, mean, as to any Person, any other person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person;

(b)

in relation to any member of the NatWest Group, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof, (including His Majesty’s Treasury and UK Financial Investments Limited) and which are not part of NatWest Group.

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For the purposes of paragraph (a) of this definition:

“Control” shall mean the power, directly or indirectly, either to:

(i)	vote ten per cent. (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a person; or

(ii)	direct or cause the direction of the management and policies of a person, whether through the ability to exercise voting power, by control or otherwise; and

For the purposes of this definition, the terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto; and

“Aircraft” means, collectively:

(a)	the AgustaWestland AW189 aircraft bearing manufacturer’s serial number 92008;

(b)	the AgustaWestland AW189 aircraft bearing manufacturer’s serial number 92007;

(c)	the Sikorsky S92 aircraft bearing manufacturer’s serial number 920254;

(d)	the Sikorsky S92 aircraft bearing manufacturer’s serial number 920257;

(e)	the Sikorsky S92 aircraft bearing manufacturer’s serial number 920262,

and, in each case, comprising of the airframe, the Engines, the rotor blades, APU, rotor components and the Records associated therewith.

“Aircraft Interest Holder Agreement” means, in respect of an Aircraft, an assignment of the rights and benefits under the “tip-to-tail” manufacturer Maintenance Program in respect of such Aircraft in favour of the Security Agent.

“Aircraft Title Counsel” means Gilchrist Aviation Law, P.C. with an address of 1200 Northwest 63rd Street, Suite 4000, Oklahoma City, Oklahoma 73116, Attention: Jack P. Gilchrist; and having an office phone number of 405-252-8888.

“Anti-Corruption Law” means, as to any person, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other similar anti-corruption laws of the European Union.

“Applicable Standards” means:

(a)	Requirements of Law; and

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(b)	with respect to the airframe or any other part of an Aircraft, all compliance requirements set forth in or under:

(i)

all maintenance manuals initially furnished by the manufacturer thereof with respect thereto, including any subsequent amendments or supplements to such manuals issued by the manufacturer or supplier thereof from time to time;

(ii)	all mandatory service bulletins issued, supplied, or available by or through the applicable manufacturer with respect thereto;

(iii)	all applicable airworthiness directives issued by the aviation regulatory agency having jurisdictional authority;

(iv)	all conditions to the enforcement of any warranties pertaining thereto; and

(v)	any Maintenance Program then in effect in respect of the Aircraft.

“APU” means, in respect of an Aircraft, an auxiliary power unit from time to time installed on that Aircraft.

“Appraisal” means, in respect of an Aircraft, an appraisal from an Appraiser setting out that Appraiser’s Appraised Value for that Aircraft, assuming that Aircraft is in a “half-life” “maintenance adjusted” or “full life” condition (as applicable) which is submitted by the Borrower (or any member of the Group on behalf of the Borrower) to the Agent.

“Appraised Value” means:

(a)

in respect of an Aircraft that is enrolled on a full “tip to tail” manufacturer Maintenance Program and which, beginning with the LTV Test Date on 31 December 2023 and thereafter, is subject to Aircraft Interest Holder Agreements, Full Life Appraised Value;

(b)

in respect of an Aircraft which is not enrolled on a full “tip to tail” manufacturer Maintenance Program and beginning with the LTV Test Date on 31 December 2023 and thereafter, not subject to Aircraft Interest Holder Agreements, Half Life Appraised Value or Maintenance Adjusted Appraised Value,

based on:

(i)	for the purposes of testing LTV Ratio, the values in the most recent Appraisal provided by the Appraiser dated no earlier than 30 days before the relevant test date;

(ii)

for the purposes of the Initial Appraised Value, the values in the most recent Appraisal by Cirium dated no later than 90 days before the Utilisation Date and subject to reduction in a manner mutually agreed in the event of an Event of Loss or damage to an Aircraft exceeding the Major Damage Threshold unless such material damage is fully covered by the relevant Maintenance Program; and

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(iii)	for the purposes of calculating the Release Amount, the values in the most recent Appraisal for each Aircraft,

in each case, converted into sterling at the rate of exchange administered by Refinitiv WMR, as of 4 p.m. London time:

(i)	for the purposes of testing LTV Ratio, on the applicable test date; or

(ii)	for the purposes of the Initial Appraised Value, one (1) Business Day prior to the service of the Utilisation Request.

“Appraiser” means each of Cirium, HeliValue$, IBA Group Limited, MBA or such other reputable aircraft appraiser acceptable to the Agent (acting reasonably) from time to time.

“Approved Assignee” means an Affiliate of any Lender and a bank or a financial institution or credit institution with $100,000,000 or more of tier 1 capital or Basel III regulatory primary capital or the equivalent thereof in accordance with the regulatory framework to which it is subject.

“Approved Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Assurance Letter” shall mean that certain deed of letter agreement, entered into prior to the service of the Utilisation Request, by and among the Lender (as defined therein), the Security Agent, the Agent, BHL, Borrower, Parent Guarantor and the Department, providing assurances to the Department with respect to the SAR Contract or, as the case may be, the UKSAR2G Contract.

“Availability Period” means the period from (and including) the date of this Agreement to (and including) the earlier of:

(a)	the date falling ninety (90) days after the date of this Agreement (or such later date as may be agreed by the Agent and the Borrower in writing); and

(b)	the date the respective Commitments of the Lenders are reduced to zero in accordance with this Agreement.

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“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus the amount of its participation in any outstanding Loans under that Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to:

(a)

its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including the United Kingdom bank levy as set out in the Finance Act 2011 (as amended) and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose; or

(b)

any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation 806/2014 of 15 July 2014.

“BALL” means Bristow Aircraft Leasing Limited, a company limited by shares incorporated under the laws of England and Wales with registration number 10289512 and whose registered office is at Redhill Aerodrome, Kings Mill Lane, Redhill, United Kingdom, RH1 5JZ.

“BALL Facility Agreement” means the term loan facility agreement dated of even date herewith, by and between BALL as borrower, certain banks and financial institutions listed therein as lenders and National Westminster Bank Plc as agent, security agent, and lender.

“BALL Secured Obligations” has the meaning given to the term “Secured Obligations” in the BALL Facility Agreement.

“BHL” shall mean Bristow Helicopters Limited, a company limited by shares with registration number 00551102 whose registered office is at Redhill Aerodrome, Kings Mill Lane, Redhill, Surrey, RH1 5JZ, England.

“Borrowing” means the borrowing consisting of the Loans made by the Lenders to the Borrower on the Utilisation Date.

“Break Costs” has the meaning given to the term in the Reference Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and in relation to:

(a)	any date for payment or purchase of an amount relating to a Loan or Unpaid Sum; or

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(b)	the determination of the first day or the last day of an Interest Period for a Loan, or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period, which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on Matters Specific to Aircraft Equipment (the “Aircraft Protocol”), both signed in Cape Town, South Africa on 16 November 2001, together with any regulations made in connection with them, and references to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text of the Cape Town Convention and the Aircraft Protocol attached to Resolution No. 1 of the final Act of the Diplomatic Conference to adopt the Convention and the Aircraft Protocol (as amended, the “Consolidated Text”).

“Central Bank Rate” has the meaning given to that term in the Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms.

“Change in Control” means the event or circumstance where the Parent Guarantor ceases, at any relevant time, to wholly own, directly or indirectly the Borrower or ceases to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower whether through the ability to exercise voting power, contract or otherwise.

“Change Control Note 29” means the change control note 29 dated 25 August 2020 and entered into in connection with the SAR Contract.

“Charged Property” means all of the assets of the Obligors and BHL which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Cirium” means ASCEND by Cirium.

“Code” means the US Internal Revenue Code of 1986.

“Collateral” means the Aircraft, including the Engines, APU, and other appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than the Company Additions) that may from time to time be installed or incorporated in, or attached to, the airframe of the Aircraft, whether now owned or hereafter acquired and all substitutions, renewals and replacements of all additions, improvements, accessories and accumulations thereto. For the avoidance of doubt, Collateral shall include the aircraft, rotors, Engines and other equipment or property subject to any Mortgage securing the Secured Obligations filed with applicable registry and the International Registry, including the Aircraft Proceeds and the Aircraft Property, each as defined in the Mortgage provided that if with respect to Company Additions, to the extent any Engine, APU or other appliance, avionics, part, instrument, appurtenance, accessory, furnishing or other equipment (each an “Item”) is removed from the airframe and

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permanently replaced by a substitute, such Item shall automatically cease to be Collateral and the permanent replacement shall automatically become Collateral if title to the replacement Item passes to the Borrower, whether by conveyance, contract or operation of law. Collateral shall include an assignment of each Intercompany Lease affecting the Aircraft from the Borrower and each Permitted Third Party User, the Account subject to the Account Charge and the other “Collateral” howsoever described or defined in each of the other applicable Finance Documents.

“Collection Account” means an account of the BHL with the Account Bank specified as such in the Account Charge.

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Company Additions” means the following to the extent not purchased by the Borrower with proceeds of a Loan:

(a)	any items not part of the specifications of the Aircraft which are on the Aircraft and owned by the Borrower, the Parent Guarantor, or any Permitted Third Party User; and

(b)	personal effects of any passenger.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum which is the aggregate of the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrower and each Finance Party.

“Confidential Information” means all information relating to the Borrower, any Obligor, BHL, the Group, the Finance Documents or a Facility of which the Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

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(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

“Contractual Obligation” of any person shall mean any provision of any security issued by such person or of any agreement, instrument or undertaking under which such person is obligated or by which it or any of the property in which it has an interest is bound.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 10 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 9 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

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“Daily Rate” means the rate specified as such in the Reference Rate Terms.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Department” means the Department for Transport of the United Kingdom.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group.

“Engines” means the engines attached to the Aircraft and fully described in the Mortgage, whether or not any of such engines may from time to time be installed on the airframe, provided however that if any such engine is permanently replaced by another engine that is attached to the Aircraft and the Borrower has title to such replacement engine, the Security under the Finance Documents shall attach to such engine and be released or deemed released as to the relinquished engine.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency”(as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Event of Loss” means, with respect to any Collateral, any of the following events:

(a)	loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b)	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss;

(c)

the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) (other than, in the case of the SAR Contract, the Department pursuant to SAR Contract Condition 42 or SAR Contract Condition 58 and in the case of the UKSAR2G Contract, pursuant to UKSAR2G Contract Condition 33 or UKSAR2G Contract Condition 6) or of any state or local authority or any instrumentality or agency of the foregoing (“Requisition of Use”) which in the case of a Requisition of Use extends for a period of twelve (12) consecutive months;

(d)

as a result of any rule, regulation, order or other action by any foreign or domestic or Governmental Authority (including, without limitation, the Governmental Authority) having jurisdiction over the aircraft and its operation:

(i)	the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of thirty (30) days; or

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(ii)	the Borrower shall be required to divest itself of its rights, title or interest in such property.

The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, or unfitness for use for the stated period.

“Facility” means Facility A or Facility B.

“Facility A” means the term loan facility made available under this Agreement in relation to the Facility A Aircraft as described in Clause 2.1 (The Facilities).

“Facility A Aircraft” means, collectively, the Aircraft described in paragraphs (c), (d) and (e) of the definition of “Aircraft”.

Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Secured Obligations” means all present and future obligations and liabilities at any time due, owing or incurred by any Obligor or BHL to any Secured Party as they relate to Facility A or the Facility A Aircraft under the Finance Documents, whether actual or contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, including the obligations set out in Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent));

“Facility A Secured Obligations Discharge Date” means the date on which all of the Facility A Secured Obligations have been unconditionally and irrevocably discharged.

“Facility B” means the term loan facility made available under this Agreement in relation to the Facility B Aircraft as described in Clause 2.1 (The Facilities).

“Facility B Aircraft” means, collectively the Aircraft described in paragraphs (a) and (b) of the definition of “Aircraft”.

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“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Secured Obligations” means all present and future obligations and liabilities at any time due, owing or incurred by any Obligor or BHL to any Secured Party as they relate to Facility B or the Facility B Aircraft under the Finance Documents, whether actual or contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, including the obligations set out in Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)).

“Facility B Secured Obligations Discharge Date” means the date on which all of the Facility B Secured Obligations have been unconditionally and irrevocably discharged.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

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(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent, the Security Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Final Disposition” means the completion of a sale of the Aircraft or a transfer of the Aircraft’s rights to a new operator or supplier pursuant to SAR Contract Condition 58 or UKSAR2G Contract Condition 6 or paragraph (b) of Clause 18.16.

“Finance Document” means this Agreement, the Parent Guarantee, the Assurance Letter, the Subordination Agreements, any Fee Letter, any Reference Rate Supplement, any Compounding Methodology Supplement, any Security Document and any other document designated as such by the Agent and the Borrower.

“Finance Parties’ Liens” has the meaning given to the term in Clause 19.1 (Provisions relating to the SAR Contract).

“Finance Party” means the Agent, the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means, in relation to a person, any indebtedness for or in respect of, without duplication:

(a)	obligations of such Person for borrowed money;

(b)	obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(c)

obligations of such person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade) that are treated as debt in accordance with GAAP;

(d)	obligations of such person under any conditional sale or other title retention agreement(s) relating to property acquired by such person;

(e)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

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(f)	all obligations, contingent or otherwise, of such person in respect of letters of credit, acceptances or similar extensions of credit;

(g)	guarantees of such Person of the type of Financial Indebtedness described in clauses (a) through (f) above;

(h)	Financial Indebtedness of a third party secured by any Security on property owned by such person, whether or not such Financial Indebtedness has been assumed by such person;

(i)	disqualified stock of such person;

(j)	off-balance sheet liabilities; and

(k)	all hedging obligations.

“Fiscal Quarter” means, with respect to any person, any fiscal quarter of such person.

“Fiscal Year” means, with respect to any person, any fiscal year of such person.

“Full Life Appraised Value” means, in respect of an Aircraft, the appraised current value based on full life condition.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.2 (Cost of funds).

“GAAP” means the generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of paragraph (e) of Clause 1.2 (Construction) and Clause 1.5 (Accounting Terms and Determination).

“Governmental Authority” shall mean the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority (including, without limitation, any aviation authority), instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means the Parent Guarantor and its Subsidiaries for the time being.

“Half Life Appraised Value” means, in respect of an Aircraft, the appraised current value based on a half-life condition and without taking into account the Maintenance Base Adjustment.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IDERA” means, in respect of any jurisdiction in which it is possible to register an International Interest, an irrevocable deregistration and export authorisation (in the form annexed to the Protocol) in favour of the lessor or owner (as applicable).

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“Imposition” has the meaning given to it in Clause 18.12 (Taxes).

“Indemnitee” has the meaning given to it in Clause 14.2 (Other Indemnities).

“Initial Appraised Value” means the Appraised Value of an Aircraft calculated in accordance with the valuations provided prior to the Utilisation Date in accordance with sub-paragraph (xxiii) of paragraph 1 of Schedule 2 (Conditions Precedent) and delivered by the Borrower (or any member of the Group on behalf of the Borrower) to the Agent.

“Intercompany Lease” means a lease with respect to any Aircraft by and between the Borrower as lessor, and BHL or any other Permitted Third Party User as lessee, or between BHL or any other Permitted Third Party User, as sublessor, and any other Permitted Third Party User, as sublessee; provided, that with regard to such lease, such lease shall be in the form agreed by the Agent prior to the Utilisation Date or such other form acceptable to the Agent and provided further that a copy of such lease shall be provided to each Lender and the Security Agent.

“Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“International Interest” means international interest as defined in the Cape Town Convention and shall include prospective international interest, as applicable to the Engines.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“ITA” means the Income Tax Act 2007.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lease Assignment” means, in relation to an Intercompany Lease, an assignment by way of security, by the Borrower, BHL or a Permitted Third Party User to the Security Agent with respect in the form satisfactory to the Lenders which, inter alia, allows the Borrower to be paid rentals and all other sums due and owing under such Intercompany Lease unless the Security Agent otherwise directs when an Event of Default is continuing.

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“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or a Facility B Loan.

“Lookback Period” means the number of days specified as such in the Reference Rate Terms.

“LTV Additional Collateral” has the meaning giving to the term in Clause 21.1 (LTV Test).

“LTV Ratio” means, at any given time, an amount (expressed as a percentage) which is equal to (A/B) x 100, where:

A =    the aggregate outstanding amount of the Loans and the Other Loan attributable to all Aircraft and the Other Aircraft at such time; and

B =    the aggregate of (i) the Appraised Value of all Aircraft and the Appraised Value (as defined in the BALL Facility Agreement) of the Other Aircraft, and (ii) the value of any additional Collateral provided pursuant to Clause 21.1 (LTV Test) and the value of any additional collateral provided pursuant to the equivalent provision of the BALL Facility Agreement.

“LTV Test Date” means each of the dates listed in the column named “Test Dates” in the definition of Maximum LTV Ratio and, only in order to establish that an LTV Required Amount can be released from the Collection Account, the date that the Borrower elects in accordance with paragraph (c) Clause 21.1 (LTV Test).

“LTV Trigger Event” means that, on any LTV Test Date, the LTV Ratio is greater than the applicable Maximum LTV Ratio provided that for the purposes of the Finance Documents, such LTV Trigger Event will be deemed to be continuing until such time as on any subsequent LTV Test Date, the LTV Ratio is reduced to a percentage equal to or lower than the then applicable Maximum LTV Ratio.

“Maintenance Adjusted Appraised Value” means, in respect of an Aircraft, the appraised current value of that Aircraft based on half-life condition, increased or reduced by the amount of any Maintenance Base Adjustment.

“Maintenance Base Adjustment” means, with respect to the determination of the Maintenance Adjusted Appraised Value, based on and taking into account the latest available technical data in respect of the relevant Aircraft as provided by or on behalf of the Borrower to the relevant Appraiser including, inter alia:

(a)	the utilisation of the relevant Aircraft since its last major check;

(b)	time elapsed since the last full performance restoration of each Engine; and

(c)	time elapsed since the last major overhaul of the landing gear and (if applicable) the APU.

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“Maintenance Program” shall mean, as it relates to any particular Aircraft, the manufacturer’s airframe maintenance program to the extent it provides coverage for any existing applicable warranty, and thereafter, either the manufacturer’s service program or an agreement which provides for the maintenance and/or overhaul of the airframe and engines consistent with the maintenance programs that cover helicopters of similar model type in the Parent Guarantor’s helicopter fleet from time to time provided however, that if the entire fleet of the Parent Guarantor’s aircraft engaged in search and rescue operations pursuant to contracts with any Governmental Authority of the same make and model are not covered by a manufacturer’s or other third party’s maintenance program, then the Maintenance Program shall mean the Borrower’s approved maintenance program administered by itself or its Affiliate with respect to such Aircraft.

“Major Damage Threshold” means an amount equal to US$500,000.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

“Mandatory Prepayment Event” means any event or circumstance specified as such in Clause 7.4 (Mandatory Prepayment Events).

“Margin” means the percentage rate per annum specified as such in the Reference Rate Terms.

“Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, (i) a material adverse change in, or a material adverse effect on the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Group taken as a whole, or (ii) a material impairment on the ability of the Borrower, BHL or the Parent Guarantor, to perform any of their respective material obligations under the Finance Documents or consummate the transactions described herein.

“Maximum LTV Ratio” means, in respect of any Test Date and the determination of the LTV Ratio, the percentage rate calculated by reference to the table below:

Test Date	Maximum LTV Ratio
31 December 2023	eighty per cent. (80%)
31 December 2024	seventy five per cent. (75%)

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Test Date	Maximum LTV Ratio
31 December 2025	seventy five per cent. (75%)
31 December 2026	seventy per cent. (70%)
31 December 2027	sixty five per cent. (65%)
31 December 2028	sixty per cent. (60%)
31 December 2029	fifty five per cent. (55%)
31 December 2030	fifty per cent. (50%)
31 December 2031	forty five per cent. (45%)
31 December 2032	forty per cent. (40%)
31 December 2033	thirty five per cent. (35%)
31 December 2034	thirty per cent. (30%)
31 December 2035	twenty five per cent. (25%)

and in the case of testing the LTV Ratio in connection with Clause 21.1(c)(i)(A) on any date not referred to above, the then applicable Maximum LTV Ratio shall be the ratio which results from interpolating on a linear basis between the Maximum LTV Ratio applicable to the immediately preceding scheduled LTV Test Date and the Maximum LTV Ratio applicable to the immediately succeeding scheduled LTV Test Date.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms.

“Mortgage” shall mean, in relation to an Aircraft, a Deed of Mortgage or other document creating Security in favour of the Security Agent for the benefit of the Lenders against that Aircraft securing payment of the Secured Obligations and governed by the laws of England and Wales.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“NatWest Group” means NatWest Group plc and its subsidiaries and subsidiary undertakings.

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“Net Cash Proceeds” means the cash proceeds payable in respect of an Aircraft comprising or in connection with sale proceeds, insurance proceeds, compensation proceeds relating to a termination or Partial Termination of the SAR Contract or the UKSAR2G Contract and similar Collateral proceeds (but excluding receivables payable in the ordinary course under the SAR Contract or UKSAR2G Contract).

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Obligor” means the Borrower or the Parent Guarantor.

“OEF Payment” has the meaning given to the term in Clause 19.1(b).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Option Exercise Fee” has the meaning given to it in the SAR Contract.

“Original Financial Statements” means, in relation to the Parent Guarantor:

(a)

the annual audited financial statements of the Group for the Fiscal Year ended 31 March 2022, including the balance sheet, income statement and cash flow statement, each audited by independent public accountants of recognised national standing and prepared in conformity with GAAP; and

(b)	the consolidated financial statements of the Parent Guarantor for the Fiscal Quarter ended September 2022.

“Other Aircraft” means each of the Aircraft as defined in and financed under the BALL Facility Agreement.

“Other Loan” means the loan(s) made or to be made under the BALL Facility Agreement.

“Parent Guarantee” means the guarantee agreement dated on or about the date of this Agreement and made by the Parent Guarantor in favour of the Security Agent.

“Parent Guarantor” means Bristow Group Inc. a company incorporated in Delaware whose registered address is 1209 Orange St, Wilmington, DE 19801, USA.

“Partial Termination” means the partial termination of the SAR Contract or the UKSAR2G Contract (as applicable) resulting in one or more of Aircraft no longer being used in service of the SAR Contract or UKSAR2G Contract (as applicable).

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Maintenance Jurisdiction” means the United States of America, Canada, Norway, Switzerland and any member state of the European Union from time to time.

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“Permitted Security” mean:

(a)	the Security in favour of the Agent, the Security Agent and the Lenders under the Finance Documents;

(b)	Security for taxes either not yet due or being contested;

(c)

materialmen’s, mechanic’s, workmen’s, repairmen’s, employee’s, airport’s, navigation authority’s or other like Security arising in the ordinary course of business of any Finance Party for sums not yet overdue or being contested;

except that any such contest described in paragraphs (b) or (c) must be conducted by such Obligor, as applicable, in good faith, with due diligence and by appropriate proceedings, so long as such proceedings do not involve, in the Security Agent’s judgment, any material danger of the sale, foreclosure, transfer, forfeiture or loss of the Collateral, or title thereto, the rights of the Security Agent and each Lender hereunder or the Security Agent’s or such Lender’s interest therein, and for the payment of which adequate reserves are being maintained in accordance with GAAP or other appropriate provisions satisfactory to the Security Agent have been made; and with respect to any such Security existing at the time the related Collateral shall become subject to Lender’s Security, such Security must be effectively subordinated, as and to the extent required in any of the Finance Documents;

(d)

Security to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

(e)	any Permitted Third Party Agreements permitted in accordance with this Agreement;

(f)	Security created under the Maintenance Program;

(g)	until the relevant Switch Date, the Department’s rights to acquire an Aircraft pursuant to and in accordance with SAR Contract Condition 58;

(h)	following the relevant Switch Date, the Department’s right to acquire an Aircraft pursuant to and in accordance with the UKSAR2G Contract Condition 6;

(i)	Security created by the Agent, the Security Agent or any Lender; and

(j)	any lien or right of set-off arising under the general terms and conditions of the banking relationship of BHL with the Account Bank in relation to the Account.

“Permitted Third Party Agreement” means:

(a)	the Intercompany Leases;

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(b)	any timeshare agreements or intercharge agreements:

(i)	in which the Borrower remains in operational control of the Aircraft; and

(ii)	which are entered into by and between the Borrower and a Permitted Third Party User.

“Permitted Third Party User” shall mean the Parent Guarantor or any Affiliate of the Parent Guarantor (other than the Borrower).

“Plan” means:

(a)

any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA; and Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA; and

(b)	the defined benefit plan of a United Kingdom Subsidiary.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Records” means, any and all logs, manuals, certificates and data and inspection, modification, maintenance, engineering, technical and overhaul records (whether in written or electronic form) with respect to the airframe, the Engines, the APU, or any other parts of an Aircraft, or any other Collateral, including without limitation, all records (i) required to be maintained by any Governmental Authority having jurisdiction, or by any manufacturer or supplier with respect to the enforcement of warranties or otherwise, (ii) evidencing the Borrower’s compliance with Applicable Standards, or (iii) with respect to any maintenance service program.

“Reference Rate Supplement” means a document which:

(a)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c)	has been made available to the Borrower and each Finance Party.

“Reference Rate Terms” means the terms set out in Schedule 8 (Reference Rate Terms) or in any Reference Rate Supplement.

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“Register” has the meaning assigned to such term in Clause 23.9 (Registered form).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Party” shall mean, with respect to any specified person, such person’s Affiliates and the respective successors, assigns, trustees, directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release Amount” means, in respect of an Aircraft, an amount equal to:

(a)

the aggregate principal amount then outstanding under the aggregate of the Loans on any date of determination multiplied by a fraction whose numerator is the most recent Appraised Value of such Aircraft, and the denominator is the most recent Appraised Value of all Aircraft;

(b)	all accrued, but unpaid interest; and

(c)

any amounts due, owing or payable in respect of such Aircraft in accordance with this Agreement or other Finance Documents (other than contingent indemnification obligations and other contingent payment obligations in each case for which no claim has been made).

“Release Fee” has the meaning given to the term in the Assurance Letter.

“Relevant Default” means:

(a)	a Default by the Borrower in respect of any payment obligation hereunder; or

(b)

an involuntary proceeding commenced or an involuntary petition filed seeking (A) liquidation, reorganization or other relief in respect of an Obligor, BHL, BALL or any of that Obligor’s BHL’s or BALL’s respective debts, or any substantial part of its respective assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (B) the appointment of a custodian, trustee, receiver, liquidator or other similar official for an Obligor, BALL, BHL or for a substantial part of that Obligor’s BHL’s or BALL’s respective assets.

“Relevant Market” means the market specified as such in the Reference Rate Terms.

“Repayment Dates” means 31 March, 30 June, 30 September and 31 December of each year up to and including the Termination Date.

“Repayment Instalment” has the meaning given to the term in Clause 6 (Repayment).

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“Repayment Schedule” means the repayment schedule to be prepared by the Agent (substantially in the form attached as Schedule 13 (Repayment Schedule)), in consultation with the Borrower and the Lenders, pursuant to Clause Schedule 13 (Repayment Schedule), or any replacement repayment schedule prepared in accordance therewith, acknowledged by the Borrower and the Agent.

“Reporting Day” means the day (if any) specified as such in the Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requirement of Law” for any person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Responsible Officer” shall mean any of the manager, managing member, president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or a vice president or any other officer or legal personnel of the Borrower, BHL, the Parent or any Permitted Third Party User or such other representative of the Borrower, BHL, the Parent Guarantor or any Permitted Third Party User as may be designated in writing by any one of the foregoing with the consent of the Agent.

“Restricted Remedies” has the meaning given to the term in Clause 22.15 (Enforcement – Restricted Remedies).

“RFR” means the rate specified as such in the Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the Reference Rate Terms.

“Sanction” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the government of United States of America (including without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or the Treasury of the United Kingdom.

“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject or target of any Sanction that broadly prohibits trade or investment with that country, region or territory.

“Sanctioned Person” means:

(a)

a person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at aspxhttps://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists, or as otherwise published from time to time;

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(b)	a person named on the Sanctioned Entities List maintained by the U.S. Department of State available at http://www.state.gov, or as otherwise published from time to time;

(c)

a person named on the lists maintained by the United Nations Security Council available at https://www.un.org/securitycouncil/content/un-sc-consolidated-list, or as otherwise published from time to time;

(d)

a person named on the lists maintained by the European Union available at https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en, or as otherwise published from time to time;

(e)

a person named on the lists maintained by the Treasury of the United Kingdom available at https://www.gov.uk/government/collections/financial-sanctions-regime-specific-consolidated-lists-and-releases, or as otherwise published from time to time;

(f)	any person physically located, organized or resident in a Sanctioned Country; or

(g)	any person controlled by any such person listed in paragraphs (a) to (f) above, to the extent that applicable Sanctions prohibit transactions with such controlled person.

“SAR Addendum” shall mean the UK Search and Rescue Addendum attached as Schedule 11 (SAR Addendum).

“SAR Contract” shall mean Contract No. NRP 10045 UKSARH by and between BHL and the Department, pursuant to which BHL provides search and rescue services on a long-term basis on behalf of the Department.

“SAR Contract Condition 42” has the meaning given such term in clause (a) of Clause 19.1 (Provisions relating to SAR Contract).

“SAR Contract Condition 58” has the meaning given such term in clause (a) of Clause 19.1 (Provisions relating to SAR Contract).

“Secured Obligations” means each of:

(a)	the Facility A Secured Obligations;

(b)	the Facility B Secured Obligations; and

(c)	the BALL Secured Obligations.

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“Secured Obligations Discharge Date” means the date on which all of the Secured Obligations have been unconditionally and irrevocably discharged.

“Secured Parties” means the Security Agent, any Receiver or Delegate, the Agent, each Lender and the Arranger from time to time party to this Agreement.

“Security” means a mortgage, charge, pledge, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing) intended to assure or support payment or performance of any obligation.

“Security Agent’s Spot Rate of Exchange” means the Security Agent’s spot rate of exchange (if it has one, or if not, the spot rate of exchange of an internationally recognised bank selected by the Security Agent (acting reasonably) for this purpose) for the purchase of the relevant currency with sterling or other relevant currency in the London (or other relevant) foreign exchange market at or about 11:00 a.m. (local time) on a particular day.

“Security Documents” means each of the Mortgages, each of the Aircraft Interest Holder Agreements, the Lease Assignments, the Account Charge, together with any other document entered into by any Obligor or BHL creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors’ or BHL’s under any of the Finance Documents.

“Security Period” means the period commencing on the date hereof and expiring on the Secured Obligations Discharge Date.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).

“State of Registration” means the United Kingdom.

“Subordination Agreement” means a subordination agreement executed or to be executed by a Permitted Third Party User with respect to the Aircraft to serve as Collateral.

“Subsidiary” shall mean, with respect to any person (the “parent”), any corporation, partnership, joint venture, limited liability company, trust, association or other entity of which securities or other ownership interests representing more than fifty per cent. (50%) of the equity or more than fifty per cent. (50%) of the ordinary voting power, or in the case of a partnership, more than fifty per cent. (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, together with any other corporation, partnership, joint venture, limited liability company, trust, association or other entity, the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

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“Switch Date” means, in relation to an Aircraft, the date on which the SAR Contract is substituted in all respects by the UKSAR2G Contract in relation to that Aircraft pursuant to which the UKSAR2G Contract will govern the relationship between the Department and BHL in relation to the provision of search and rescue services in respect of that Aircraft on a long-term basis.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means 31 March 2036.

“Total Commitments” means the aggregate of the Commitments, being £70,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UKSAR2G Addendum” shall mean the Addendum 2 – UKSAR2G Addendum attached as Schedule 12 (UKSAR2G Addendum).

“UKSAR2G Contract” means the contract dated 21 July 2022 and made between BHL and the Department, pursuant to which BHL provides search and rescue services on a long-term basis on behalf of the Department, which shall replace in all respects the SAR Contract.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

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“Unpaid Sum” means any sum due and payable but unpaid by an Obligor or BHL under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the utilisation of a Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loans are to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Account Bank”, “Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Obligor”, “BHL” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent in accordance with this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

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(iii)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)	a “group of Lenders” includes all the Lenders;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(x)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	Words importing the plural shall also include the singular and vice versa.

(e)

Subject to Clause 1.5 (Accounting Terms and Determination), unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Guarantor delivered pursuant to Clause 18.1 (Financial Statements).

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(f)	A Default (including an Event of Default) is “continuing” if it has not been remedied or waived.

(g)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.

(h)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(i)	Any Reference Rate Supplement overrides anything in:

(i)	Schedule 8 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(j)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 9 (Daily Non-Cumulative Compounded RFR Rate); or

(ii)	any earlier Compounding Methodology Supplement.

1.3	Currency symbols and definitions

“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom.

“$”, “USD” and “US dollars” denote the lawful currency of the United States of America.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in any Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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1.5	Accounting Terms and Determination

If:

(a)

any change in accounting principles from those used in the preparation of the financial statements of the Parent Guarantor referred to in Clause 18.1 (Financial Statements) is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement; or

(b)

there is a material change in federal, state or foreign tax laws which materially affects any of the Borrower and their Subsidiaries’ ability to comply with the covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Majority Lenders or, if required by Clause 36.2 (All Lender matters) all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

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SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a sterling term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)	a sterling term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose

All amounts borrowed by the Borrower under:

(a)	Facility A will be used for the purposes of refinancing, or partially refinancing, the Facility A Aircraft and for general working capital purposes relating to the UKSAR2G Contract; and

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(b)	Facility B will be used for the purposes of refinancing, or partially refinancing, the Facility B Aircraft and for general working capital purposes relating to the UKSAR2G Contract.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Conditions

(a)

The Borrower may not deliver the Utilisation Request unless the Agent has received the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (unless otherwise waived by the Agent). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Prior to the service of the Utilisation Request, the Borrower shall agree to execute and deliver, and shall procure that the Department executes and delivers, the Assurance Letter in the form approved by the Department, the Borrower, the Parent Guarantor, BHL, and the Finance Parties.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Utilisation Specific Conditions precedent

The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ Participation) if, on the proposed Utilisation Date the Agent shall have received the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent to Utilisation) in form and substance satisfactory to the Agent (unless otherwise waived by the Agent).

4.3	Maximum Amount and Timing of Utilisation

(a)	The Utilisation Request issued by the Borrower under the Facilities must comply with the following requirements:

(i)

the aggregate amount of the Utilisation under the Facilities shall be an amount which when aggregated with the amount drawn or to be drawn under the Facility (as such term is defined under the BALL Facility Agreement) must not exceed an amount equal to eighty per cent. (80%) of the aggregate of:

(A)	the Initial Appraised Value for all Aircraft; and

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(B)	the Initial Appraised Value (as defined in the BALL Facility Agreement) of the Other Aircraft under the BALL Facility Agreement,

on to the proposed Utilisation Date;

(ii)	the aggregate amount of the Utilisation, under the Facilities on or before the date of such Utilisation, will not exceed the Total Commitments.

(b)	No Utilisation may take place after the end of the Availability Period.

(c)	The Utilisation shall take place at the same time as the utilisation under the BALL Facility Agreement.

4.4	Delivery of documents

All of the Finance Documents, certificates, legal opinions and other documents referred to in this Clause 4, unless otherwise specified, shall be delivered to the Agent (or its counsel) for the account of each of the Lenders in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Agent.

4.5	Post Utilisation

(a)

On or promptly after the Utilisation Date the Borrower shall ensure that the Agent receives from Aircraft Title Counsel evidence that appropriate registrations of International Interests have been made on the International Registry in favour of the Security Agent. The Borrower shall further ensure that within five (5) Business Days, the Agent shall have received a favourable opinion from Aircraft Title Counsel who made the International Registry registrations, in each case, relating to the ownership and lien status of each Aircraft after the filing of the Mortgage or other registration of the security interest in favour of the Security Agent.

(b)

The Borrower shall, promptly after the Utilisation Date and in any event no later than the date falling 90 days after the Utilisation Date, procure that BHL opens the Account and enters into an Account Charge (together with any account control agreement or notice and acknowledgement as applicable) in relation to the Account and deliver to the Agent, corporate resolutions and legal opinions in relation to such Account Charge.

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(c)	In the event that, on or before the end of the Availability Period:

(i)

the Department declines in writing to provide the necessary authorizations described in paragraph (xxi) of paragraph 1 of Part II of Schedule 2 (Conditions Precedent) of this Agreement or the U.S. Department of State declines in writing to provide the ITAR authorizations; or

(ii)	if applicable, the Department declines in writing to provide authorisations for the continued financing of the Aircraft under this Facility;

(iii)

the parties are unable to agree on the form of Finance Documents (other than this Agreement) to be executed as of the Utilisation Date, the Borrower has given notice to the Agent that the undrawn amount of the Lenders’ Commitments is reduced to zero; or

(iv)	the Borrower does not fulfil the conditions for Utilisation set forth herein,

this Agreement shall terminate without further force and effect, but without prejudice to any obligations of the Borrower in respect of payments for fees and expenses under this Agreement and any Fee Letter.

4.6	Repayment Schedule

(a)

Upon receipt of a Utilisation Request in accordance with the provisions of this Agreement, the Agent shall in consultation with the Borrower and the Lenders, prepare a repayment schedule (or revised repayment schedule, as applicable) in respect of a Loan. Such repayment schedule shall be calculated so that the relevant Loan will amortize on the basis that the Borrower will repay a Loan in equal consecutive quarterly instalments commencing on 31 March 2023 until the Termination Date and the Agent and the Borrower will acknowledge such repayment schedule on or prior to the Utilisation Date and each Lender and the Security Agent hereby authorise the Agent to execute such acknowledgement on its behalf.

(b)

Following any partial prepayment of a Loan is made pursuant to Clause 7 (Prepayment and Cancellation), the Agent shall in consultation with the Borrower and the Lenders prepare a revised repayment schedule calculated on the same basis as the most recently prepared Repayment Schedule but taking into account the relevant partial prepayment and its required manner of application pursuant hereto. The Agent will then promptly send a copy of such revised repayment schedule to the Borrower and to each of the other Finance Parties, and the Agent and the Borrower will promptly sign an acknowledgement to such revised repayment schedule, upon which the then existing Repayment Schedule shall be treated as being null and void and the revised repayment schedule shall (in the absence of manifest error) take effect as the Repayment Schedule from the date that the prepayment is made in accordance with Clause 7 (Prepayment and Cancellation),and all payments hereunder shall thenceforth be made in accordance therewith. Each Lender and the Security Agent hereby authorise the Agent to execute such acknowledgement of the revised repayment schedule on its behalf.

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SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrower may utilise the Facilities by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)	it specifies that the currency of the Utilisation is sterling,

(b)	Only one (1) Utilisation Request may be served under this Agreement in respect of the Facilities for all Aircraft.

5.3	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan, in each case, by the Specified Time.

5.4	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loans

The Borrower shall repay each Loan by equal consecutive quarterly instalments (the “Repayment Instalments” and each a “Repayment Instalment”), each payable on the Repayment Dates the first of which shall be repaid on 31 March 2023 and the last, on the Termination Date, in accordance with the relevant Repayment Schedule.

6.2	No re borrowing

The Borrower may not reborrow any part of a Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £1,000,000) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

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7.3	Voluntary prepayment of Facility

(a)

Subject to paragraphs (b) (c), (d) and (e) below, the Borrower may, if it gives the Agent not less than five (5) RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of £1,000,000).

(b)	Each Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

(c)

If a prepayment of a Loan (in whole or in part) in accordance with this Clause 7.3 (Voluntary prepayment of Facility) is made, the Borrower shall pay to the Agent for the account of the Lenders on the date of such prepayment a prepayment fee equal to:

(i)

if such prepayment occurs from the Utilisation Date to (but excluding) the date falling eighteen (18) months after the Utilisation Date (the “First Call Date”), one per cent. (1%) of the aggregate amount prepaid;

(ii)	if such prepayment occurs on or after the First Call Date, zero prepayment fee shall be required to be paid.

(d)	The Borrower may make a prepayment under this Clause 7.3 (Voluntary prepayment of Facility) no more than four (4) times in every 12-month period.

(e)	The Facility A Loan may only be prepaid in full after the later of (i) the Facility B Secured Obligations Discharge Date and (ii) the BALL Secured Obligations Discharge Date.

7.4	Mandatory Prepayment Events

(a)	A Mandatory Prepayment Event shall occur if:

(i)	any Aircraft is subject to a Final Disposition in accordance with the terms of the SAR Contract or the UKSAR2G Contract, as applicable, or paragraph (b) of Clause 18.16 (Sale of Collateral) applies;

(ii)	an Aircraft is subject to an Event of Loss;

(iii)	either the SAR Contract or UKSAR2G Contract is:

(A)	terminated; or

(B)	subject to a Partial Termination,

provided, however, that, the substitution of the SAR Contract with the UKSAR2G Contract at the end of its scheduled term on the Switch Date relevant to each Aircraft, will not constitute a Mandatory Prepayment Event;

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(iv)

an Intercompany Lease of an Aircraft is terminated unless a replacement Intercompany Lease is entered into for such Aircraft and such replacement Intercompany Lease is subject to a Lease Assignment, in each case, on or prior to such termination;

(v)	BHL is replaced by a Replacement Supplier which does not meet the requirements set out in Clause 19.2(g) (Provisions relating to the UKSAR2G Contract).

(b)

At any time following the occurrence of a Mandatory Prepayment Event in the case of a Mandatory Prepayment Event described in Clause 7.4(a)(i), the Release Amount in respect of the Aircraft which is the subject of a Final Disposition will become immediately due and payable by the Borrower.

(c)

At any time following the occurrence of a Mandatory Prepayment Event in the case of a Mandatory Prepayment Event described in Clause 7.4(a)(ii), the Borrower shall repay the relevant Loan in the amount of the Release Amount as it relates to such Aircraft, promptly upon its receipt of the insurance proceeds relating to such Event of Loss but in no event later than ninety (90) days after the occurrence of such Event of Loss (irrespective of whether any or all of such proceeds have been received). Upon the Agent’s receipt in good funds of all of the amounts required to be paid pursuant to the preceding sentence (whether by applying Borrower’s payment of such amounts, or any such insurance proceeds, or both), the Security Agent shall release the Collateral created pursuant to the applicable Finance Documents relating to such Aircraft, and, provided that no Relevant Default or Event of Default has occurred and is continuing, the Agent shall promptly remit to the Borrower any such insurance proceeds so received by the Agent, in excess of the Release Amount and the relevant Aircraft will cease to be an “Aircraft” for the purposes of this Agreement.

(d)

At any time following the occurrence of a Mandatory Prepayment Event in the case of a Mandatory Prepayment Event described in sub-paragraph (A) of Clause 7.4(a)(iii), the Agent may (acting on the instructions of the Majority Lenders) declare that each Loan shall immediately become due and payable by the Borrower.

(e)

At any time following the occurrence of a Mandatory Prepayment Event, in the case of a Mandatory Prepayment Event described in sub-paragraph (B) of Clause 7.4(a)(iii), the Borrower shall repay the relevant Loan in the amount of the Release Amount as it relates to such Aircraft promptly upon its receipt of the compensation proceeds relating to such Partial Termination but in no event later than ninety (90) days after the occurrence of such Partial Termination (irrespective of whether any or all of such proceeds have been received). Upon the Agent’s receipt in good funds of all of the amounts required to be paid pursuant to the preceding sentence (whether by applying Borrower’s payment of such amounts, or any such

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compensation proceeds, or both), the Security Agent shall release the Collateral created pursuant to the applicable Finance Documents relating to such Aircraft, and, provided that no Relevant Default or Event of Default has occurred and is continuing and, no LTV Trigger Event is continuing, the Agent shall promptly remit to the Borrower any such compensation proceeds so received by the Agent, in excess of the Release Amount and the relevant Aircraft will cease to be an “Aircraft” for the purposes of this Agreement.

(f)

At any time following the occurrence of a Mandatory Prepayment Event in the case of a Mandatory Prepayment Event described in Clause 7.4(a)(iv), the Release Amount in respect of the Aircraft which is not subject to an Intercompany Lease which is subject to a Lease Assignment, will become immediately due and payable by the Borrower.

(g)

At any time following the occurrence of a Mandatory Prepayment Event in the case of a Mandatory Prepayment Event described in Clause 7.4(a)(v), the Agent may (acting on the instructions of the Majority Lenders) declare that each Loan shall immediately become due and payable by the Borrower.

7.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

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(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may, on 5 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.11 (Pro rata interest settlement)) and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.6	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

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(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and the prepayment fee payable in accordance with paragraph (c) of Clause 7.3 (Voluntary prepayment of Facility).

(c)	The Borrower may not reborrow any part of a Loan which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility in will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments

(a)	Any prepayment of a Loan pursuant to Clause 7.3 (Voluntary prepayment of Loan) shall be applied pro rata to each Lender’s participation in that Loan.

(b)

If the Facility A Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) then the amount of the Repayment Instalments for each Repayment Date falling after the prepayment will reduce, at the election of the Borrower:

(i)	pro rata across all Repayment Instalments;

(ii)	in chronological order; or

(iii)	in inverse chronological order,

by the amount of that Loan so prepaid.

(c)

If the Facility B Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) then the amount of the Repayment Instalments for each Repayment Date falling after the prepayment will reduce, at the election of the Borrower:

(i)	pro rata across all Repayment Instalments;

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(ii)	in chronological order; or

(iii)	in inverse chronological order,

by the amount of that Loan so prepaid.

(d)

If there is a partial prepayment of Facility A Loan pursuant to this Clause 7 (Prepayment and Cancellation) other than a prepayment made in accordance with Clause 7.3 (Voluntary prepayment of Loan), then the amount of the Repayment Instalments for each Repayment Date falling after the prepayment will reduce, at the election of the Agent:

(i)	pro rata;

(ii)	in chronological order; or

(iii)	in inverse chronological order,

across the Repayment Instalments against one or both Loans by the amount of that Loan so prepaid.

(e)

If there is a partial prepayment of Facility B Loan, pursuant to this Clause 7 (Prepayment and Cancellation) other than a prepayment made in accordance with Clause 7.3 (Voluntary prepayment of Loan), then the amount of the Repayment Instalments for each Repayment Date falling after the prepayment will reduce, at the election of the Agent:

(i)	pro rata;

(ii)	in chronological order; or

(iii)	in inverse chronological order,

across the Repayment Instalments against one or both Loans by the amount of that Loan so prepaid.

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SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8.2	Payment of interest

The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period.

8.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notifications

(a)	The Agent shall promptly upon an Interest Payment being determinable notify:

(i)	the Borrower of that Interest Payment;

(ii)	each relevant Lender of the proportion of that Interest Payment which relates to that Lender’s participation in the relevant Loan; and

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(iii)	the relevant Lenders and the Borrower of:

(A)	each applicable rate of interest relating to the determination of that Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan.

This paragraph (a) shall not apply to any Interest Payment determined pursuant to Clause 10.2 (Cost of funds).

(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to the relevant Loan.

(c)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the relevant Loan to which Clause 10.2 (Cost of funds) applies.

(d)	This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request.

(b)	The Borrower may select each subsequent Interest Period in respect of a Loan in a Selection Notice.

(c)	Each Selection Notice is irrevocable and must be delivered to the Agent no later than the Specified Time.

(d)	If the Borrower fails to select an Interest Period in the Utilisation Request or fail to deliver a Selection Notice to the Agent, then the relevant Interest Period shall, be, three (3) Months.

(e)	The Borrower may select an Interest Period of any period specified in the Reference Rate Terms in relation to the relevant Loan.

(f)

Save for the first Interest Period in respect of a Loan which shall start on the Utilisation Date and end on the first Repayment Date, each subsequent Interest Period shall start on the last day of its preceding Interest Period for that Loan.

(g)

An Interest Period in respect of a Loan that would otherwise extend beyond a Repayment Date shall be of such duration that it shall end on that Repayment Date. The final Interest Period in relation to a Loan shall end on the Termination Date.

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9.2	Non-Business Days

Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms; and

(b)

before the Reporting Time the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent (50%) of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 10.2 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.2	Cost of funds

(a)

If this Clause 10.2 applies to a Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 10.2 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If this Clause 10.2 applies pursuant to Clause 10.1 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the Market Disruption Rate; or

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(ii)

a Lender does not notify a rate to the Agent by the Reporting Time,that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate.

(e)	If this Clause 10.2 applies the Agent shall, as soon as is practicable, notify the Borrower.

11.	FEES

11.1	Structuring fee

The Borrower shall pay to the Arranger a structuring fee in an amount, in the manner and at the times agreed in a Fee Letter.

11.2	Facility fee

The Borrower shall pay to the Lenders a facility fee in an amount, in the manner and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) a security agent fee in the amount and at all times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which:

(a)

where it relates to a Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part II of Schedule 1 (The Original Parties) and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)

where it relates to a Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and is filed with HM Revenue & Customs within 30 days of that date.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable under a Finance Document from an Obligor.

“Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

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(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

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“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in a Loan is effectively connected; and

(c)

fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant Treaty and United Kingdom domestic law from Tax imposed by the United Kingdom on interest payable to that Lender in respect of an advance under a Finance Document, including the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the discretion of the person making the determination acting reasonably and in good faith.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Borrower and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(d)	A payment shall not be increased under paragraph (c) above:

(i)	by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(A)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the published interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority (other than any change that occurs pursuant to, or in connection with the adoption, ratification, approval or acceptance of, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016 in or by any jurisdiction); or

(B)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a) of the definition of Qualifying Lender and:

(1)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Borrower a certified copy of that Direction; and

(2)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a) of the definition of Qualifying Lender and:

(1)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(2)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

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(D)

the relevant Lender is a Treaty Lender and the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

(ii)	by reason of a Tax Deduction on account of Tax imposed by the United States of America:

(A)

pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment or (y) such Lender changes its Facility Office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Facility Office or

(B)

attributable to such Lender’s failure to deliver any withholding certificate on an applicable Form W-8, Form W-9 or any other relevant or successor form that such Lender is legally permitted to deliver or any other withholding statement or other document, authorisation or waiver as the Borrower or Agent may reasonably require to certify or establish an exemption from any such Tax Deduction.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)

Subject to paragraph (ii) below, a Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties); and

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(B)

a Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation in relation to the Borrower and Tax Deductions on account of Tax imposed by the United Kingdom pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	the Borrower making a payment to that Lender has not made the Borrower DTTP Filing in respect of that Lender; or

(ii)	the Borrower making a payment to that Lender has made the Borrower DTTP Filing in respect of that Lender but:

(A)	the Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 30 Business Days of the date of the Borrower DTTP Filing; or

(C)

HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or otherwise terminated or expired (or is due to otherwise terminate or expire within the next three months), and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make the Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(j)	The Borrower shall, promptly on making the Borrower DTTP Filing, deliver a copy of the Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

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(k)	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(l)	If:

(i)	a Tax Deduction should have been made in respect of a payment made by or on account of an Obligor to a Lender under a Finance Document;

(ii)	either:

(A)

the relevant Obligor (or the Agent, if it is the applicable withholding agent) was unaware, and could not reasonably be expected to have been aware, that such Tax Deduction was required and as a result did not make the Tax Deduction or made a Tax Deduction at a reduced rate;

(B)

in reliance on the notifications and confirmation provided pursuant to Clause 12.5 (Lender Status Confirmation), the relevant Obligor did not make such Tax Deduction or made a Tax Deduction at a reduced rate; or

(C)	any Finance Party has not complied with its obligation under paragraphs (b) above and as a result the relevant Obligor did not make the Tax Deduction or made a Tax Deduction at a reduced rate; and

(iii)	the applicable Obligor would not have been required to make an increased payment under paragraph (d) above in respect of that Tax Deduction or increased Tax Deduction,

then the Lender that received the payment in respect of which the Tax Deduction should have been made or made at a higher rate undertakes to promptly, upon a request by that Obligor, reimburse that Obligor for the amount of the Tax Deduction that should have been made (only to the extent the Tax Deduction has not already been accounted for to the taxing authority by the relevant Lender). Any member of the Group shall be entitled to set-off any amount or payment due from a Lender pursuant to this paragraph (l) against any amount or payment owed by a member of the Group (and, in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Agent or, as the case may be, the Security Agent shall treat such set-off as reducing only amounts due to the relevant Lender.

12.3	Tax indemnity

(a)

The Borrower shall (within ten (10) Business Days of demand by the Agent) pay (or procure payment) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party reasonably and in good faith determines will be or has been suffered for or on account of Tax by that Protected Party:

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(i)	in relation to the relevant sum received or receivable under a Finance Document from an Obligor; or

(ii)

arising from the purchase, sale, import, export, registration, non-registration, ownership, leasing, subleasing, performance, transportation, management, servicing, operation, possession, parting with possession, use, disposal, control, condition, testing, acceptance, storage, condition, delivery, non-delivery, design, manufacture, modification, overhaul, conversion, repair, refurbishment, replacement, loss, damage, removal, redelivery, inspection, insurance, reinsurance, lack of insurance, lack of reinsurance, or maintenance of any Aircraft, Engine or Part by any person (whether in the air or on the ground).

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)

under the law of any jurisdiction in which that Finance Party’s Facility Office or other permanent establishment (other than a permanent establishment arising solely from being party to or receiving payments under the Finance Documents) is or has been located in respect of amounts received or receivable in that jurisdiction (or in respect of amounts attributable or allocable to the permanent establishment), if that Tax is imposed on or calculated by reference to the net or overall gross income received or receivable by that Finance Party or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or a branch profits or similar Tax; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated because any of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied;

(C)

(for the avoidance of doubt) is compensated for by Clause 12.6 (Stamp taxes) or Clause 12.7 (VAT) (or would have been so compensated by either Clause but was not so compensated because any of the exceptions set out in the relevant Clause applied);

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(D)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);

(E)	is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Protected Party; or

(F)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent on becoming aware of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party reasonably and in good faith determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party (or any Affiliate) has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (and, where relevant, its Affiliates) (after that payment) in the same after-Tax position as it (and, where relevant, its Affiliates) would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Lender status confirmation

Each Lender, which is not an Original Lender, shall indicate, in the documentation which it executes on becoming a Party as a Lender which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender(on the assumption that all procedural formalities have been completed).

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If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall promptly inform the Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	Stamp taxes

The Borrower shall pay (or procure payment) and, within ten (10) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except:

(a)

(for the avoidance of doubt and without prejudice to Clause 15.2(a) (Limitation of Liability)) any such stamp duty, registration or other similar Tax payable in respect of an assignment or transfer of a Loan (or part thereof) by that Finance Party or other disposal of a Finance Party’s rights or obligations under a Finance Document; or

(b)

to the extent that such stamp duty, registration or other similar Tax becomes payable upon a voluntary registration made by any Finance Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of any Finance Party or obligations of any Party under a Finance Document.

12.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (upon such Finance Party providing an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

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(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably and in good faith determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably and in good faith determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 12.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) (including, for the avoidance of doubt, in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be) or the representative member of such group at such time.

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

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12.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Borrower or Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of the Utilisation Date:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

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(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on an applicable Form W-8, Form W-9 or any other relevant or successor form; and

(B)	any withholding statement or other document, authorisation or waiver as the Borrower or Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)

The Agent shall promptly provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes inaccurate, outdated or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall promptly provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

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13.	INCREASED COSTS

13.1	Increased Costs

(a)

Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

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(iv)

compensated for by Clause 12.6 (Stamp taxes) or Clause 12.7 (VAT) (or would have been so compensated but was not so compensated solely because any of the exceptions set out in the relevant Clause applied);

(v)	(for the avoidance of doubt) suffered or incurred in respect of any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy); or

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions).

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party (each, an “Indemnitee”) against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

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(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Borrower;

(e)

any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Obligor or Related Party of an Obligor, and regardless of whether any Indemnitee is a party thereto; or

(f)

the ownership, possession, use, non-use, substitution, interchange, airworthiness, control, delivery, maintenance, repair, operation, registration, re-registration, replacement, condition, sale, purchase, lease, sublease, pooling, storage, modification, location, alteration, return, transfer or other disposition of the Aircraft, the airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Borrower, any other Obligor or any Permitted Third Party User or any other person;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses:

(i)	are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee; or

(ii)

result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Finance Document if the Borrower or such Obligor has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction;

(iii)	relate to a FATCA Deduction required to be made by a Party; or

(iv)	relate to Taxes, other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from a non-Tax claim.

(g)

The Borrower, upon demand by the Agent, the Security Agent or a Lender at any time, shall indemnify the Finance Party (on its behalf or an Indemnitee’s behalf) for any such reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding paragraph.

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14.3	Indemnity to the Agent

(a)	The Borrower shall promptly indemnify the Agent against:

(i)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	entering into or performing any foreign exchange contract for the purpose of paragraph (b) of Clause 29.9 (Change of currency);

(C)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(D)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement,

(ii)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent ((i) otherwise than by reason of the Agent’s gross negligence or wilful misconduct, or (ii) in the case of any cost, loss or liability pursuant to Clause 29.10 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents), provided that such indemnity shall not, as to the Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses:

(i)	are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of the Agent; or

(ii)

result from a claim brought by the Borrower or any other Obligor against the Agent for breach in bad faith of Agent’s obligations hereunder or under any other Finance Document if the Borrower or such Obligor has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction.

(b)

The Borrower, upon demand by the Agent, at any time, shall indemnify the Agent for any such reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding paragraph.

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14.4	Indemnity to the Security Agent

(a)	The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate:

(i)	against any cost, loss or liability incurred by any of them as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Transaction Security;

(D)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(E)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(F)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

provided that, otherwise than in relation to Clauses 14.4(a)(A)(i)(A), 14.4(a)(A)(i)(C) 14.4(a)(A)(i) (D) and 14.4(a)(A)(i)(E) shall not be available to the extent that such losses, claims, damages, liabilities or related expenses:

(i)	are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of the Security Agent; or

(ii)

result from a claim brought by the Borrower or any other Obligor against the Security Agent for breach in bad faith of Security Agent’s obligations hereunder or under any other Finance Document, if the Borrower or such Obligor has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction.

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(b)

The Borrower, upon demand by the Security Agent, at any time, shall indemnify the Security Agent for any such reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding paragraph.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor or BHL under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Arranger and the Security Agent the amount of all documented out of pocket costs and expenses (including, but not limited to, legal fees, subject to any pre-agreed caps (if any)) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

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(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

Subject to Clause 16.4 (Reference rate transition costs) if:

(a)	an Obligor or BHL requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 29.9 (Change of currency),

the Borrower shall, within three (3) Business Days of demand, reimburse each of the Agent, and the Security Agent for the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Agent and the Security Agent (and in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrower shall, within three (3) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

16.4	Reference rate transition costs

Any reference rate transition costs shall be borne by the Borrower.

16.5	UKSAR2G Addendum associated costs

Any costs of a Finance Party arising under or in connection with clauses 8 (Remedial Adviser), 13 (Assignment and Novation) and 15 (Dispute Resolution) of the UKSAR2G Addendum shall be borne by the Borrower.

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SECTION 7

REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date hereof and on the Utilisation Date (except as to 17.9 (Ownership of Collateral), 17.13 (Security Documents) and 17.17 (Initial Appraised Value) which shall only be made on the Utilisation Date).

17.1	Existence and Power

The Borrower:

(a)	is duly organized or incorporated, validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organisation;

(b)	has all requisite power and authority to carry on its business as now conducted; and

(c)

is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, in the case of (ii) and (iii), except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

17.2	Organisational power; authorisation

The execution, delivery and performance by the Borrower of the Finance Documents to which it is a party are within the Borrower’s constitutional or organisational powers and have been duly authorized by all necessary board, organizational, and if required, shareholder, partner or member, action, as the case may be. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Finance Document to which it is a party, when executed and delivered by the Borrower, will constitute, legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

17.3	Governmental approvals; no conflicts

The execution, delivery and performance by the Borrower of this Agreement and the other Finance Documents:

(a)	do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect;

(b)	will not violate any Requirements of Law applicable to the Borrower or any judgment, order or ruling of any Governmental Authority;

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(c)

will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its respective assets or give rise to a right thereunder to require any payment to be made by the Borrower; and

(d)	will not result in the creation or imposition of Security on any asset of the Borrower prohibited under the Finance Documents.

17.4	Financial statements

The audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of March 31, 2022 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended fairly present in all material respects the consolidated financial condition of the Parent Guarantor and its Subsidiaries as of such date and the consolidated results of operations for such period in conformity with GAAP consistently applied. Since 31 September 2022 there has been no event with respect to the Parent Guarantor and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

17.5	Litigation

There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or affecting the Aircraft or any other Collateral, or affecting the Borrower’s ability to comply with its obligations under the Finance Documents, in each case which, if decided adversely, could reasonably be expected to have a Material Adverse Effect.

17.6	Compliance with Laws and Agreements

The Borrower is in compliance with:

(a)	all Requirements of Law and all judgments, decrees and orders of any Governmental Authority; and

(b)

all material indentures, material agreements or other material instruments binding upon it or its properties, except in each case where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

17.7	Investment Company Act, etc.

Neither the Borrower nor any Subsidiary thereof is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) otherwise subject to any other regulatory requirement limiting its ability to incur or guarantee Financial Indebtedness or grant security interests in its property to secure such Financial Indebtedness or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

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17.8	Margin Regulations

None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect (“Regulation U”) or for any purpose that violates the provisions of Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

17.9	Ownership of Collateral

(a)	The Borrower has, and shall continue to have, good and marketable title to its Collateral, in each case free and clear of Security, except for Permitted Security.

(b)

The Lenders’ Security in the Collateral is and shall remain validly created and perfected (subject to completion of the registrations with the Civil Aviation Authority of the United Kingdom and the filing of the financing statement with the Secretary of State of the State of Delaware) and has and shall continue to have first priority over any other Security pursuant to all applicable law, free and clear of all other Security, except Permitted Security.

(c)

All filings, recordings, registrations or other actions necessary or desirable in order to vest such title in the Borrower, and establish, perfect and give first priority to the Lender’s Security and other rights and interests in, against or with respect to the Collateral owned by the Borrower, have been duly effected (subject to completion of the registrations with the Civil Aviation Authority of the United Kingdom and the filing of the financing statement with the Secretary of State of the State of Delaware), and all Impositions in connection therewith have been duly paid as and when payable.

(d)	The Aircraft are insured in accordance with Clause 18.8 (Insurance).

17.10	Disclosure

The Borrower has disclosed to the Lenders all agreements, instruments, and corporate restrictions to which the Borrower or any Subsidiary thereof is subject that could reasonably be expected to result in a Material Adverse Effect. No written information furnished by or on behalf of the Borrower to the Agent, the Security Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Finance Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

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17.11	OFAC

None of the Borrower or any Permitted Third Party User or any Subsidiary thereof or any of their respective directors or executive officers or, to their knowledge, any of their respective non-executive officers, is a Sanctioned Person.

17.12	Compliance with Patriot Act and Other Laws

The Borrower and each Subsidiary thereof and each of their respective directors and officers is and each Permitted Third Party User, in compliance, in all material respects, with:

(a)

the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto;

(b)	all applicable provisions of Title III of the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001);

(c)	and all anti-money laundering and anti-corruption laws applicable to it.

17.13	Security Documents

Each of the Mortgage, the Account Charge and Lease Assignment then in effect:

(a)

is effective to create in favour of the Security Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in or lien or charge against or collateral assignment of all right, title and interest of the Borrower in the Collateral described therein except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(b)

when a financing statements in appropriate form is filed in the offices of the Secretary of State of the State of Delaware, and when International Interests are recorded on the International Registry and all applicable filings are made with the Civil Aviation Authority of the United Kingdom, the security interest created by such Mortgage and Lease Assignment shall constitute a perfected Security on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any Security granted in favour of any person that is prohibited hereunder.

17.14	Insolvency

After giving effect to the execution and delivery of the Finance Documents and the making of a Loan under this Agreement, the Borrower and its Subsidiaries, taken as a whole, will not be “insolvent” within the meaning of such term as defined in section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay their debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

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17.15	ERISA

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

17.16	Taxes

The Borrower confirms that the Borrowing does not relate to any arrangements which constitute either a “notifiable arrangement” or a “notifiable proposal” within the meaning of section 306 of the Finance Act 2004 or a “notifiable scheme” within the meaning of Schedule 11A of the Value Added Tax Act 1994.

17.17	Initial Appraised Value

On the Utilisation Date, each of the Aircraft is enrolled on a tip to tail manufacturer program which shall cover, for the avoidance of doubt, the airframe, Engines, in accordance with the Maintenance Program applicable at that time.

17.18	Compensation payments under the SAR Contract or UKSAR2G Contract

Compensation payments (but excluding receivables payable in the ordinary course under the SAR Contract or UKSAR2G Contract) are only due from the Department under the SAR Contract or UKSAR2G Contract (as applicable) on termination or Partial Termination of the SAR Contract or UKSAR2G Contract (as applicable).

17.19	Purchase Option Figures

The purchase option fixed sums under the SAR Contract set out in Schedule 7.2 of the Change Control Note 29 and provided to the Security Agent prior to the date hereof are true and correct.

18.	COVENANTS

The Borrower covenants and agrees that the covenants contained in this Clause 18 remain in force from the Utilisation Date until the end of the Security Period.

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18.1	Financial statements and other information

(a)	The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(i)

as soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent Guarantor, a copy of the annual audit report for such Fiscal Year for the Parent Guarantor and its Subsidiaries, containing a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent Guarantor and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (without qualification as to scope of audit or any going concern explanation or limitation), accompanied by a certificate from the Parent Guarantor’s certified public accountant stating that such financial statements fairly present in all material respects the financial condition and the results of operations of the Parent Guarantor and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP;

(ii)

as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Parent Guarantor, an unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Parent Guarantor’s previous Fiscal Year;

(iii)

as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, an unaudited balance sheet of the Borrower for such Fiscal Year and the related unaudited statements of income of the Borrower for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year;

(iv)

as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower, an unaudited balance sheet of the Borrower as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income of the Borrower for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous Fiscal Year;

(b)

concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a Compliance Certificate signed by the chief financial officer or treasurer or controller of the Parent Guarantor (i) certifying as to the accuracy of such financial statements, (ii) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, and (iii) stating whether any change in the application of GAAP has occurred since the date of such the Parent Guarantor’s audited financial statements delivered in connection with the closing of this Agreement and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

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(c)

promptly following any reasonable request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower as the Agent or any Lender may reasonably request and any information required by a Lender in respect of its “know your customer” requirements.

18.2	Notice of Material Events

The Borrower will furnish to the Agent (in sufficient copies for the Lenders) promptly written notice of the following:

(a)	the occurrence of any Default or Event of Default;

(b)	the occurrence of any Event of Loss or other event or condition of which the Borrower is aware that could reasonably be expected to become an Event of Loss;

(c)	the occurrence of any damage to an Aircraft exceeding the Major Damage Threshold upon becoming aware of such damage unless such material damage is fully covered by the relevant Maintenance Program;

(d)	the commencement of any litigation or governmental proceeding of the type described in Clause 17.5 (Litigation);

(e)

any dispute between any the Borrower and any Governmental Authority or other party that involves the Aircraft or any other Collateral which might materially interfere with the normal business operations of the Borrower that, in each case, could reasonably be expected to result in a Material Adverse Effect.

18.3	Existence; conduct of business

The Borrower will do, or cause to be done, all things necessary to preserve, renew and maintain in full force and effect its legal existence and, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect, its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the business of providing helicopter services or such other businesses or services (including other aircraft services) that are reasonably related to the foregoing.

18.4	Compliance with Laws etc.

The Borrower will, and will procure that the Permitted Third Party User will comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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18.5	Payment of Obligations

The Borrower, and will procure that the Permitted Third Party User will pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all Taxes and all other claims that could result in a statutory lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower (or the Permitted Third Party User, as applicable) has set aside on its books adequate reserves with respect thereto in accordance with GAAP and such proceedings do not involve, in the Security Agent’s judgment, any material danger of the sale, foreclosure, transfer, forfeiture, or lien on the collateral or title thereto or the rights of the Security Agent and each Lender hereunder or the Security Agent’s or Lender’s interest therein.

18.6	Books and records

The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account customary in the businesses of the Borrower and its Subsidiaries and otherwise required to be maintained by publicly held companies, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Parent Guarantor in conformity with GAAP.

18.7	Maintenance of Aircraft; title; security interest

(a)

The Borrower at all times will procure that the Aircraft are operated and maintained under and in compliance with the laws and regulations of the Governmental Authority of the State of Registration and any other applicable provision of all Applicable Standards. Unless otherwise expressly permitted hereunder, the Borrower (or its Affiliate under lease from the Borrower) shall at all times have, and maintain, “operational control” of the Aircraft (as such term is then interpreted by applicable Governmental Authority), and no other person shall operate the Aircraft other than under leases permitted hereby. The Aircraft at all times will be operated by duly qualified pilots having satisfied all requirements established and specified by the applicable Governmental Authority.

(b)

Provided that no Event of Default exists and is continuing, the Borrower may enter into one or more Permitted Third Party Agreements with a Permitted Third Party User, and permit to exist Permitted Third Party Agreements affecting the Aircraft between Permitted Third Party Users, so long as:

(i)

such Permitted Third Party User’s rights and interests (including any right it might otherwise have under applicable law to the quiet possession and enjoyment of the airframe or Engines) under the Permitted Third Party Agreement shall be and remain at all times expressly subject and subordinate to the Security created pursuant to the applicable Finance Documents in and with respect to the Collateral and each Lender’s and the Security Agent’s rights and remedies under this Agreement and the other Finance Documents;

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(ii)	the insurance required under this Agreement remains in full force and effect and in compliance with the terms hereof, permits and covers such use and could not be cancelled as a result of such use;

(iii)

such Permitted Third Party Agreement and the Permitted Third Party User’s permitted use of the Aircraft thereunder, is not inconsistent with and does not violate the provisions of this Agreement or any of the other Finance Documents and does not cause the Borrower to breach any of its representations, warranties or agreements under this Agreement or any of the other Finance Documents;

(iv)	the Borrower ensures that such Permitted Third Party User complies with the requirements of this Clause 18.7 (Maintenance of Aircraft; title; security interest);

(v)

each Lender shall have the right, but not the obligation, to (A) require reasonable evidence that any Permitted Third Party User satisfies the requirements provided herein, and (B) review any such Permitted Third Party Agreement, as from time to time supplemented and amended, to determine its conformity with the provisions hereof, but without assuming any responsibility with respect thereto;

(vi)

neither the Borrower, nor any Permitted Third Party User shall make, nor permit to be made, any filing or registration with respect to any Permitted Third Party Agreement, except for any “Truth in Leasing” filing that may be required under applicable law and filings required under this Agreement, including without limitation a filing of an International Interest on the International Registry;

(vii)

such Permitted Third Party Agreement does not require the registration of the Aircraft with the aviation authority in the State of Registration to be changed all registrations and filings relating to the protection of the Security Agent’s interests have been made, including all International Interests (if applicable) and Security Agent has received an opinion from counsel that made the filings on the International Registry to that effect;

(viii)	the Security Agent has received a new operator’s certificate (to the extent a new Permitted Third Party User is involved); and

(ix)	Security Agent has been provided with a new Subordination Agreement (to the extent a new Permitted Third Party User is involved) and a legal opinion from independent counsel with respect to such.

(c)	While certain obligations of the Borrower under the Finance Documents may be performed by one or more of the Permitted Third Party Users:

(i)

no such Permitted Third Party Agreement shall reduce any of the Borrower’s obligations, or any Lender’s or the Security Agent’s rights, under any of the Finance Documents; provided, however, that any such performance shall satisfy the Borrower’s obligations with respect thereto to the extent that such performance fully and timely satisfies the Borrower’s obligations in strict accordance with the terms of the Finance Documents;

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(ii)	all of the Borrower’s obligations under the Finance Documents shall be and remain primary and continue in full force and effect as the obligations of a principal and not of a guarantor or surety; and

(iii)	no Lender is waiving the right to require full and timely performance of any such obligations in strict accordance with the provisions hereof and of the other Finance Documents.

By way of clarification and not limitation, with respect to any provisions of this Agreement or any of the other Finance Documents requiring the Borrower to take or refrain from taking an action relating to the Aircraft or any of the other Collateral, such provision may also be read to mean that the Borrower shall cause the same to be done in accordance therewith, if at that time the Aircraft or such other Collateral is in the possession or control of an Permitted Third Party User pursuant to a Permitted Third Party Agreement.

(d)	The Aircraft shall be kept in configuration appropriate for search and rescue operations under the SAR Contract or the UKSAR2G Contract as applicable.

(e)	The Borrower and any Permitted Third Party User may fly the Aircraft temporarily to, but not habitually base an Aircraft in, any country in the world (other than the United Kingdom), unless:

(i)

such relocation is required in connection with the maintenance of such Aircraft pursuant to the Maintenance Program to be performed in a Permitted Maintenance Jurisdiction and the Aircraft returns to the United Kingdom within one hundred and fifty (150) consecutive days of such Aircraft’s departure from the United Kingdom; or

(ii)	such relocation is at the request of the Department,

provided that (excluding as contemplated in clause (i) and clause (ii) above):

(A)

the Aircraft shall not remain in such country or habitually operate in and out of such country, for a period of more than thirty (30) consecutive days and there shall be at least thirty (30) days between such thirty (30) consecutive day periods; and

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(B)	the Aircraft shall not be flown, operated, used or located in, to or over any such country or area (temporarily or otherwise):

(1)	that is excluded from insurance coverage (or specifically not covered by such insurance)

(2)

which is prohibited by the export laws and regulations or the Foreign Asset Control Regulations of the United States or any applicable sanctions, orders or legislation, from time to time promulgated by any of the United Nations or the European Union or that is subject to the United States, United Nations or European embargoes or with which the United States, United Nations or European Union does not maintain favourable diplomatic or similar relations;

(3)

to the extent that payment of any claim under insurance coverage directly or indirectly arising or resulting from or connected with any such flight, operation, use or location would be prohibited under any trade or other economic sanction or embargo by the United States of America; or

(4)	in violation of any of the Finance Documents or any Applicable Standards.

(f)

The Borrower shall adopt, implement and comply with all security measures required by any applicable law, or by any required insurance, or that are necessary or appropriate for the proper protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts.

(g)	The Borrower agrees that, with respect to the Collateral, the Borrower will, or will procure a Permitted Third Party User to, at its own expense:

(i)	maintain, inspect, service, repair, overhaul and test the same in accordance with Applicable Standards;

(ii)	make any alterations or modifications that may at any time be required to comply with Applicable Standards, and to cause such Aircraft to remain airworthy;

(iii)

furnish all required parts, replacements, mechanisms, devices and servicing so that the condition and operating efficiency thereof will at all times be no less than its condition and operating efficiency as and when delivered to the Borrower, ordinary wear and tear from proper use alone excepted;

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(iv)	promptly replace all parts:

(A)	which become worn out, lost, stolen, taken, destroyed, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever; or

(B)	if not previously replaced pursuant to clause (A) above, as and when required by any Applicable Standards, including any applicable life limits; and

(v)

maintain (in English) all Records in accordance with Applicable Standards. All maintenance procedures shall be performed by properly trained, licensed, and certified maintenance sources and personnel utilizing replacement parts approved by the manufacturer of (as applicable) such Collateral.

(vi)

Without limiting the foregoing, the Borrower shall, or will procure that a Permitted Third Party User shall, comply with all mandatory service bulletins and airworthiness directives by causing compliance to such bulletins and/or directives to be completed through corrective modification in lieu of operating manual restrictions. If the Aircraft is removed from the manufacturer’s or other third party’s Maintenance Program, the Borrower agrees promptly to assign any rights under any applicable and unexpired manufacturer’s or supplier’s warranty relating to the Aircraft to Security Agent.

(h)

The Borrower will not make or authorise any improvement, change, addition or alteration to the Aircraft that will impair the originally intended function or use of the Aircraft, diminish the value of the Aircraft as it existed immediately prior thereto, or violate any Applicable Standard. All repairs, parts, replacements, mechanisms and devices added by the Borrower or on its behalf (except for Company Additions) shall immediately, without further act, become part of the Aircraft and subject to the Security granted to the Security Agent pursuant to the applicable Finance Documents.

18.8	Insurance

The Borrower at all times will:

(a)

maintain, with insurers of recognised standing who normally participate in aviation insurances which are not Affiliates of the Borrower (other than Kingsmill Insurance Company Limited), insurance with respect to its Aircraft and other Collateral in such amounts with such deductibles and covering general liability and all risk of physical damage, including for hull and war, as is customarily carried by the Parent Guarantor’s global aviation placement in effect from time to time and name each Finance Party as additional insured on liability insurance policies and Security Agent as loss payee (pursuant to the lender loss payee endorsement approved by the Security Agent) in respect of any hull insurance, in each case with respect to the Aircraft and other Collateral.

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(b)	Anything herein to the contrary notwithstanding, at all times prior to the expiry or termination of this Agreement:

(i)

the insurance required hereunder covering the Aircraft and other Collateral shall be for an amount equal to at least 110% of the outstanding Loans at the time of the most recent annual renewal of the Parent Guarantor’s global aviation placement; and

(ii)	the insurance provided by Kingsmill Insurance Company Limited shall not exceed fifteen per cent. (15%) of the overall insurance coverage in Parent Guarantor’s global aviation placement.

(c)

The Borrower will provide the Agent with draft insurance certificates at least seven (7) days before each renewal and signed certificates on or prior to thirty (30) days after each renewal evidencing insurance that complies with this Clause 18.8 (Insurances).

(d)

In the event of any damage to, or loss, theft or destruction of, the Aircraft by any cause whatsoever, all insurance proceeds in respect of the Aircraft shall be paid to the Borrower in trust for the repair and restoration of the Aircraft to good repair, condition and working order, unless such event resulted in an Event of Loss of the Aircraft, in which case the provisions of Clause 7.4 (Mandatory Prepayment Events) hereto shall apply. Notwithstanding the foregoing, if, at the time any payment of insurance proceeds in respect of the Aircraft is to be made to the Borrower, a Relevant Default or an Event of Default has occurred and is continuing, such payment shall not be made to the Borrower, but rather such payment shall be made to, or retained by, the Security Agent and shall be applied to the payment of the Secured Obligations in accordance with Clause 31 (Application of Proceeds)

18.9	Use of proceeds

The Borrower shall use the proceeds of the Loans to refinance the acquisition of the Aircraft by the Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System including Regulations T, U or X of the Board of Governors of the Federal Reserve System.

18.10	Further assurances

The Borrower will promptly execute and deliver to the Security Agent and arrange for the Parent Guarantor to promptly execute and deliver to the Agent (as applicable), such further instruments, UCC and governmental filings (including an IDERA) and other documents, make, cause to be made and/or consent to all registrations with the applicable registries, and take such further action, as the Agent, the Security Agent or the Majority Lenders may from time to time reasonably request in order to further carry out the intent and purpose of the Finance Documents and to establish, protect and enforce the rights, interests, remedies and Security (including the first priority thereof) created, or intended to be created, in favor of the Lenders or the Security Agent thereby.

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18.11	Sanctions; Anti-Corruption laws

(a)

The Borrower will maintain in effect and enforce policies and procedures designed to procure compliance, in all material respects, by the Borrower, its Subsidiaries and their respective directors and officers with applicable Sanctions and the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Corruption Law applicable to it.

(b)

The Borrower will not request the Borrowing, and the Borrower shall not, and the Borrower shall ensure that its Subsidiaries shall not, directly or, to its knowledge, indirectly, use the proceeds of the Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any applicable Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would cause any Lender, the Agent, or the Security Agent to be in violation of applicable Sanctions and nor will the Borrower permit any Permitted Third Party User to operate the Aircraft in violation of any applicable Sanctions or in a manner which would result in any Lender, the Agent or the Security Agent to be in violation of applicable Sanctions.

(c)

The Borrower is acting for its own account, and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat money laundering, including but not limited to such law, official requirement or other regulatory measure or procedure under the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time, any European Union law, or other applicable law.

18.12	Taxes

(a)

The Borrower will, and will procure that each other Obligor and each Permitted Third Party User will, file with the appropriate taxing authorities all Federal, state and local income tax returns that are required to be filed and all registrations, declarations, returns and other documentation with respect to any personal property Taxes (or any other Taxes in the nature of or imposed in lieu of property taxes, in each case, due or to become due with respect to the Aircraft or any of the other Collateral.

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(b)	Except as would not be expected to result in a Material Adverse Effect, the Borrower will and will procure that each other Obligor and each Permitted Third Party User will:

(i)

pay on or before the date when due all Taxes as shown on said returns and all Taxes assessed or billed with respect to the Aircraft or the other Collateral to the appropriate taxing authorities other than Taxes on or measured solely by the net or overall gross income or capital of any Lender; and

(ii)

pay when due all license and/or registration or filing fees, assessments, governmental charges and sales, use, property, excise, privilege, VAT and other Taxes now or hereafter imposed by any governmental body or agency upon the Borrower, other Obligors, each Permitted Third Party User, or the Aircraft or any of the other Collateral other than Taxes on or measured solely by the net or overall gross income or capital of any Lender, with respect to the landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, chartering, operation, possession, use or disposition of the Aircraft or any of the other Collateral, or any interest therein (the items referred to in (i) and (ii) above, other than Taxes on or measured solely by the net or overall gross income or capital of any Lender, being referred to herein collectively, as “Impositions”).

(iii)	The Borrower may delay payment of the Taxes referenced in paragraph (b)(i) above if and to the extent:

(A)

the Borrower, other Obligors or Permitted Third Party Users (as applicable) are contesting any such assessment in good faith, with due diligence and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, foreclosure, transfer, forfeiture or loss of the Collateral, or title thereto;

(B)

the Borrower, other Obligors or Permitted Third Party Users (as applicable) have established, in accordance with GAAP or other appropriate provisions satisfactory to the Agent, adequate reserves to pay any contested Tax amounts; and

(C)	the Borrower otherwise keeps the Agent updated on the status of such contest upon request.

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18.13	Aircraft Registration

The Borrower shall remain responsible pursuant to the applicable provisions of this Agreement to cause:

(a)	its Aircraft to be effectively and otherwise validly registered in the Borrower’s or the Permitted Third Party User’s name on the applicable registries in the State of Registration; and

(b)

the registration number then currently assigned to each Aircraft to remain authorized for use by the Borrower or the Permitted Third Party User on such Aircraft, in each case, in accordance with all applicable registration requirements of the applicable jurisdiction.

18.14	Inspection

The Borrower shall, in accordance with Clause 20 (ITAR) and upon reasonable notice from the Agent, allow representatives of the Security Agent to inspect each Aircraft and/or its technical records, which inspection shall occur no more than once per 18-month period provided, upon the occurrence and during the continuation of an Event of Default, the Security Agent may make such inspections as often as requested. The cost of each inspection shall be borne by the Borrower.

18.15	Negative Pledge

(a)

The Borrower will warrant and defend its good and marketable title to the Aircraft owned by it and the associated Collateral, and the validity, perfection and first priority of the Security in the Collateral granted pursuant to the applicable Finance Documents, against all other Security, claims and demands whatsoever, except Permitted Security.

(b)	Without limiting the generality of the foregoing, the Borrower:

(i)

will not create, assume or suffer to exist any Security and will procure that BHL does not create, assume or suffer to exist any Security, on or with respect to the Collateral or the Borrower’s or BHL’s interest therein (other than Permitted Security); and

(ii)	will promptly take such action, and will procure that BHL takes such action, as directed by the Security Agent to duly discharge any such Security that does not constitute Permitted Security.

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18.16	Sale of Collateral

Except as otherwise permitted pursuant to Clause 18.7 (Maintenance of Aircraft; title; security interest), the Borrower shall not, and shall procure that BHL does not, sell, assign, convey, mortgage, exchange or otherwise transfer, lease, or relinquish possession of (including by any seizure or other taking by any foreign or domestic governmental authority) or dispose of the Aircraft or any associated Collateral, or attempt or offer to do, or suffer or permit any of the foregoing; provided that the Borrower shall be permitted:

(a)	to deliver possession of the Aircraft or any associated Collateral:

(i)	to any person for testing, service, repair, maintenance, overhaul, alteration, modification and replacement, if and to the extent consistent with the provisions of the Finance Documents; or

(ii)	to any Permitted Third Party User under a Permitted Third Party Agreement; or

(b)	to sell or transfer for value one or more Aircraft and associated Collateral to the Parent Guarantor or to other Subsidiaries of the Parent Guarantor, as long as:

(i)	either:

(A)

the transferee promptly executes an English law mortgage (in the form of the Mortgage) and a Lease Assignment (in the form of the Lease Assignment and relating to a novated Intercompany Lease to the transferee) in favour of the Security Agent covering such Aircraft and associated Collateral and securing the Secured Obligations (which mortgage’s lien, security interest, and international interest and Lease Assignment shall be perfected by appropriate registrations and filings and which Mortgage’s and Lease Assignment’s enforceability shall be confirmed by legal opinion);

(B)

the Borrower procures the transferee complies with all covenants in this Agreement in relation to the Aircraft (including, without limitation, Clause 18.7 (Maintenance of Aircraft; title; security interest), 18.8 (Insurance), 18.10 (Further Assurances), 18.13 (Aircraft Registration), 18.14 (Inspection), 18.15 (Negative Pledge) and this Clause 18.16 (Sale of Collateral) or appropriate covenants are included in the mortgage and be entered into by such transferee;

(C)

transferee executes a guarantee (similar in form to the Parent Guarantee), which guarantee’s enforceability and the guarantor’s authority is confirmed by legal opinion and provides an officer’s certificate certifying as its organizational documents and resolutions or other organizational approvals of the transferee; and

(D)	the Parent Guarantee remains in place and effective; or

(ii)

the Borrower makes an optional prepayment of the Release Amount in accordance with the terms of this Agreement provided that in the case of a sale or transfer of a Facility A Aircraft, the Borrower may only make such optional prepayment Borrower after the later of (i) the Facility B Secured Obligations Discharge Date and (ii) the BALL Facility Secured Obligations Discharge Date.

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18.17	Investment Company

For so long as it is a borrower hereunder, the Borrower shall not become an investment “company” or be “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

18.18	SAR Contract and UKSAR2G Contract

(a)

The Borrower shall procure that, throughout the Security Period, each of the Aircraft which is required to be subject to the Security Documents hereunder remains subject to the terms of either the SAR Contract or the UKSAR2G Contract.

(b)

The Borrower shall not change the purchase option provisions of the SAR Contract, including without limitation, Schedule 7.2 of Change Control Note 29 and the Option Exercise Fee, in each case, as provided to the Security Agent prior to the date hereof, or make any changes to the SAR Contract or the UKSAR2G Contract, unless such changes, in each case, would not materially adversely affect the rights of the Finance Parties under this Agreement.

18.19	BHL covenants

The Borrower shall procure that BHL will not exercise its termination right under any of the SAR Contract or UKSAR2G Contract throughout the duration of the Security Period without the Security Agent’s prior written consent (such consent to not be unreasonably withheld or delayed).

18.20	Breakage Costs Payments

The Borrower shall procure that BHL obtains the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) in relation to any breakage cost payment estimates to be provided by BHL pursuant to the UKSAR2G Contract.

18.21	Collection Account

(a)	On and from the opening of the Account and at all times thereafter during the Security Period, the Borrower shall procure that BHL maintains the Collection Account.

(b)

The Borrower shall make, and shall procure BHL makes, no payments to, or withdrawals from, the Account (and the Borrower undertakes that it shall not make and shall procure that no other Obligor makes any such payments or withdrawals) except as permitted by this Agreement or the other Finance Documents.

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(c)	The Borrower shall, and shall procure that BHL ensures that, immediately following the opening of the Collection Account:

(i)	all Net Cash Proceeds shall be paid directly into the Collection Account;

(ii)	all Net Cash Proceeds arising prior to the opening of the Collection Account shall be immediately transferred to the Collection Account;

and, in each case, the relevant proceeds may be applied to discharge the Borrower’s obligation to pay the applicable mandatory prepayment amount pursuant to Clause 7.4 (Mandatory Prepayment Events).

(d)	Following the opening of the Collection Account, the Borrower shall pay or procure payment of the applicable LTV Required Amount into the Collection Account pursuant to Clause 21.1 (LTV Test).

19.	PROVISIONS IN RELATION TO SAR CONTRACT AND UKSAR2G CONTRACT

19.1	Provisions relating to SAR Contract

(a)

The provisions of the SAR Addendum shall control, notwithstanding any conflicting provisions set forth in this Agreement or in any of the Finance Documents (other than Clause 20 (ITAR) hereof and the Assurance Letter). The Borrower, the Security Agent, the Agent and each Lender agrees and acknowledges that the Department has certain rights under the SAR Contract, such as step-in rights under Condition 42 of the General Conditions of Contract to the SAR Contract (“SAR Contract Condition 42”), and the right to purchase the Aircraft or to require that the Borrower’s interest in the Aircraft transferred to a new operator, under Condition 58 of the General Conditions of Contract to the SAR Contract (“SAR Contract Condition 58”), which shall, together with the Assurance Letter, control as between the Borrower, the Security Agent, the Agent and the Lenders, notwithstanding any conflicting provision set forth in this Agreement or in any of the Finance Documents (other than the Assurance Letter and Clause 20 (ITAR) hereof).

(b)

In the event that the Department exercises its right, in its sole discretion, to require the transfer of ownership of any Aircraft under SAR Contract Condition 58, contemporaneously with the receipt by the Security Agent of payment from the Department of the Release Fee (with no set off, deduction or counterclaim) in respect of such Aircraft in accordance with the Assurance Letter (the “OEF Payment”), the Security Agent, subject to the receipt of the amounts set out above in accordance with the terms of the Assurance Letter, shall release, or procure the release of (and the Agent and each Lender do hereby instruct the Security Agent to release, and do hereby agree to release to the extent required), all liens, charges mortgages and encumbrances with respect to such Aircraft made pursuant to the applicable Finance Documents or otherwise created by or through the Security Agent, the Agent, or the Lenders (collectively, all of the foregoing, the “Finance Parties’ Liens”).

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(c)

Subject to the terms of this Agreement and the other Finance Documents, in the case of a release of the Finance Parties’ Liens by reason of the receipt of the OEF Payment in respect of any Aircraft, the Agent (or the Security Agent as applicable) shall apply the OEF Payment to the Secured Obligations secured by the applicable Mortgage and (without duplication) as a credit to the Release Amount in respect of such Aircraft.

(d)	Within five (5) Business Days of the written request of the Borrower, and at the Borrower’s cost, following:

(i)

receipt in full (whether by scheduled payment or prepayment under Clause 7.3 (Voluntary Prepayment of Facility), mandatory prepayment required under Clause 7.4 (Mandatory Prepayment Events), or prepayment under paragraph (d) of this Clause 19.1 (Provisions relating to the SAR Contract)) of the Loans and all other amounts due and payable in accordance with this Agreement (excluding contingent indemnification obligations and other contingent payment obligations in each case for which no claim has been made); and

(ii)	the release of the security under the Finance Documents applicable to an Aircraft in accordance with the terms of this Agreement,

the Agent and the Security Agent shall, together with BHL, execute and deliver to the Department the notice described in Section 2(a)(ii)(B) of the Assurance Letter.

(e)

Notwithstanding anything to the contrary contained in paragraph (b) of this Clause 19.1 (Provisions relating to SAR Contract), in connection with any conveyance of title to the Aircraft to the Department or to a Replacement Contractor pursuant to this Clause 19.1 (Provisions relating to SAR Contract), it shall be the responsibility of the Borrower (and not the Finance Party) to effect the discharge and release of any liens, charges, mortgages and encumbrances attributable to the Borrower or any of its Subsidiaries other than with respect to the Finance Parties’ Liens. For purposes of this paragraph (b) of this Clause 19.1 (Provisions relating to SAR Contract), the term “Replacement Contractor” shall have the meaning for such term set forth in Section 10 of the SAR Addendum.

(f)	Notwithstanding Clause 7.3 (Voluntary Prepayment), in the event that:

(i)	the Agent or the Security Agent breach any one or more of the covenants set forth in the SAR Addendum;

(ii)	the Agent’s or Security Agent’s breach, as the case may be, was not directly caused by a breach of this Agreement by the Borrower; and

(iii)

the Agent or the Security Agent, as the case may be, has not cured such breach within a time period equal to half the number of days, if any, specified in the SAR Contract or the UKSAR2G Contract for the cure of such breach of the applicable covenant set in the SAR Addendum, and so long as:

(A)	no Event of Default has occurred and is continuing;

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(B)	this Agreement has not been earlier terminated; and

(C)	the Department has not exercised its right to acquire title to any of the Aircraft under SAR Contract Condition 58 or UKSAR2G Contract Condition 6,

the Borrower may prepay the Loans and any such prepayment may be made without payment of any prepayment fees, provided that, for the avoidance of doubt:

(1)

no cure period shall exist for the Agent or the Security Agent, as the case may be, under this Clause 19.1 (Provisions relating to SAR Contract) if the SAR Contract or the UKSAR2G Contract, as applicable, does not provide for a cure period in respect of the applicable covenant set forth in the SAR Addendum; and

(2)

each cure period available under this Clause 19.1 (Provisions relating to SAR Contract) shall begin as of the occurrence of the breach, unless another time is expressly provided for in the applicable cure provision in the SAR Contract (including, without limitation, from the time of notice if the Department has provided a notice of unsatisfactory performance pursuant to Condition 42.1 of the SAR Contract) or the UKSAR2G Contract as applicable.

19.2	Provisions relating to the UKSAR2G Contract

(a)

The Borrower, the Security Agent, the Agent and each Lender further agree and acknowledge that the Department and BHL will, on the Switch Date applicable to an Aircraft, replace the SAR Contract with the UKSAR2G Contract for that Aircraft and the SAR Contract shall cease to be in force and effect for that Aircraft. Subject to the Switch Date having occurred for an Aircraft, the relationship of the Department and BHL will be governed by the UKSAR2G Contract pursuant to which BHL provides search and rescue services on a long-term basis on behalf of the Department for that Aircraft.

(b)

The Borrower, the Security Agent, the Agent and each Lender further agree and acknowledge that the Department has certain rights under the UKSAR2G Contract, such as step-in rights under Section 33 of the UKSAR2G Contract (“UKSAR2G Contract Condition 33”), and the right to purchase the Aircraft or to require that the Borrower’s interest in the Aircraft be transferred to a new supplier, under clauses 6 and 7 of Schedule 22 of the UKSAR2G Contract (“UKSAR2G Contract

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Condition 6”), which shall, together with the Assurance Letter, control as between the Borrower, the Security Agent, the Agent and the Lenders, notwithstanding any conflicting provision set forth in this Agreement or in any of the Finance Documents (other than the Assurance Letter and Clause 20 (ITAR) hereof).

(c)

In the event that the Department exercises its right, in its sole discretion, to require the transfer of ownership of any Aircraft under UKSAR2G Contract Condition 6, contemporaneously with the receipt by the Security Agent of payment from the Department of the Fair Market Value (as such term is defined in the UKSAR2G Contract) in respect of such Aircraft in accordance with the Assurance Letter (with no set off, deduction or counterclaim) (the “FMV Payment”), the Security Agent shall release, or procure the release of (and the Agent and each Lender do hereby instruct the Security Agent to release, and do hereby agree to release to the extent required), all Finance Parties’ Liens.

(d)

Subject to the terms of this Agreement and the other Finance Documents, in the case of a release of the Finance Parties’ Liens by reason of the receipt of the FMV Payment in respect of any Aircraft, the Agent (or the Security Agent as applicable) shall apply the FMV Payment to the Secured Obligations secured by the applicable Mortgage and as a credit to the Release Amount in respect of such Aircraft. Notwithstanding the release of the Finance Parties’ Liens required under paragraph (c) of this Clause 19.2 (Provisions relating to the UKSAR2G Contract) by reason of receipt of the FMV Payment in respect of any Aircraft, the Borrower shall remain responsible to pay the balance of the Release Amount in respect of such Aircraft. In the event that the FMV Payment received by the Security Agent exceeds the Release Amount in respect of such Aircraft, the refund, retention, or application of such excess shall be governed by the terms of the Assurance Letter.

(e)	Within five (5) Business Days of the written request of the Borrower, and at the Borrower’s cost, following:

(i)

receipt in full (whether by scheduled payment, prepayment under Clause 7.3 (Voluntary Prepayment of Facility), mandatory prepayment required under Clause 7.4 (Mandatory Prepayment Events), or prepayment under paragraph (c) of this Clause 19.2 (Provisions relating to the UKSAR2G Contract)) of the part of the Loan relating to the applicable Aircraft and all other amounts due and payable in accordance with this Agreement (excluding contingent indemnification obligations and other contingent payment obligations in each case for which no claim has been made); and

(ii)	the release of the security under the Finance Documents applicable to an Aircraft,

the Agent and the Security Agent shall, together with BHL, execute and deliver to the Department the notice described in Section in Section 2(a)(ii)(B) of the Assurance Letter.

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(f)

Notwithstanding anything to the contrary contained in paragraph (c) of this Clause 19.2 (Provisions relating to the UKSAR2G Contract), in connection with any conveyance of title to the Aircraft to the Department or to a Replacement Supplier (as defined below) pursuant to this Clause 19.2 (Provisions relating to the UKSAR2G Contract), it shall be the responsibility of the Borrower (and not the Finance Party) to effect the discharge and release of any liens, charges, mortgages and encumbrances attributable to the Borrower or any of its Subsidiaries other than with respect to the Finance Parties’ Liens.

(g)

In the event that the Department exercises its right to replace BHL with a replacement supplier (the “Replacement Supplier”) in accordance with the provisions of the UKSAR2G Contract, the Borrower shall within five (5) Business Days notify the Agent before such replacement takes place and shall procure that:

(i)	the holding company of such Replacement Supplier shall meet the following conditions:

(A)	the Lenders (acting reasonably) are satisfied that such holding company:

(1)

complies with all necessary “know your customer” or other similar checks under all applicable laws and regulations and sanctions requirements in accordance with the Agent’s established sanctions policies applicable at that time;

(2)	is not in default under any other facility with National Westminster Bank plc as lender or any of its Affiliates;

(3)

is not in default of its obligations under any other agreement with another bank or financial institution, having outstanding principal, at any relevant time, of more than £11,000,000 or the equivalent in any other currency; and

(4)	such holding company satisfies the financial indicators set out in Clause 3 of Schedule 16 (Financial Distress) of the UKSAR2G Contract in place as at the date hereof; and

(ii)

such Replacement Supplier is not an entity who is (A) in default under any other facility with National Westminster Bank plc as lender or any of its Affiliates or (B) in default of its obligations under any other agreement with another bank or financial institution, having outstanding principal, at any relevant time, of more than £11,000,000 or the equivalent in any other currency.

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20.	ITAR

(a)	The parties agree and acknowledge that:

(i)	financing of the Aircraft is subject to the United States International Traffic in Arms Regulations (“ITAR”) and the terms and conditions of all applicable ITAR authorizations;

(ii)	transfer of ownership, change of end-use, and export/re-export of the Aircraft must be in compliance with ITAR at all times;

(iii)	any changes in the use of the Aircraft, or any re-transfers or re-exports of the Aircraft will require prior written authorization from the U.S. Department of State;

(iv)	access to the Aircraft and ITAR-controlled technical data related to the Aircraft is restricted to only those persons who are authorized by the U.S. Department of State and/or ITAR.

(b)

The parties further acknowledge that the Aircraft were exported from the United States to the United Kingdom pursuant to temporary export licenses, DSP-73s, which are valid for four (4) years. When requested by the Borrower, the Agent, the Security Agent and the Lenders shall promptly and without additional cost, furnish the Borrower with any documentation which is reasonably necessary to support the Borrower’s application for any required amendment, renewal or replacement of such licenses.

(c)

The parties further acknowledge that the ITAR-controlled technical data related to the Aircraft is subject to ITAR. The Agent, the Security Agent and each Lender agrees that no technical data, information or other items in each case which is ITAR-controlled provided by the Parent Guarantor in connection with the Aircraft shall be provided to any foreign persons or to a foreign entity, including without limitation, a foreign employee or subsidiary of the Agent, the Security Agent or any Lender (including those located in the U.S. and the U.K.), without the express written authorization of the appropriate export license, technical assistance agreement or other requisite authorization for technical data or items in each case which is ITAR-controlled.

(d)

The parties agree and acknowledge that either party must notify the other of the details and circumstances of any alleged violation or noncompliance with any and all applicable regulations or government authorizations that relate to the Aircraft.

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21.	FINANCIAL COVENANTS

21.1	LTV Test

(a)	The Borrower shall ensure that the LTV Ratio will be tested annually and on each LTV Test Date, by reference to the Appraisals provided to the Agent attributable to such LTV Test Date.

(b)	Subject to Clause 21.1(c) below, the Borrower shall ensure that on any LTV Test Date, the LTV Ratio is not greater than the Maximum LTV Ratio.

(c)

If on any LTV Test Date, the LTV Ratio is greater than the Maximum LTV Ratio applicable to such LTV Test Date, the Borrower shall, within 60 days (or such longer period as may be agreed by the Agent, acting in accordance with the instructions of Majority Lenders) after such Test Date (in its sole discretion) elect to:

(i)

pay to, or procure the payment to, the Collection Account an amount which is sufficient, when added to the amount calculated as “B” or the purposes of the definition of LTV Ratio, to reduce the LTV Ratio to a percentage equal to or lower than the then applicable Maximum LTV Ratio (the “LTV Required Amount”) provided that each LTV Required Amount shall remain on deposit in the Collection Account until the earlier of:

(A)

the subsequent LTV Test Date on which an LTV Trigger Event no longer occurs, or, if earlier, if the Borrower elects to provide an Appraisal on the date falling six (6) months after the initial Test Date where the LTV Trigger Event occurred showing compliance with the then applicable Maximum LTV Ratio, in each case disregarding the amount in the Collection Account;

(B)	the date on which the Additional Aircraft Collateral (as defined below) that has a net realisable value equal to the LTV Additional Aircraft Collateral (as defined below) is provided; and

(C)	the Termination Date,

upon which the Borrower or the Parent Guarantor may withdraw the LTV Required Amount from the Collection Account provided that, in each case, no Event of Default has occurred and is continuing on such date.

(ii)

provide additional Security over an unencumbered aircraft (“Additional Aircraft Collateral”) acceptable to the Lenders, which, in the opinion of the Majority Lenders has a net realisable value of at least equal to an amount which is sufficient, when aggregated with the amount calculated as “B” for the purposes of the definition of LTV Ratio, to reduce the LTV Ratio to a percentage equal to or lower than the then applicable Maximum LTV Ratio (the “LTV Additional Aircraft Collateral”) provided that each LTV Additional Aircraft Collateral shall remain secured in favour of the Security Agent until the earlier of:

(A)	the subsequent LTV Test Date on which an LTV Trigger Event no longer occurs disregarding the LTV Additional Aircraft Collateral; and

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(B)	the Termination Date,

upon which the Borrower may release the LTV Additional Aircraft Collateral provided that, in each case, no Event of Default has occurred and is continuing on such date; or

(iii)

make a partial prepayment in an amount which is sufficient, when deducted from the amount calculated as “A” for the purpose of the definition of LTV Ratio, to reduce the LTV Ratio to a percentage equal to or lower than the then applicable Maximum LTV Ratio, such prepayment to be applied to discharge the Loans and/or the Other Loan in such manner to be determined by the Agent.

(d)

The Borrower (or BHL or a Permitted Third Party User on behalf of the Borrower) shall deliver to the Agent, by no later than thirty (30) days after (and excluding) each Test Date, a Compliance Certificate (together with copies of the relevant Appraisal reports) confirming in reasonable detail if the Maximum LTV Ratio is complied with on the relevant LTV Test Date.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 22 (Events of Default) is an Event of Default (save for Clause 22.15 (Enforcement – Restricted Remedies)).

22.1	Non-payment

The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise payment is made within three (3) Business Days of its due date.

22.2	Other obligations

The Borrower shall fail to pay any interest on a Loan or any fee or any other amount (other than an amount payable under Clause 22.1 (Non-payment)) payable under this Agreement or any other Finance Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

22.3	Misrepresentation

Any representation, warranty or statement made or deemed made by or on behalf of an Obligor, BHL or a Permitted Third Party User in or in connection with this Agreement or any other Finance Document (including the Schedules attached thereto) shall prove to be incorrect in any material respect when made or deemed made or submitted.

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22.4	Covenant to maintain in existence

An Obligor, or BHL fails to observe or perform its respective covenant to maintain its existence.

22.5	LTV

An LTV Trigger Event occurs and is continuing, and the Borrower has failed to cure such LTV Trigger Event in accordance with paragraph (c) of Clause 21.1 (LTV Test).

22.6	Failure to perform covenants

Any Obligor, BHL or Permitted Third Party User fails to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Clauses 22.1 (Non-payment), 22.2 (Other obligations), 22.3 (Misrepresentation), 22.4 (Covenant to maintain in existence) and 22.5 (LTV) above) or any other Finance Document, and such failure remains unremedied for 30 days after the earlier of (i) any Responsible Officer of such Obligor or BHL or a Permitted Third Party User becomes aware of such failure, or (ii) notice thereof has been given to the Borrower by the Agent.

22.7	Cross default

(a)

The Borrower or the Parent Guarantor (whether as primary obligor or as guarantor or other surety) shall fail to make payments when due on any Financial Indebtedness which individually or in the aggregate the principal amount thereof exceeds $50,000,000 (or its equivalent in any other currency or currencies), or breach of any covenant contained in any agreement relating to such Financial Indebtedness causing or permitting the acceleration of such Financial Indebtedness after the giving of notice and the expiration of any applicable grace period;

(b)	An Event of Default (as defined in the BALL Facility Agreement) has occurred and is continuing under the BALL Facility Agreement.

22.8	Change of Control

Change in Control occurs in respect of the Borrower after the date hereof.

22.9	Insolvency

If an Obligor or BHL:

(a)

commences a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property;

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(b)	consents to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (a) above;

(c)	applies for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Obligor or BHL or for a substantial part of that Obligor’s or BHL’s assets;

(d)	files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e)	makes a general assignment for the benefit of creditors;

(f)	takes any board action for the purpose of effecting any of the foregoing; or

(g)	becomes “insolvent” within the meaning of such term as defined in paragraph 101 of Title 11 of the United States Code.

22.10	Insolvency proceedings

(a)	If:

(i)	involuntary proceedings are commenced, or an involuntary petition is filed seeking:

(A)

liquidation, reorganization or other relief in respect of an Obligor or BHL or any of that Obligor’s debts, or any substantial part of that Obligor’s or BHL’s assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect; or

(B)

the appointment of a custodian, trustee, receiver, liquidator or other similar official for an Obligor or for a substantial part of that Obligor’s assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(b)	If an Obligor or BHL becomes unable to pay, admits in writing its inability to pay, or fails to pay, generally its debts as they become due.

22.11	Unlawfulness

A Finance Document for any reason ceases to be valid and binding on, or enforceable against, a Finance Party thereto, or a Finance Party shall so state in writing, or shall seek to contest or terminate its payment obligations under a Finance Document.

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22.12	Final judgment

Any final judgment or order for the payment of money in excess of $50,000,000 (or its equivalent in any other currency or currencies) (but excluding any portion thereof that is subject to insurance coverage within applicable policy limits and where the insurer has not denied or contested coverage) is rendered against an Obligor or BHL, which judgments, orders, fines, penalties, awards or impositions remain in effect for 30 days without being satisfied, discharged, stayed, deferred or vacated.

22.13	[Reserved]

22.14	Transaction Security

If at any time any of the Transaction Security purported to be created under the Security Documents (other than the Aircraft Interest Holder Agreement) fails or ceases to be a valid and perfected (subject to completion of the relevant registrations and filings, including, in the case of the Mortgages, registrations with the Civil Aviation Authority of the United Kingdom filing of a financing statement with the Delaware Secretary of State) Security on any Collateral, with the priority (subject to the Permitted Security) required by the Security Documents (other than the Aircraft Interest Holder Agreement), except as a result of:

(a)

the Security Agent’s failure to take any action reasonably requested by the Borrower or BHL (and at the cost of the Borrower or BHL) in order to maintain a valid and perfected Security on any Collateral;

(b)	any action taken by the Security Agent to release the Security on any Collateral; or

(c)	as permitted in connection with the Finance Documents.

22.15	Enforcement – Restricted Remedies

(a)

In every such event ((other than an event with respect to the Borrower described in Clause 22.8 (Change of Control) or 22.9 (Insolvency)) and at any time thereafter during the continuance of such event, the Agent or the Security Agent may, and upon the written request of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times to:

(i)

declare that all or part of the Loans, the principal of and any accrued interest on the Loans, and all other Secured Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(ii)	exercise all remedies contained in any other Finance Document; and

(iii)	exercise any other remedies available at law or in equity;

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(b)

and that, if an Event of Default specified in either Clause 22.8 (Change of Control) or 22.9 (Insolvency)) with respect to the Borrower shall occur, the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Secured Obligations owing hereunder shall automatically become due and payable, without presentment, demand, protest or other notice or any other formality of any kind, all of which are hereby waived by the Borrower;

provided, however, that, if an Event of Default has occurred and is continuing, prior to any exercise by any Finance Party of any of the remedies that involves entering into premises where any Aircraft are located or taking possession of any of the Aircraft (or any Parts or Engines then unattached to the Aircraft or any records regarding same), or exercising any dominion or control over any Aircraft, or using any premises of the Borrower or the Parent Guarantor or any of its Affiliates for storage thereof (herein, the “Restricted Remedies”), the Agent shall deliver written notice to the Department, that an Event of Default under this Agreement has occurred and is continuing and provided that either:

(c)	Borrower or Parent Guarantor continue to pay amounts due under this Agreement pursuant to the terms of this Agreement; or

(d)	within ninety (90) days after the date of such notice an arrangement is established at Borrower’s or Parent Guarantor’s cost and expense requiring that:

either:

(i)

proceeds of any payment by the Department under the SAR Contract or, as the case may be, under the UKSAR2G Contract, in an amount equal to the unaccelerated principal amount and accrued interest in respect of the Loans payable on such date be deposited by the Department into a deposit account to be specified by the Security Agent from time to time, all pursuant to documentation in form and substance reasonably satisfactory to each of the Agent and the Security Agent on the direction of the Majority Lenders; or

(ii)

proceeds of all payments by the Department under the SAR Contract, or as the case may be, under the UKSAR2G Contract, be deposited with an escrow agent pursuant to an escrow agreement to be agreed among the Department, the Agent, the Security Agent and the Borrower or Parent Guarantor or Affiliate of them that is entitled to receive the payment, all pursuant to documentation in form and substance reasonably satisfactory to each of the Agent and the Security Agent on the direction of the Majority Lenders (the arrangements described in clauses (i) and (ii) of this proviso, each a “Payment Arrangement”)

and so long as either such Payment Arrangement remains in place and is complied with or the Borrower or Parent Guarantor continues to pay all amounts due, without acceleration of the Loans, pursuant to the terms of this Agreement, the Restricted Remedies shall not be exercisable by any Finance Party and shall remain subject to the Department’s rights under the SAR Contract or, as the case may be, the UKSAR2G Contract in all respects;

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provided, further, that if:

(A)	the Borrower or Parent Guarantor is not paying to any Finance Party the amounts due to such Finance Party pursuant to the terms of this Agreement (without acceleration of the Loans); and

(B)	a Payment Arrangement is not established within ninety (90) days after the date of the notice delivered by the Agent to the Department in accordance with the immediately preceding proviso,

the Agent or the Security Agent shall be entitled to exercise the Restricted Remedies on the direction of the Majority Lenders, and thereafter such Restricted Remedies on the direction of the Majority Lenders shall not be subject to the rights of the Department under the SAR Contract or, as the case may be, the UKSAR2G Contract.

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SECTION 8

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to an Approved Assignee.

23.2	Borrower consent

(a)

The consent of the Borrower is required for an assignment or transfer by an Existing Lender to a third party other than an Approved Assignee provided that no such consent shall be required if an Event of Default has occurred and is continuing.

(b)	The Borrower will be deemed to have given its consent within ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

23.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 23.6 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

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(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the relevant New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is not entitled to receive payment under those Clauses to a greater extent than the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(d)

In the case of an assignment or transfer by National Westminster Bank Plc of all of its Loans (and resignation of its role as Agent and Security Agent) whether to an Approved Assignee or otherwise, any such assignment or transfer shall have received all necessary authorisations from the U.S. Department of State and the Department and such Approved Assignee or other assignee or transferee shall become bound by the Assurance Letter in accordance with its terms.

(e)

In the case of an assignment or transfer by a Lender whether to an Approved Assignee or otherwise, any such assignment or transfer shall have received all necessary authorisations from the U.S. Department of State and the Department and such Approved Assignee or other assignee or transferee shall become bound by the Assurance Letter in accordance with its terms.

(f)

(i)

in the case of an assignment or transfer of the entire remaining amount of the Loans at the time owing to the assigning or transferring Lender or in the case of an assignment or transfer to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)

in any case not described in paragraph (f)(i) above, the principal outstanding balance of the Loans of the assigning or transferring Lender subject to each such assignment or transfer (determined as of the date the Transfer Certificate with respect to such assignment is delivered to the Agent or, if “Effective Date” is specified in the Transfer Certificate, as of the Effective Date) shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).

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(g)

Any transfer or assignment under this Agreement may only be effected if a transfer or assignment of a proportional amount of the Loan (as such term is defined in the BALL Facility Agreement) held by the relevant transferring Lender under the BALL Facility Agreement is effected simultaneously with the transfer or assignment hereunder.

23.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,500.

23.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or BHL;

(iii)	the performance and observance by any Obligor or BHL of that Obligor’s or BHL’s obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and BHL and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and BHL and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

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(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or BHL of that Obligor’s or BHL’s obligations under the Finance Documents or otherwise.

23.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 23.2 (Borrower consent) and Clause 23.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 23.11 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors’ or BHL’s and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors, BHL and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor or BHL and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender, and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

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23.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 23.2 (Borrower consent) and Clause 23.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 23.11 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and BHL and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 23.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or BHL or unless in accordance with Clause 23.6 (Procedure for transfer), to obtain a release by that Obligor or BHL from the obligations owed to that Obligor or BHL by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Borrower consent) and Clause 23.3 (Other conditions of assignment or transfer).

23.8	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

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23.9	Registered Form

The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Transfer Certificate or Assignment Agreement and a register for the recordation of the names and addresses of the Lenders, and the maximum credit amount and Commitment of, and principal amount (and stated interest) of the Loans and disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower and the Finance Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Finance Parties at any reasonable time and from time to time upon reasonable prior notice. This Clause 23.9 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.103-1(c) of the United States Treasury Regulations and any related regulations (and any successor provisions).

23.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor or BHL, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor or BHL other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

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23.11	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.6 (Procedure for transfer) or any assignment pursuant to Clause 23.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 23.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

24.	CHANGES TO THE OBLIGORS

Neither an Obligor nor BHL may assign any of their respective rights or transfer any of their respective rights or obligations under the Finance Documents without the prior written consent of the Agent.

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SECTION 9

THE FINANCE PARTIES

25.	ROLE OF THE AGENT AND THE ARRANGER

25.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

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(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document This paragraph (f) all not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

25.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 23.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

25.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

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25.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

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(iii)	any notice or request made by the Borrower (other than the Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of the Parent Guarantor.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error or judgment made by any such person; or

(ii)	be bound to supervise, or be in the way responsible for any loss incurred by reason of misconduct, omission or default on the part of any other person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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25.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor, or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable including, without limitation, for negligence or any other category of liability whatsoever for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

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(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

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(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.10 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.12	Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Europe as successor by giving notice to the Lenders and the Borrower, subject to (i) receipt of all necessary authorisations from the U.S. Department of State and the Department and (ii) such successor Agent agreeing to become bound to the Assurance Letter in accordance with its terms.

(b)

Alternatively, the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent, subject to (i) receipt of all necessary authorisations from the U.S. Department of State and the Department and (ii) such replacement Agent agreeing to become bound to the Assurance Letter in accordance with its terms.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom or Europe) subject receipt of all necessary authorisations from the U.S. Department of State and the Department.

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(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall at its own cost make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 12.8 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

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(ii)

the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

25.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.14	Relationship with the Lenders

(a)

Subject to Clause 23.11 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, electronic email address, fax number and/or any other information required to enable the transmission of information by that means (and, in each case, the

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department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, the Transaction Security each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document or the Transaction Security including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; and

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16	Agent’s management time

(a)	Subject to paragraph (b) below, in the event of:

(i)	a Default; or

(ii)

the Agent being requested by an Obligor or BHL or the Lenders to undertake duties which the Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Agent under the Finance Documents; or

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(iii)	the Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Agent any additional remuneration (together with any applicable VAT) calculated on the basis of the reasonable daily or hourly rates as agreed between the Agent and the Borrower.

(b)

If the Agent and the Borrower fail to agree upon the nature of the duties of the Agent in relation to any action or additional remuneration under paragraph (a) above any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent and approved by the Borrower or, failing approval, nominated (on the application of the Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

25.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.	THE SECURITY AGENT

26.1	Security Agent as trustee

(a)	The Security Agent declares that it holds the Transaction Security on trust or the Secured Parties on the terms contained in this Agreement.

(b)

Each of the Secured Parties authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Parallel Debt (Covenant to pay to the Security Agent)

(a)

Notwithstanding any other provision of this Agreement, each Obligor and BHL hereby irrevocably and unconditionally undertakes to pay to the Security Agent as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Obligor or BHL to Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Obligor or BHL, to preserve its entitlement to be paid that amount.

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(b)

The Security Agent shall have its own independent right to demand payment of the amounts payable by each Obligor and BHL under this Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) irrespective of any discharge of such Obligor’s or BHL’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor or BHL, to preserve their entitlement to be paid those amounts.

(c)

Any amount due and payable by an Obligor or BHL to the Security Agent under this Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor or BHL to the other Finance Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)).

(d)

The rights of the Secured Parties (other than the Security Agent) to receive payment of amounts payable by each Obligor and BHL under the Finance Documents are several and are separate and independent from, and without prejudice to the rights of the Security Agent to receive payment under this Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)).

26.3	Instructions

(a)	The Security Agent shall:

(i)

subject to paragraphs (c) and (d) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders);

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

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(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clause 26.6 (No duty to account) to Clause 26.11 (Exclusion of liability), Clause 26.14 (Confidentiality) to Clause 26.20 (Custodians and nominees) and Clause 26.23 (Acceptance of title) to Clause 26.27 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 31.1(Order of application); and

(B)	Clause 31.4 (Permitted Deductions).

(d)

If giving effect to instructions given by the Agent (acting on the instructions of the Majority Lenders) would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to Clause 28.5 (Exceptions), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(e)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (c)(ii) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(f)

The Security Agent may refrain from acting in accordance with any instructions of the Agent, the Majority Lenders or any other group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)

Without prejudice to the provisions of the remainder of this Clause 26.3, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

(h)

At any time after receipt by the Security Agent of notice from the Agent directing the Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

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(i)

The Secured Parties shall not have any independent power to enforce or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

26.4	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.5	No fiduciary duties to Obligors

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

26.6	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

26.7	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

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(ii)	assume that:

(A)	any instructions received by it from the Agent, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party, any Lenders or any group of Lenders has not been exercised; and

(iii)	any notice made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Finance Party) if the Security Agent in its reasonable opinion deems this to be desirable.

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(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.9	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

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(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

26.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by or in connection with any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

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including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Secured Party (other than the Security Agent),

on behalf of any Secured Party (other than the Security Agent) and each Secured Party (other than the Security Agent) confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

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26.12	Lenders’ indemnity to the Security Agent

(a)

Each Lender shall in proportion to its share of the Total Commitments (or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor or BHL.

26.13	Resignation of the Security Agent

(a)

The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Parties (or to the Agent on behalf of the Lenders), subject to (i) receipt of all necessary authorisations from the U.S. Department of State and the Department and (ii) such successor Security Agent agreeing to become bound to the Assurance Letter in accordance with its terms.

(b)

Alternatively the Security Agent may resign by giving 30 days’ notice to the other Parties (or the Agent on behalf of the Lenders), in which case the Majority Lenders may appoint a successor Security Agent, subject to (i) receipt of all necessary authorisations from the U.S. Department of State and the Department and (ii) such successor Agent agreeing to become bound to the Assurance Letter in accordance with its terms.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent subject to receipt of all necessary authorisations from the U.S. Department of State and the Department.

(d)

The retiring Security Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including, but not limited to, legal fees) properly incurred by it in making available such documents and records and providing such assistance.

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(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 26.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 26.13 and Clause 14.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

26.14	Confidentiality

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty.

26.15	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

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26.16	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.17	Security Agent’s management time and additional remuneration

(a)	Subject to paragraph (b) below, in the event of:

(i)	a Default; or

(ii)

the Security Agent being requested by an Obligor or BHL or the Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

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(iii)

the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) calculated on the basis of the reasonable daily or hourly rates as agreed between the Security Agent and the Borrower.

(b)

If the Security Agent and the Borrower fail to agree upon the nature of the duties of the Security Agent in relation to any action or upon the additional remuneration under paragraph (a) above, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

26.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

26.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

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(iii)

to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

26.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

26.21	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

26.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

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(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

26.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor or BHL may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor or BHL to remedy, any defect in its right or title.

26.24	Winding up of trust

If the Security Agent, with the approval of the Majority Lenders, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)

no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor or BHL pursuant to the Finance Documents, then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 26.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

26.25	Releases

Upon a disposal of any of the Charged Property:

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent; or

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(b)	if that disposal is permitted under the Finance Documents,

the Security Agent shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

26.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

26.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.	SHARING AMONG THE FINANCE PARTIES

28.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor or BHL other than in accordance with Clause 29 (Payment mechanics) or Clause 31 (Application of Proceeds) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

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(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor or BHL and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 29.5 (Partial payments) towards the obligations of that Obligor or BHL to the Sharing Finance Parties.

28.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor or BHL, as between the relevant Obligor or BHL and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor or BHL.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor or BHL and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor or BHL.

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28.5	Exceptions

(a)

This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor or BHL.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 10

ADMINISTRATION

29.	PAYMENT MECHANICS

29.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent, in each case, specifies.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback and pre-funding) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor or BHL under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor and BHL under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or in the Security Agent (including any Receiver or Delegate) or the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.6	No set-off by Obligors

All payments to be made by an Obligor or BHL under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

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29.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8	Currency of account

(a)	Subject to paragraphs (b) and (d) below, sterling is the currency of account and payment for any sum due from an Obligor or BHL under any Finance Document.

(b)

A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

29.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

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29.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.11	Amounts paid in error

(a)

If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 29.11 (Amounts paid in error) or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this Clause 29.11 (Amounts paid in error or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

30.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor or BHL under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor or BHL, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	APPLICATION OF PROCEEDS

31.1	Order of Application

(a)	All proceeds:

(i)	from each sale of, or other realisation upon, all or any part of the Collateral in relation to a Facility A Aircraft by the Security Agent;

(ii)	from the Parent Guarantee as they relate to the Facility A Loan;

(iii)	received pursuant to Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) as they relate to the Facility A Loan;

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(iv)	received pursuant to the Assurance Letter and constituting the Release Fee or FMV Payment proceeds in relation to a Facility A Aircraft, shall be applied as follows:

(A)

first, pro rata, to the reimbursable expenses of the Agent and Security Agent incurred in connection with such sale or other realisation upon the Collateral, until the same shall have been paid in full;

(B)

second, pro rata, to (i) the fees and other reimbursable expenses of the Agent and Security Agent then due and payable pursuant to any of the Finance Documents and (ii) any fees and other reimbursable expenses of the Agent and Security Agent then due and payable pursuant to any of the Finance Documents (as each such capitalised term is defined in the BALL Facility Agreement), until the same shall have been paid in full;

(C)

third, all reimbursable expenses, if any, of (i) the Lenders then due and payable pursuant to any of the Finance Documents and (ii) the Lenders due and payable pursuant to any of the Finance Documents (as each such capitalised term is defined in the BALL Facility Agreement), until the same shall have been paid in full;

(D)

fourth, to (i) the Lenders in respect of fees due and payable under Clause 11 (Fees and expenses) and interest then due and payable under the terms of this Agreement and (ii) to the Lenders (as defined in the BALL Facility Agreement) fees due and payable under clause 11 (Fees and expenses) of the BALL Facility Agreement and interest then due and payable under the terms of the BALL Facility Agreement, in each case, until the same shall have been paid in full;

(E)

fifth, to the Lenders in an amount equal to the sum of all then due and payable principal amounts of the Secured Obligations, any due and unpaid interest accrued on the Secured Obligations, pro rata in proportion to the aggregate amounts thereof due to each Lender and any Lender (as defined in the BALL Facility Agreement);

(F)

sixth, to the Lenders and the Lenders (as defined in the BALL Facility) in the amount of any other Secured Obligations then due and payable, pro rata in proportion to the respective amounts thereof owed to that Lender;

(G)	seventh, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

All amounts allocated pursuant to the foregoing clauses third through sixth to the Lenders or the Lenders (as defined in the BALL Facility Agreement) as a result of amounts owed to the Lenders under the Finance Documents or the Lenders (as defined in the BALL Facility Agreement) under the

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Finance Documents (as defined in the BALL Facility Agreement) shall be allocated among, and distributed to, the Lenders and the Lenders (as defined in the BALL Facility Agreement Agreement) pro rata based on their participations within each clause.

(b)	All proceeds:

(i)	from each sale of, or other realisation upon, all or any part of the Collateral in relation to a Facility B Aircraft by the Security Agent;

(ii)	from the Parent Guarantee as they relate to the Facility B Loan;

(iii)	received pursuant to Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) as they relate to the Facility B Loan;

(iv)	received pursuant to the Assurance Letter and constituting the Release Fee or FMV Payment proceeds as they relate to a Facility B Aircraft,

shall be applied as follows:

(A)

first, pro rata, to the reimbursable expenses of the Agent and Security Agent incurred in connection with such sale or other realisation upon the Collateral of that Facility B Aircraft, until the same shall have been paid in full;

(B)

second, pro rata, to the fees and other reimbursable expenses of the Agent and Security Agent then due and payable pursuant to any of the Finance Documents in relation to the Facility B Loan, until the same shall have been paid in full;

(C)	third, all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Finance Documents in relation to the Facility B Loan, until the same shall have been paid in full;

(D)

fourth, to the Lenders in respect of fees due and payable under Clause 11 (Fees and expenses) and interest then due and payable under the terms of this Agreement in relation to the Facility B Loan, until the same shall have been paid in full;

(E)

fifth, to the Lenders in an amount equal to the sum of all then due and payable principal amounts of the Facility B Secured Obligations, any due and unpaid interest accrued on the Facility B Secured Obligations, pro rata in proportion to the aggregate amounts thereof due to each Lender;

(F)	sixth, to the Lenders in the amount of any other Facility B Secured Obligations then due and payable, pro rata in proportion to the respective amounts thereof owed to each Lender;

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(G)	seventh, the balance, if any, after all of the Facility B Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

All amounts allocated pursuant to the foregoing clauses third through sixth to the Lenders as a result of amounts owed to the Lenders under the Finance Documents shall be allocated among, and distributed to, the Lenders pro rata based on their participations within each clause.

31.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 31.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 31.2.

31.3	Currency Conversion

(a)

For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security Agent’s Spot Rate of Exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.4	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement.

31.5	Discharge of Secured Obligations

(a)

Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

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31.6	Sums received by Obligors or BHL

If any of the Obligors or BHL receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause 31.6 (Sums received by Obligors or BHL).

31.7	Application and Consideration

In consideration for the covenants given to the Security Agent by each Obligor or BHL in Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor or BHL to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the provisions of Clause 31.1 (Order of Application).

32.	NOTICES

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, email or letter.

32.2	Addresses

The address, email and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, email or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

32.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form;

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

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(iii)

if by way of email, when the email message is sent by the sender to the recipient provided that no message is received by the sender indicating that such message has not been delivered to the recipient;

and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or to the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	All notices to a Lender from the Security Agent shall be sent through the Agent.

(e)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4	Notification of address and fax number

Promptly upon changing its address, email or fax number, the Agent shall notify the other Parties.

32.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.	CALCULATIONS AND CERTIFICATES

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

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33.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor or BHL under a Finance Document shall be rounded to two (2) decimal places.

34.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

36.	AMENDMENTS AND WAIVERS

36.1	Required consents

(a)

Subject to Clause 36.2 (All Lender matters), Clause 36.3 (Other exceptions) and Clause 26.25 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

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(b)	The Agent, or in respect of the Security Documents the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

(c)	Paragraph (c) of Clause 23.11 (Pro rata interest settlement) shall apply to this Clause 36.

36.2	All Lender matters

Subject to Clause 36.4 (Changes to reference rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrower or Parent Guarantor or the release of any guarantor or the limit of the liability of any guarantor under any guarantee agreement or any other Finance Document;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of the Utilisation Request), Clause 7.1 (Illegality), Clause 7.7 (Application of prepayments), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), Clause 28 (Sharing among the Finance Parties), this Clause 36, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction);

(i)

the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed other than in accordance with the terms of the Finance Documents, shall not be made without the prior consent of all the Lenders.

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36.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or the Arranger, as the case may be.

36.4	Changes to reference rates

(a)	Subject to Clause 36.3 (Other exceptions), if an RFR Replacement Event has occurred any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of the RFR; and

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

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(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within five (5) Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 36.4:

“RFR Replacement Event” means:

(a)	the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders, and the Obligors materially changed;

(b)

(i)

(A)	the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

(ii)

the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

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(iii)	the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of the RFR or its supervisor announces that the RFR may no longer be used;

(c)	the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(B)	the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “RFR Contingency Period” in the Reference Rate Terms; or

(d)	in the opinion of the Majority Lenders and the Obligors, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for the RFR by:

(i)	the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or

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(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the RFR.

37.	CONFIDENTIAL INFORMATION

37.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) and Clause 37.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors or BHL and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 25.14 (Relationship with the Lenders));

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(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors and BHL if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

37.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors and BHL;

(ii)	country of domicile of Obligors and BHL;

(iii)	place of incorporation of Obligors and BHL;

(iv)	date of this Agreement;

(v)	Clause 43 (Governing law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

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(x)	currencies of a Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors and BHL by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors and BHL; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors and BHL by such numbering service provider.

37.4	Entire agreement

This Clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

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37.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37.

37.7	Continuing obligations

The obligations in this Clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)

the date on which all amounts payable by the Obligors and BHL under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

38.	CONFIDENTIALITY OF FUNDING RATES

38.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notifications); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

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(c)	The Agent and each Obligor may disclose any Funding Rate to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

38.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 38.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

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(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 38.

38.3	No Event of Default

No Event of Default will occur under Clause 22.2 (Other obligations) by reason only of an Obligor’s or BHL’s failure to comply with this Clause 38.

39.	BAIL-IN

39.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

39.2	Bail-in definitions

In this Clause 39:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

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(b)	in relation to the United Kingdom, the UK Bail-in Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

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(ii)	any similar or analogous powers under that Bail-In Legislation.

40.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.	RELEASE OF COLLATERAL

(a)

Upon the Secured Obligations Discharge Date, the Collateral shall be released without recourse or warranty from the Security constituted by the Security Documents, and the Security Agent (at the cost of the Borrower) will execute such agreements, give such notices, and do such other things as the Borrower may reasonably request to give effect to such release.

(b)	Each Lender irrevocably authorises the Security Agent to execute and deliver any such release on its behalf.

42.	PATRIOT ACT

Pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Finance Party, which information includes the name and address of such Obligor or BHL and other information that will allow such Lender or the Agent, as applicable, to identify such Obligor or BHL in accordance with the Patriot Act. Each Obligor shall, and shall cause each of its Subsidiaries and BHL to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Agent, the Security Agent or any Lender in order to assist the Agent, the Security Agent and the Lenders in maintaining compliance with the Patriot Act.

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SECTION 11

GOVERNING LAW AND ENFORCEMENT

43.	GOVERNING LAW

This Agreement and all non-contractual obligations arising from, or connected with it, are governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction of English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding Clauses 44.1(a) and 44.1(b) above, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)

irrevocably appoints Bristow Helicopters Limited at its registered address currently at Redhill Aerodrome, Kings Mill Lane, Redhill, Surrey, RH1 5JZ, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned;

(c)

if any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower promptly (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith). Failing this, the Agent may appoint another agent for this purpose; and

(d)

an Obligor may irrevocably appoint another limited company or partnership incorporated or organised (as relevant) in England and Wales as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Agent accordingly and providing the Agent with evidence of the process agent’s acceptance of its appointment. In the case of any replacement of an existing agent for service of process, following the new process agent’s appointment and notification to the Agent of such new appointment, the existing process agent may resign.

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44.3	Waiver of immunity

The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE BORROWER

Name of Borrower	Registration number (or equivalent, if any)
BRISTOW U.S. LEASING LLC	6157640

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PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment	Facility B Commitment	Total Commitments
NATIONAL WESTMINSTER BANK PLC	£40,000,000	£30,000,000	£70,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO DELIVERY OF THE UTILISATION REQUEST

1.	OBLIGORS

(a)

A certificate of the Secretary or Assistant of the Borrower attaching and certifying copies of its limited liability company agreement and of the resolutions of its managers authorizing the execution and delivery of the Finance Documents to which it is a party and performance of its obligations thereunder and certifying the name, title and true signature of each manager of the Borrower executing the Finance Documents to which it is a party.

(b)

To the extent not delivered under paragraph (a) above, a certified copy of the certificate of formation, together with certificates of goodstanding or existence, as may be available from the Secretary of State of the jurisdiction of organisation of the Borrower.

2.	FINANCE DOCUMENTS

The Agent (or its counsel) shall have received the following:

(a)	an executed copy of this Agreement signed by the Borrower;

(b)	an executed copy of each Fee Letter signed by the Borrower.

(c)	an executed copy of the Parent Guarantee signed by the Parent Guarantor.

3.	OTHER DOCUMENTS AND EVIDENCE

(a)	The Original Financial Statements of the Parent Guarantor.

(b)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid when due from the Borrower including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Agent required to be reimbursed or paid by the Borrower hereunder.

(c)

Any and all information and documents required and requested in advance by each of the Finance Parties for its “know-your-customer” requirements with respect to each Obligor that is a party to the Finance Documents to the reasonable satisfaction of such Finance Party.

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(d)	At least one (1) Business Day prior to the service of the Utilisation Request the following shall have occurred:

(i)	the parties shall have agreed on the forms of all Finance Documents to be executed on the Utilisation Date;

(ii)	the Lenders shall have approved to their satisfaction the form of Intercompany Lease;

(iii)	the Lenders (or its counsel) shall have received the following:

(A)	the Assurance Letter in the form agreed duly executed by all parties thereto;

(B)

certificate of the Secretary or Assistant Secretary of the Parent Guarantor attaching and certifying copies of its articles of incorporation and its bylaws and of the resolutions of its board of directors, and authorizations, authorizing the execution and delivery of the Parent Guarantee and the performance of its obligations thereunder and certifying the name, title and true signature of each officer of the Parent Guarantor executing the Parent Guarantee to which it is a party;

(C)

to the extent not delivered under paragraph (B) above, certified copies of the articles or certificate of incorporation, of the Parent Guarantor, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Parent Guarantor;

(D)

satisfactory evidence on the due execution by the Department of the UKSAR2G Contract and the Assurance Letter and the entry into the UKSAR2G Contract and the Assurance Letter pursuant to its public law power.

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PART II

CONDITIONS PRECEDENT TO UTILISATION

1.	FINANCE DOCUMENTS

(a)	The Agent (or its counsel) shall have received the following as of the Utilisation Date:

(i)

copies of UCC, tax, and judgment search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Obligors requested by the Lenders, indicating that there are no prior Security on any of the Collateral other than Permitted Security; and priority search certificates from the International Registry relating to the Aircraft and Engines showing no undischarged International Interests;

(ii)

favourable written opinion of Kirkland & Ellis LLP counsel to the Borrower and the Parent Guarantor in the Borrower’s and the Parent Guarantor’s jurisdiction of incorporation addressed to each Finance Party, and covering such matters relating to the Borrower and the Parent Guarantor including, without limitation a no conflicts opinion with respect to other material agreements;

(iii)

favourable written opinion of Clifford Chance LLP in relation to the due execution and capacity of BHL’s jurisdiction of incorporation addressed to each Finance Party, and covering such matters relating to the Borrower and BHL including, without limitation a no conflicts opinion with respect to other material agreements;

(iv)	confirmation that BHL has been appointed as Borrower’s and the Parent Guarantor’s agent for service of process in England;

(v)

certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Obligor, in connection with the execution, delivery, performance, validity and enforceability of the Finance Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Commitment or any transaction being financed with the proceeds thereof shall be ongoing.

(vi)	IDERA (to the extent registration on the International Registry is operative) and a deregistration power of attorney with respect to each Aircraft;

(vii)	copies of bills of sale in the chain of title from manufacturer to the Borrower with respect to the Aircraft;

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(viii)	confirmation that the Borrower and relevant Permitted Third Party User are Transacting User Entities on the International Registry;

(ix)	a copy of the certificate of airworthiness for the Aircraft issued by the State of Registration of the Aircraft;

(x)	a copy of the Air Operator’s Certificate for the relevant Permitted Third Party User (or sublessee operator) issued by the State of Registration of the Aircraft;

(xi)	a copy of the certificate of registration issued for the Aircraft by the State of Registration of the Aircraft;

(xii)

the Mortgage with respect to the Aircraft duly executed by the Borrower, together with a financing statement to be filed with the Secretary of State of the State of Delaware and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Security granted under the Mortgage, as required in order to perfect such Security if not previously recorded (in the case of registration with the Civil Aviation Authority of the United Kingdom consisting of evidence that applications for such registrations have been duly submitted);

(xiii)

the Lease Assignment with respect to each Intercompany Lease affecting the Aircraft duly executed by the Borrower, BHL or a Permitted Third Party User, as applicable, together with a financing statement to be filed with the Secretary of State of the State of Delaware and any other applicable documents under the laws of the applicable jurisdiction with respect to the perfection of the Security granted under the Lease Assignment;

(xiv)

a Subordination Agreement executed by Permitted Third Party User with respect to the Aircraft to serve as Collateral and a legal opinion in respect of such Permitted Third Party User and corporate approvals in respect of such Subordination Agreement;

(xv)

certificates of insurance issued by the Borrower’s broker on behalf of insurers of the Borrower, describing in reasonable detail the hull and liability and hull war insurance maintained by the Borrower and otherwise in compliance with the Finance Documents, naming the Security Agent as loss payee and each Finance Party as an additional insured;

(xvi)	a certificate dated the Utilisation Date and signed by a Responsible Officer of the Borrower, certifying that:

(A)	no Default or Event of Default exists;

(B)

no Event of Loss has occurred or material damage to any Aircraft in excess of the Major Damage Threshold unless such material damage is fully covered by the relevant Aircraft Maintenance Program (in the reasonable opinion of the Agent);

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(C)

all representations and warranties of the Borrower set forth in the Finance Documents are true and correct in all material respects on and as of the Utilisation Date, except to the extent such representations and warranties are limited to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

(D)	since the date of the Original Financial Statements, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(E)

after giving effect to the Utilisation of the relevant Loan on the Utilisation Date, the Borrower and its Subsidiaries, taken as a whole, will not be “insolvent” within the meaning of such term as defined in paragraph 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay their debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated;

(F)

no action, suit, investigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect; and

(G)	the Aircraft constitute “Aircraft” (as such term is defined in the SAR Contract as at the Utilisation Date);

(xvii)	duly executed Utilisation Request from the Borrower;

(xviii)

favourable legal opinion of Clifford Chance LLP addressed to each Finance Party, and covering such matters relating to this Agreement, each Mortgage, each Lease Assignment and such other Finance Documents governed by English law, and the transactions contemplated therein, as the Agent shall reasonably request; and

(xix)

copies of all applicable ITAR authorizations with respect to the financing of the Aircraft and which are required, among other things, in respect of the Security Agent and its technical advisor/inspector, and those documents which a Finance Party is required to enter into in connection therewith shall be in substantially similar form as those approved by the Security Agent prior to the date hereof;

(xx)	no changes to the Requirements of Law shall have occurred that would make it a violation of law or governmental regulations for any Lender to make the Loan;

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(xxi)

the Agent shall have received evidence that BHL has received all necessary authorizations from the Department with respect to the financing of the Aircraft by Lenders and the Borrower’s entry into this Agreement;

(xxii)

evidence that the fees, costs and expenses then due from the Borrower on or prior to the Utilisation Date pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid (including reasonable fees, charges and disbursements of counsel to the Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Finance Document, and under any Fee Letter;

(xxiii)

a valuation dated no later than 90 days before the Utilisation Date by Cirium evidencing the Initial Appraised Value of the Aircraft in accordance with Clause 4.3 (Maximum Amount and Timing of Utilisation).

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SCHEDULE 7

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) Delivery of a Selection Notice (Clause 9.1 (Selection of Interest Periods)	U-5 11a.m. New York time 5 Business Days before the expiry of the preceding Interest Period

Agent notifies the Lenders of the Loans in accordance with Clause 5.3 (Lenders’ participation)	U-1 noon London time

“U”	= date of utilisation.

“U-X”	= Business Days prior to date of utilisation.

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SCHEDULE 8

REFERENCE RATE TERMS

CURRENCY:	Sterling.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 9.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

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Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent (20%) trimmed arithmetic mean (calculated by the Facility Agent, or by any other Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) of:

(a)   the RFR for that RFR Banking Day; and

(b)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment; or

(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five (5) RFR Banking Days.

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Margin:	Two point seventy five per cent (2.75%) per annum

Market Disruption Rate:	The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

RFR Contingency Period	Fifteen (15) RFR Banking Days

Interest Periods	One (1) month / Three (3) months

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 10.1 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 10.2 (Cost of funds)	Close of business on the date falling five (5) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

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SCHEDULE 9

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

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the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to two decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

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SCHEDULE 10

CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 9 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

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SCHEDULE 11

SAR ADDENDUM

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UK SEARCH AND RESCUE ADDENDUM

UK SEARCH AND RESCUE ADDENDUM (this “SAR Addendum”) to Term Loan Facility Agreement dated January 10, 2023 (the “Facility Agreement”), by and among BRISTOW U.S. LEASING LLC, as borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), NATIONAL WESTMINSTER BANK PLC, in its capacity as agent for the Lenders (the “Agent”), and NATIONAL WESTMINSTER BANK PLC, in its capacity as security agent for the Lenders (the “Security Agent”).

All capitalized terms not defined in this SAR Addendum are defined in the Facility Agreement. Execution of the Facility Agreement by the Agent, the Security Agent and the Borrower shall constitute execution and acceptance of the terms and conditions of this SAR Addendum, and it shall supplement and be a part of the Facility Agreement.

WHEREAS, Bristow Helicopters Limited, a company established under the laws of England (“Contractor”), has contracted with the United Kingdom Department for Transport and its executive agencies, including the Maritime and Coastguard Agency (the “Department”), pursuant to Contract No. NRP 10045 UKSARH to provide search and rescue services on a long term basis on behalf of the Department in the United Kingdom (the “SAR Contract”); and

WHEREAS, each Aircraft is one of the helicopters that Contractor intends to operate to perform the SAR Contract (“SAR Aircraft”)

NOW, THEREFORE, for consideration of the mutual covenants set forth in the Facility Agreement and other good and valuable consideration, and, in order to facilitate Contractor’s compliance with the SAR Contract and the Borrower’s performance under the Facility Agreement, the Agent, the Security Agent and the Borrower hereby covenant and agree as follows:

1. Performance. To the extent the Agent and the Security Agent are notified by Contractor in writing of the same, each of the Agent and the Security Agent shall comply, and shall procure that its employees comply, with any rules, regulations and any safety and security instructions notified by the Department to the Contractor in writing, including completion of any additional security clearance procedures required by the Department, and return of any passes required. Contractor agrees to forward any such notices to the Agent and the Security Agent.

2.	Prevention of Corruption.

(a)	Each of the Agent and the Security Agent shall:

(i)

comply with the Department’s Ethics, Anti-bribery and Anti-corruption Policies as provided by the Department from time to time (“Anti-Bribery Policies”), written copies of which were received by the Agent and the Security Agent on October 4, 2016, and shall comply with any written updates to Anti-Bribery Policies provided by Contractor to the Agent or the Security Agent from time to time;

(ii)	not engage in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 of the Parliament of the United Kingdom (“Bribery Act 2010”); and

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(iii)	not do, or omit to do, any act that may cause or lead the Department or any of its employees, servants or agents to be in breach of any of the Bribery Act 2010 and/or Anti-Bribery Policies.

(b)

Each of the Agent and the Security Agent acknowledges that (i) the Department has the right to review the books and records and policies and procedures of the Contractor to audit compliance with the Bribery Act 2010 and/or Anti-Bribery Policies; and (ii) Contractor is required under the SAR Contract periodically to certify that all persons who are performing the services that Contractor is required to carry out under the SAR Contract (the “Services”) have complied with the relevant anti-bribery requirements. Upon written request by Contractor to the Agent and the Security Agent, each of the Agent and the Security Agent agrees to provide Contractor or the Department such information as will permit the Department to audit the Agent’s or such Security Agent’s compliance with this subsection and enable Contractor to make the certifications it is required to make under the SAR Contract.

(c)

Each of the Agent and the Security Agent agrees and acknowledges that, if Contractor, its employees, agents, servants, suppliers or subcontractors, including without limitation, the Agent or the Security Agent, or anyone acting on the Contractor’s behalf, engages in conduct prohibited by Section 2(a) hereof, Contractor will incur loss, costs and expenses, insofar as the Department may, pursuant to the terms of the SAR Contract:

(i)

terminate the SAR Contract and recover from Contractor the amount of any loss suffered by the Department resulting from the termination, including the cost reasonably incurred by the Department of making other arrangements for the supply of the Services and any additional expenditure incurred by the Department throughout the remainder of the term under the SAR Contract; or

(ii)	recover in full from Contractor any other loss sustained by the Department in consequence of any breach of Section 2(a).

(d)

Each of the Agent and the Security Agent represents and warrants to the Department that the Agent or the Security Agent, as the case may be, has not, prior to the effective date of the Facility Agreement (the “Effective Date”), and shall not, from and after the Effective Date until the end of the Term of the Facility Agreement:

(i)

pay or attempt to pay a bribe to any person in order to secure any business, preferential business terms or favourable treatment whether in connection with the Facility Agreement or any other agreement with the Department;

(ii)	engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010; or

(iii)

knowingly permit any violation of any applicable anti-bribery or anti-money laundering laws including but not limited to the Bribery Act 2010 and the Proceeds of Crime Act 2002 of the Parliament of the United Kingdom.

(e)

Each of the Agent and the Security Agent shall have and maintain in place adequate procedures designed to prevent any associated person from undertaking any conduct that would give rise to an offence under section 7 of the Bribery Act 2010.

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3.	Prevention of Fraud.

(a)

Each of the Agent and the Security Agent shall take all reasonable steps, in accordance with Good Industry Practice, to prevent Fraud by its employees, agents, servants and subcontractors, in connection with the receipt of monies from the Department.

(b)

Each of the Agent and the Security Agent agrees and acknowledges that, if Contractor, its employees, agents, servants, suppliers or subcontractors, including without limitation, the Agent or the Security Agent, commits Fraud in relation to this or any other contract with the Crown (including the Department), Contractor will incur loss, costs and expenses, insofar as the Department may, pursuant to the terms of the SAR Contract:

(i)

terminate the SAR Contract and recover from Contractor the amount of any loss suffered by the Department resulting from the termination, including the cost reasonably incurred by the Department of making other arrangements for the supply of the Services and any additional expenditure incurred by the Department throughout the remainder of the term of the SAR Contract; or

(ii)	recover in full from Contractor any other loss sustained by the Department in consequence of any breach of this Section 3.

(iii)	For purposes of this Section 3, the following terms shall have the meanings specified below:

(A)

“Good Industry Practice” means standards, practices, methods and procedures conforming to the law and the necessary degree of skill and care, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced person or body engaged in the delivery of the Services or similar type of services.

(B)

“Fraud” means any offence under laws creating offences in respect of fraudulent acts or at common law in respect of fraudulent acts in relation of the SAR Contract or defrauding or attempting to defraud or conspiring to defraud the Crown.

(C)

“Crown” means the government of the United Kingdom (including the Northern Ireland Executive Committee and Northern Ireland Departments, the Scottish Executive and the National Assembly for Wales), including, but not limited to, government ministers, government departments, government and particular bodies and government agencies.

4.

Official Secrets Act. Each of the Agent and the Security Agent hereby acknowledges that it is aware of the Official Secrets Acts 1911 to 1989 of the Parliament of the United Kingdom and section 182 of the Finance Act 1989 of the Parliament of the United Kingdom, and understands that these Acts apply to the Agent or the Security Agent, as the case may be, during and after performance of any Services under or in connection with the Facility Agreement.

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5.	Discrimination.

(a)

Neither the Agent nor the Security Agent shall discriminate directly or indirectly or by way of victimisation or harassment against any person in respect of any protected characteristic under the Equality Act 2010 of the Parliament of the United Kingdom (the “Equality Act 2010”).

(b)

Where any employee of the Agent or the Security Agent is required to carry out any activity alongside the Department’s employees, the Agent or the Security Agent, as the case may be, shall ensure that each such employee complies with the Department’s employment policies and codes of practice relating to discrimination and equal opportunities furnished by Contractor to the Agent and the Security Agent on October 4, 2016 and any updates thereto furnished by Contractor to the Agent and the Security Agent from time to time.

(c)

Each of the Agent and the Security Agent shall notify Borrower and the Department in writing as soon as it becomes aware of any investigation or proceedings brought against it under the Equality Act 2010 in connection with the Agent’s or Security Agent’s performance of the Facility Agreement. Where there is such an investigation or proceedings the Agent or the Security Agent shall free of charge:

(i)	provide any information requested by the investigating body, court or tribunal in the timescale allotted;

(ii)	attend, and permit a representative from the Department to attend, any associated meetings;

(iii)	promptly allow access to any documents and information relevant to the investigation or proceedings; and

(iv)	cooperate fully and promptly with the investigatory body, court or tribunal.

(d)

Each of the Agent and the Security Agent shall indemnify the Department against all costs, charges, expenses (including legal and administrative expenses) and payments made by the Department arising out of or in connection with any such investigation or proceedings.

(e)	Each of the Agent and the Security Agent shall:

(i)

provide such information and assistance reasonably required by the Department to allow the Department to comply with its general equality duty under section 149 of the Equality Act 2010 and any specific duties made under section 151 of the Equality Act 2010; and

(ii)	comply with its respective obligations under section 149 of the Equality Act 2010 if and to the extent that the Agent or the Security Agent, as the case may be, carries out public functions.

6.

Safety. In connection with the SAR Contract, each of the Agent and the Security Agent shall comply with all safety precautions necessary for its protection and the protection of any other persons, including all precautions required to be taken by or under or pursuant to any Act of Parliament. For the avoidance of doubt this includes the Department’s health and safety policies (to the extent that Contractor has provided to the Agent and the Security Agent written copies of the same) and any regulations or by-laws issued by the Department, any other government department, local authority or other body.

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7.	Special Health and Safety Hazards.

(a)

The Agent and the Security Agent acknowledges that throughout the term of the SAR Contract the Contractor is obligated to notify the Department of any hazards which may affect the Department or the Contractor’s performance of the Services or any breach of the Department’s Safety Plan and Safety Policy Statement, and in order to enable compliance with such requirement the Agent and the Security Agent agrees to notify Contractor of any known hazards.

(b)

Each of the Agent and the Security Agent shall ensure that any persons employed by or controlled by the Agent or the Security Agent, as the case may be, and working in relation to the Facility Agreement are adequately informed and instructed on the hazards and any necessary associated safety measures.

8.	Disclosure of Information.

(a)

Each of the Agent and the Security Agent acknowledges that the Department is subject to the requirements of: (i) the Freedom of Information Act 2000 of the Parliament of the United Kingdom and any subordinate legislation made under such Act from time to time together with any guidance and/or codes of practice issued by the Information Commissioner or relevant government department in relation to such legislation (the “FOIA”), and (ii) the Environmental Information Regulations 2004 of the United Kingdom and any guidance and/or codes of practice issued by the Information Commissioner or relevant government department in relation to such regulations (the “EIR”), and shall assist and cooperate with the Department to enable the Department to comply with its information (as defined in section 84 of the FOIA, “Information”) disclosure obligations.

(b)

Each of the Agent and the Security Agent shall transfer to the Department all Requests for Information (as defined in the FOIA or EIR, where relevant) that such party receives as soon as practicable and, in any event within two (2) Business Days of receiving a Request for Information:

(i)

provide the Department with a copy of all Information (as defined under section 84 of the FOIA) in its possession or power in the form that the Department requires within five (5) Business Days (or such other period as the Department may specify) of the Department’s request; and

(ii)

provide all necessary assistance as reasonably requested by the Department to enable the Department to respond to the Request for Information within the time for compliance set out in section 10 of the FOIA or Regulation 5 of the EIR.

(c)	In no event shall the Agent or the Security Agent respond directly to a Request for Information unless expressly authorised to do so by the Department.

(d)	Neither the Agent nor the Security Agent shall make any press announcement or publicise the SAR Contract, or any part thereof in any way, except with the prior written consent of the Department.

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9.	Agent, Security Agent and Suppliers.

(a)

Payment of all amounts due under the Facility Agreement and secured by SAR Aircraft shall be made by the Borrower to the Agent (the supplier or subcontractor) or the Security Agent, within a specified period not exceeding thirty (30) days from receipt of an invoice properly issued in accordance with the Facility Agreement.

(b)	Each of the Agent and the Security Agent agrees that:

(i)

The Department has a right under the Contracts (Rights of Third Parties) Act 1999 (or, where requested by the Department, an equivalent legal right) and shall be entitled to the rights of a third party beneficiary under New York law (whether applicable or not), in each case, to enforce the terms of the Facility Agreement as if it were a Borrower;

(ii)

The Borrower is permitted to assign, novate or otherwise transfer any of its rights and/or obligations under the Facility Agreement to the Department or any Department-appointed third party provider of services which are substantially similar to any of the Services and which the Department receives in substitution for any of the Services following the expiry or termination or part thereof of the SAR Contract, whether those services are provided by the Department internally and/or by any third party;

(iii)	Neither the Agent nor the Security Agent may further subcontract elements of the service provided to the Borrower and Contractor without first seeking the consent of the Department;

(iv)

The Borrower, the Department or any other person on behalf of the Department may step-in on substantially the same terms as are set out Section 42 relating to Unsatisfactory Performance set forth in Schedule 1 attached hereto;

(v)

Each of the Agent and the Security Agent shall notify the Department promptly in writing of any material non-payment or late payment of any sums properly due to the Agent or the Security Agent, as the case may be, from the Borrower under the Facility Agreement, under a specified valid invoice and not subject to a genuine dispute; and

(vi)	Each of the Agent and the Security Agent shall:

(A)

promptly notify the Borrower, Contractor, and the Department in writing of a Lender Financial Distress Event or any fact, circumstance or matter which could cause a Lender Financial Distress Event (and in any event, provide such notification within ten (10) Business Days of the date on which the Agent or the Security Agent first becomes aware of the Lender Financial Distress Event or the fact, circumstance or matter which could cause the Lender Financial Distress Event); and

(B)

co-operate with the Borrower, Contractor, and the Department in order to give full effect to the provisions relating to Financial Distress provisions within Schedule 8.1 (Governance and Contract Management) of the SAR Contract (which have been included in Schedule 1 attached hereto) including meeting with the Borrower, Contractor, and the Department to discuss and review the effect of the Lender Financial Distress Event on the continued performance and delivery of the Services, and contributing to and complying with any business continuity plan.

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(C)

For purposes of Section 9(b)(vi)(A), “Lender Financial Distress Event” means an event which the Department reasonably believes could impact on the continued performance and delivery of the Services in accordance with the SAR Contract. This includes, without limitation: the relevant contractor’s credit ratings significantly dropping; the relevant contractor issuing a profits warning to a stock exchange or making any other public announcement about a material deterioration in its financial position or prospects; there being a public investigation into improper financial accounting and reporting, suspected fraud or any other impropriety of the relevant contractor; the relevant contractor committing a material breach of covenants to its lenders; notification from the relevant contractor that the relevant contractor has not satisfied any material sums properly due under a specified invoice and not subject to a genuine dispute; the commencement of any litigation against the relevant contractor with respect to material financial indebtedness or obligation under a service contract; non-payment by the relevant contractor of any material financial indebtedness; inability of the relevant contractor to pay debts as they fall due; any fraudulent or wrongful trading by the relevant contractor under §213 or §214 of the Insolvency Act 1986; any material financial indebtedness of the relevant contractor becoming due as a result of an event of default; or the cancellation or suspension of any financial indebtedness in respect of the relevant contractor.

(c)

Each of the Agent and the Security Agent acknowledges that the Department may require it to enter into a direct agreement with the Department, as soon as reasonably practicable following the Department’s instruction and on such terms as may be reasonably requested by the Department in connection with the Agent’s or the Security Agent’s performance of the Facility Agreement.

(d)	Termination of Sub-contracts:

(i)

Each of the Agent and the Security Agent agrees and acknowledges that the SAR Contract does not permit Contractor to terminate or materially amend the terms of the Facility Agreement without the Department’s prior written consent, which shall not be unreasonably withheld or delayed.

(ii)

Each of the Agent and the Security Agent acknowledges that the Department may require the Borrower to terminate the Facility Agreement in the event of a Change of Control of the Agent or the Security Agent. Neither the Agent nor the Security Agent shall permit a Change of Control of such entity to occur without the prior written consent of the Department. “Change of Control” of an entity means an event where any single person, or group of persons acting in concert, acquires control of the entity or any direct or indirect interest in the voting share capital of the entity, as a result of which that person or group of persons has a direct or indirect interest in more than 25% of the relevant share capital of the entity.

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(e)	Use of SMEs in the Supply Chain and Long Term Job-Seekers.

(i)	Each of the Agent and the Security Agent shall:

(A)

make best use of a variety of suppliers in its supply chain that should include without limitation Small and Medium–sized Enterprises (“SME”) where the Agent or the Security Agent, as the case may be, is not itself an SME; and

(B)	provide opportunities and training (which may include apprenticeships or equivalent) for long-term job seekers.

(ii)

Each of the Agent and the Security Agent shall, where practicable, promote opportunities for inclusion of SMEs within its supply chain. Where SMEs are used within the Agent’s or the Security Agent’s supply chain, where practicable such usage should support the Department’s targets that may be set by the government of the United Kingdom for SME usage and spend.

(iii)

The Agent and the Security Agent acknowledges that Contractor is required to report monthly or such other period as the parties agree to the Department in writing on, and upon request by the Borrower or Contractor, as the case may be, the Agent and the Security Agent agrees to provide information regarding:

(A)	the use of sub-contractors in its supply chain including information on use of SMEs, spend, performance, and payment; and

(B)	how opportunities and training (which may include apprenticeships or equivalent) for long-term job seekers is being developed and implemented.

10.	Recovery upon Termination. On the termination or expiry of the SAR Contract for any reason, each of the Agent and the Security Agent agrees:

(a)

to immediately return to the Department any Confidential Information, Department Data, Deliverables and IP Materials in such entity’s possession, which was obtained or produced in the course of providing the Services;

(b)

to immediately deliver to the Department all Property (including materials, documents, information and access keys) provided to Contractor but in the Agent’s or Security Agent’s or such entity’s possession (if any) during the term of the SAR Contract; and such property shall be handed back in good working order (allowance shall be made for reasonable wear and tear);

(c)	to assist and co-operate with the Department to ensure an orderly transition of the provision of the Services to the Replacement Contractor and/or the completion of any work in progress; and

(d)

to promptly provide all information concerning the provision of the Services which may reasonably be requested by the Department for the purposes of adequately understanding the manner in which the Services have been provided or for the purpose of allowing the Department or the Replacement Contractor to conduct due diligence.

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(e)

if the Agent or the Security Agent fails to comply with Section 10(a) and Section 10(b), the Department may recover possession of such Confidential Information, Department Data, Deliverables and IP Materials from the Agent or the Security Agent, as the case may be, and each of the Agent and the Security Agent grants a licence to the Department or its appointed agents to enter (for the purposes of such recovery) any premises of the Agent or the Security Agent, as the case may be, where any such items may be held.

For purposes of this Section (10), the following terms shall have the meanings specified below:

(i)

“Confidential Information” means all Personal Data and any information, however it is conveyed, that relates to the business, affairs, developments, trade secrets, know-how, personnel, and suppliers of the Department, including all Intellectual Property Rights, together with all information derived from any of the above, and any other information clearly designated as being confidential (whether or not it is marked “confidential”) or which ought reasonably be considered to be confidential.

(ii)	“Department Data” means any data (including Personal Data) supplied by the Department, or others, in whatever format, related to the delivery of the SAR Contract.

(iii)

“Deliverables” means the final ‘deliverable’ version of any data, including written reports, calculations, software, designs, drawings, specifications, maps and photographs completed or provided in connection with the SAR Contract.

(iv)

“Intellectual Property Rights” means all intellectual and industrial property rights of any nature whatsoever, including all of the following: patents, copyrights, database rights, design rights; all rights in or arising out of discoveries, inventions, improvements, know-how, confidential information, trademarks, designs and works; the right to apply for any form of protection for any of these, applications for and registrations of any of these and all resulting registrations. In each case it includes these rights and interests in every part of the world for their full terms, including any renewals and extensions, and the right to receive any income from them and any compensation in respect of their infringement.

(v)

“IP Materials” means (i) all photographs taken during any flight by Contractor, its employees, agents, servants, suppliers or subcontractors, including without limitation, the Agent or the Security Agent, or a third party on board any SAR Aircraft; and (ii) all video and/or audio recordings made on any medium from which a moving image and/or audio file may by any means by produced, during any flight by Contractor, its employees, agents, servants, suppliers or subcontractors, including without limitation, the Agent or the Security Agent, or a third party on board any SAR Aircraft.

(vi)	”Personal Data” has the meaning given in the Data Protection Act 1998.

(vii)	“Replacement Contractor” means any third party services provider of Replacement Services appointed by the Department.

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(viii)

“Replacement Services” means any services which are substantially similar to any of the Services and which the Department receives in substitution for any of the Services following the expiry or termination or part thereof of the SAR Contract, whether those Services are provided by the Department internally and/or by any third party.

11. [Reserved.]

12.	Accident Procedure and Grounding.

(a)

The Agent and the Security Agent shall not be liable to the Department for a failure to perform its obligations under the Facility Agreement where such failure is caused by an Occurrence or a Grounding.

(b)	Section 12(a) shall apply notwithstanding negligence on the part of the Borrower, the Agent or the Security Agent and shall be subject to Section 12(c) and (d).

(c)	Section 12(a) shall not apply to loss or damage caused:

(i)	otherwise than by an Occurrence or a Grounding; or

(ii)	by Fraud on the part of the Agent or the Security Agent or a subcontractor thereof; or

(iii)

by wilful misconduct or deliberate concealment by the Agent or the Security Agent or a subcontractor thereof except for those acts of wilful misconduct or deliberate concealment which, in the opinion of a reputable independent insurance adviser were insurable under a policy of insurance generally available in the insurance market.

(d)	Section 12(a) shall:

(i)	not prevent the Department from claiming an indemnity from the Agent or the Security Agent in respect of any claim by third parties (including employees of the Department);

(ii)	not operate to require the Department to indemnify the Agent or the Security Agent in respect of any claim by third parties (including employees of the Department); and

(iii)

not affect any right or remedy of the Department express or implied relating in any way to the repair or replacement, cost of repair or cost of replacement or inspection or transportation in connection therewith of any SAR Aircraft lost or damaged otherwise than by reason of an Occurrence.

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(e)	For purposes of this Section 12, the following terms shall have the meanings specified below:

(i)

“Grounding” means the complete and continuous withdrawal from all flight operations at or about the same time of one or more SAR Aircraft due to a mandatory order of the Federal Aviation Administration of the United States of America (FAA), or the Civil Aviation Authority of the United Kingdom (CAA), or any other applicable airworthiness authority, because of an existing, alleged or suspected defect, fault or condition affecting the safe operation of two or more like SAR Aircraft and which results from an Occurrence.

(ii)

“Occurrence” means an accident or incident (other than a Grounding) which arises out of the provision, possession or handling or use of a SAR Aircraft and causes personal injury including bodily injury, sickness or disease, including death, at any time resulting therefrom, or damage or destruction of property, including the loss of such property. A series of Occurrences following an Occurrence shall be deemed to be one Occurrence.

13.	Prohibition of Use of Offshore Tax Structures.

(a)

Subject to the principle of non-discrimination against undertakings based in member countries of the European Union or in signatory countries of the World Trade Organisation Agreement on Government Procurement, neither the Agent nor Security Agent shall have in place any arrangements which:

(i)	involve the use of offshore companies or other offshore entities; and

(ii)

have as their main purpose or one of their main purposes the reduction of any UK taxes which would otherwise be payable by the Agent or the Security Agent, as the case may be, on any transaction or agreement connected with or resulting from the Facility Agreement (a “Prohibited Transaction”), provided that a Prohibited Transaction shall not include transactions on terms which are at arm’s-length and are entered into in the ordinary course of the transacting parties’ business.

(b)

Each of the Agent and the Security Agent acknowledges that Contractor is required to notify the Department in writing of any proposal for it or any affiliate or the Agent or the Security Agent to enter into any transaction which it believes may be a Prohibited Transaction, and the Borrower are required to afford the Department a reasonable period of time (and not less than twenty (20) Business Days) in which to consider the proposed Prohibited Transaction before it is due to be effected. In order to facilitate Contractor’s compliance with this requirement the Agent and the Security Agent agrees to notify the Borrower of any such transactions that the Agent or the Security Agent believes may be a Prohibited Transaction in the appropriate timeframe.

14.

Confirmation of Certain Provisions in SAR Contract. Each of the Agent and the Security Agent agrees and acknowledges that (i) certain provisions set forth in Schedule 1 attached hereto are part of the SAR Contract; and (ii) such provisions, in the event of inconsistency with the provisions of the Facility Agreement, shall control and affect the rights of the parties under the Facility Agreement; and (iii) the Department has certain rights that affect the parties rights under the Facility Agreement as set forth in such provisions.

15.

Liability. In the event that the Agent’s or Security Agent’s breach of Section 2(a)(i), Section 5(b) or Section 6 of the SAR Addendum (each such breach being referred to herein as a “Specified Breach”) directly causes the Department (i) to terminate the SAR Contract, (ii) to exercise its step-in rights under SAR Contract Condition 42 or (iii) to exercise its right to purchase any SAR Aircraft or to require that the Borrower’s interest in any SAR Aircraft be transferred to a new operator under SAR Contract Condition 58, neither the Agent nor Security Agent shall have any responsibility or

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liability to the Borrower or the Borrower’s Affiliates for any liability, loss or damage caused (or alleged to be caused) to the Borrower or any of the Borrower’s Affiliates by such Specified Breach if such Specified Breach was a breach of a provision in the relevant policy or code of which no Responsible Officer of the Agent or the Security Agent, as the case may be, had actual knowledge at the time of such Specified Breach and that had not previously been delivered to the Agent or the Security Agent. For purposes of this Section 15, “Responsible Officer”, as it relates to the Agent and the Security Agent, shall mean the president, chief executive officer, chief operating officer, chief financial officer, treasurer, any vice president or general counsel of the Agent or the Security Agent.

[Remainder of Page Intentionally Left Blank]

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Schedule No. 1 to UK Search and Rescue Addendum

10.	Sub-contractors

10.1	[intentionally omitted.]

10.2

Pursuant to Condition 39.2, the Department requires that the Contractor inform the Department as soon as possible where it is aware, or receives any notice from a Sub-contractor, that the Contractor is in breach of any obligation under the Sub-contract.

10.3	Pursuant to Condition 39.2, the Department requires that the Contractor inform the Department as soon as possible where the Contractor or any of its Sub-contractors suffers a Financial Distress Event.

In the event of a Contractor Financial Distress Event, the Department may take step-in action in under Condition 42.5

Section 10 above constitutes the Financial Distress Provisions from Schedule 8.1 (Governance and Contract Management) of the SAR Contract:

39.	Assignment, Sub-Contractors and Suppliers

39.1

The Contractor shall not sub contract or transfer, assign, charge, or otherwise dispose of this Contract or any part of it without the prior written consent of the Department and the Contractor shall inform the Department of any changes to Key Sub-contractors’ suppliers.

39.2	In making a request pursuant to Condition 39.1 the Contractor shall provide the Department with the following information about the proposed Sub-contractor:

(a)	its name, registered office and company registration number;

(b)	a copy of the proposed Sub-contract;

(c)	the purposes for which the proposed Sub-contractor will be employed, including the scope of any services to be provided by the proposed Sub-contractor;

(d)	if relevant, confirmation that the Sub-contract requires the proposed Sub-contractor to comply with any relevant KPIs;

(e)

where the proposed Sub-contractor is also an Affiliate of the Contractor, evidence that demonstrates to the reasonable satisfaction of the Department that the proposed Sub-contract has been agreed on “arms-length” terms; and

(f)	any further information reasonably requested by the Department including without limitation how the use of such Sub-contractor complies with the requirements of Condition 39.11.

39.3

If the supply of information required pursuant to Condition 39.2 would amount to a breach of any rules and regulations of any exchange on which the shares of the Contractor are admitted for listing and/or trading, or any other rules or regulations with which the Contractor is obliged to comply as a result of that listing, the Contractor shall provide the Department with the relevant information to the fullest extent permitted by those rules and regulations.

39.4

Despite the Contractor’s right to sub-contract pursuant to this Condition 39, the Contractor shall remain responsible for all acts and omissions of its Sub-contractors and the acts and omissions of those employed or engaged by the Sub-contractors as if they were its own. An obligation on the Contractor to do, or to refrain from doing, any act or thing shall include an obligation upon the Contractor to procure that its employees, staff, agents and Sub-contractors’ employees, staff and agents also do, or refrain from doing, such act or thing.

39.5

Where the Contractor enters into a contract with a supplier or Sub contractor for the purpose of performing this Contract or any part of it, he shall cause a term to be included in such contract which requires payment to be made by the Contractor to the supplier or Sub contractor within a specified period not exceeding thirty (30) days from receipt of an invoice properly issued in accordance with that contract.

39.6

The Department has consented to the engagement of the Sub-contractors listed in Schedule 8.1 (Governance and Contract Management) subject to the provision by the Contractor of the information listed in Condition 39.2 prior to the Commencement Date (within three months from the Commencement Date or such other period that the Department may permit and notify to the Contractor in writing).

39.7

The Contractor shall not make use of a pre-existing contract with any Key Sub-contractor, listed as such in Schedule 8.1 (Governance and Contract Management), without the prior written consent of the Department, which shall not be unreasonably withheld or delayed.

39.8

The Contractor shall be a party to all Key Sub-contracts and except where the Department has given its prior written consent under Condition 39.7 the Contractor shall ensure that each Key Sub-contract shall include:

(a)

a right under the Contracts (Rights of Third Parties) Act 1999 (or, where requested by the Department, an equivalent legal right) for the Department to enforce the terms of that Key Sub-contract as if it were the Contractor;

(b)	a provision enabling the Contractor to assign, novate or otherwise transfer any of its rights and/or obligations under the Key Sub-contract to the Department or any Replacement Contractor;

(c)	a provision restricting the ability of the Key Sub-contractor to further Sub-contract elements of the service provided to the Contractor without first seeking the consent of the Department;

(d)

a provision enabling the Contractor, the Department or any other person on behalf of the Department to step-in on substantially the same terms as are set out in Condition 42 (Unsatisfactory Performance);

(e)

a provision requiring the Key Sub-contractor to notify the Department promptly in writing of any material non-payment or late payment of any sums properly due to the Key Sub-contractor from the Contractor under the Key Sub-contract, under a specified valid invoice and not subject to a genuine dispute; and

(f)	a provision requiring the Key Sub-contractor to:

(i)

promptly notify the Contractor and the Department in writing of a Sub-contractor Financial Distress Event or any fact, circumstance or matter which could cause a Sub-contractor Financial Distress Event (and in any event, provide such notification within ten (10) Working Days of the date on which the Key Sub-contractor first becomes aware of the Sub-contractor Financial Distress Event or the fact, circumstance or matter which could cause the Sub-contractor Financial Distress Event); and

(ii)

co-operate with the Contractor and the Department in order to give full effect to the provisions relating to Financial Distress provisions within Schedule 8.1 (Governance and Contract Management) including meeting with the Contractor and the Department to discuss and review the effect of the Sub-contractor Financial Distress Event on the continued performance and delivery of the Services, and contributing to and complying with any business continuity plan.

39.9

As a condition of its consent under Condition 39.1, the Department may require that the relevant Key Sub-contractor enters into a direct agreement with the Department, in which case the Contractor shall procure that such Key Sub-contractor enters into a direct agreement with the Department as soon as reasonably practicable and on such terms as may be reasonably requested by the Department.

39.10	Termination of Sub-contracts

39.10.1	The Contractor shall not terminate or materially amend the terms of any Sub-contract without the Department’s prior written consent, which shall not be unreasonably withheld or delayed.

39.10.2

The Department may terminate this Contract in accordance with Condition 44 (Termination of this Contract) and/or require the Contractor to terminate the relevant Sub-contract if there is a Change of Control of a Key Sub-contractor on the same terms as those set out in Condition 40.1.

39.11	Use of SMEs in the Supply Chain and Long Term Job-Seekers

39.11.1	The Department expects the Contractor and Key Sub-contractors to:

39.11.2

make best use of a variety of suppliers in its supply chain that should include without limitation Small and Medium–sized Enterprises (“SME”) where the respective Contractor and Key Sub-Contractor is not itself an SME; and

39.11.3	provide opportunities and training (which may include apprenticeships or equivalent) for long-term job seekers.

39.11.4

The Contractor shall, where practicable, promote opportunities for inclusion of SMEs within its supply chain. Where SMEs are used within the Contractor’s supply chain, where practicable such usage should support the Department’s targets that may be set by the Government for SME usage and spend.

39.11.5	Where required, the Contractor shall report monthly or such other period as the parties agree to the Department in writing on:

(a)	the use of Sub-contractors in its supply chain including information on use of SMEs, spend, performance, and payment; and

(b)	how opportunities and training (which may include apprenticeships or equivalent) for long-term job seekers is being developed and implemented.

41.	Disruption

41.1

The Contractor shall take reasonable care to ensure that in the performance of its obligations under the Contract it does not disrupt the operations of the Department, its employees or any other contractor employed by the Department.

41.2

The Contractor shall immediately inform the Department of any actual or potential industrial action, whether such action by their own employees or others, which affects or might affect its ability at any time to perform its obligations under the Contract.

41.3	In the event of industrial action by the Staff, the Contractor shall seek the written consent of the Department to its proposals to continue to perform its obligations under the Contract.

41.4

If the Contractor’s proposals referred to in Condition 41.3 are considered insufficient or unacceptable by the Department acting reasonably, then the Contract may be terminated with immediate effect by the Department by notice in writing.

41.5

If the Contractor is temporarily unable to fulfil the requirements of the Contract owing to disruption of normal business of the Department, the Contractor may request a reasonable allowance of time and in addition, the Department will reimburse any additional expense reasonably incurred by the Contractor as a direct result of such disruption.

42.	Unsatisfactory Performance

42.1

Where in the opinion of the Department the Contractor has failed to perform the whole or any part of the Services in accordance with this Contract (including the KPIs), the Department may give the Contractor a notice specifying the way in which his performance falls short of the requirements of this Contract, or is otherwise unsatisfactory, and the corrective actions required to remedy the situation within four (4) days.

42.2

Without prejudice to Condition 42.1, where the Contractor has failed to perform the whole or any part of those Services, that are not measured by one of the KPIs which is associated with a service credit regime, the Department may withhold or reduce payments to the Contractor in such amounts as relate directly to the Department’s claim for unsatisfactory performance.

42.3

Any notice served by the Department pursuant to Condition 42.1 may require from the Contractor that it re schedules and performs the Services to the Department’s satisfaction within such period as shall be specified by the Department in the notice and at his own expense, including where necessary, the correction or re execution of any Services already carried out.

42.4	Any notice served by the Department pursuant to Condition 42.1 shall be without prejudice to the Department’s rights under these Conditions.

42.5	The Department may take step-in action under this Condition 42 in the following circumstances:

(a)	there is a Default by the Contractor that is materially preventing or materially delaying the performance of the Services or any part of the Services;

(b)	there is a Delay that has or the Department reasonably anticipates will result in the Contractor’s failure to pass the Acceptance Procedure by any Planned Operational Delivery Date;

(c)	a Force Majeure Event occurs which materially prevents or materially delays the performance of the Services or any part of the Services;

(d)	where the Contractor is not in breach of its obligations under this Contract but the Department considers that the circumstances constitute an emergency;

(e)	because a serious risk exists to the health or safety of persons, property or the environment;

(f)	to discharge a statutory duty; and/or

(g)	where the Department is entitled to terminate this Contract in accordance with Condition 43 (Insolvency of the Contractor).

42.6

Before the Department exercises its right of step-in under this Condition 42 it shall permit the Contractor the opportunity to demonstrate to the Department’s reasonable satisfaction within four (4) Working Days that the Contractor is still able to provide the Services in accordance with the terms of this Contract and/or remedy the circumstances giving rise to the right to step-in without the requirement for the Department to take action.

42.7	If the Department is not satisfied with the Contractor’s demonstration pursuant to Condition 42.6, the Department may:

(a)

where the Department considers it expedient to do so, require the Contractor by notice in writing to take those steps that the Department considers necessary or expedient to mitigate or rectify the state of affairs giving rising to the Department’s right to step-in;

(b)	appoint any person to work with the Contractor in performing all or a part of the Services (including those provided by any Sub-contractor); or

(c)	take the steps that the Department considers appropriate to ensure the performance of all or part of the Services (including those provided by any Sub-contractor).

42.8

The Contractor shall co-operate fully and in good faith with the Department, or any other person appointed in respect of Condition 42.7(b) and shall adopt any reasonable methodology in providing the Services recommended by the Department or that person.

42.9	If the Contractor:

(a)	fails to confirm within ten (10) Working Days of a notice served pursuant to Condition 42.7(a) that it is willing to comply with that notice; or

(b)	fails to work with a person appointed in accordance with Condition 42.7(b); or

(c)	fails to take the steps notified to it by the Department pursuant to Condition 42.7(c),

(d)

then the Department may take action under this Condition 42 either through itself or with the assistance of third party contractors, provided that the Contractor may require any third parties to comply with a confidentiality undertaking.

42.10	If the Department takes action pursuant to Condition 42.9, the Department shall serve notice (“Step-In Notice”) on the Contractor. The Step-In Notice shall set out the following:

(a)	the action the Department wishes to take and in particular the Services it wishes to control;

(b)	the reason for and the objective of taking the action and whether the Department reasonably believes that the primary cause of the action is due to the Contractor’s Default;

(c)	the date it wishes to commence the action;

(d)	the time period which it believes will be necessary for the action;

(e)	whether the Department will require access to the Contractor’s premises and/or the Bases; and

(f)	to the extent practicable, the effect on the Contractor and its obligations to provide the Services during the period the action is being taken.

42.11	Following service of a Step-In Notice, the Department shall:

(a)	take the action set out in the Step-In Notice and any consequential additional action as it reasonably believes is necessary (together, the “Required Action”);

(b)	keep records of the Required Action taken and provide information about the Required Action to the Contractor;

(c)	co-operate wherever reasonable with the Contractor in order to enable the Contractor to continue to provide any Services in relation to which the Department is not assuming control; and

(d)	act reasonably in mitigating the cost that the Contractor will incur as a result of the exercise of the Department’s rights under this Condition 42.

42.12	For so long as and to the extent that the Required Action is continuing, then:

(a)	the Contractor shall not be obliged to provide the Services to the extent that they are the subject of the Required Action; and

(b)	subject to Condition 42.13, the Department shall pay to the Contractor the Monthly Standing Charges after the deduction of any of the Department’s costs of taking the Required Action.

42.13	If the Required Action results in:

(a)	the degradation of any Services not subject to the Required Action; or

(b)	the failure to meet the KPIs,

beyond that which would have been the case had the Department not taken the Required Action, then the Contractor shall be entitled to an agreed adjustment of the Monthly Standing Charges, provided that the Contractor can demonstrate to the reasonable satisfaction of the Department that the Required Action has led to the degradation or failure to meet the KPIs.

42.14	Before ceasing to exercise its step-in rights under this Condition 42, the Department shall deliver a written notice to the Contractor (“Step-Out Notice”), specifying:

(a)	the Required Action it has actually taken; and

(b)

the date on which the Department plans to end the Required Action (“Step-Out Date”) subject to the Department being satisfied with the Contractor’s ability to resume the provision of the Services and the Contractor’s plan developed in accordance with Condition 42.15.

42.15

The Contractor shall, following receipt of a Step-Out Notice and not less than twenty (20) Working Days prior to the Step-Out Date, develop for the Department’s approval a draft plan (“Step-Out Plan”) relating to the resumption by the Contractor of the Services, including any action the Contractor proposes to take to ensure that the affected Services satisfy the requirements of this Contract.

42.16

If the Department does not approve the draft Step-Out Plan, the Department shall inform the Contractor of its reasons for not approving it. The Contractor shall then revise the draft Step-Out Plan taking those reasons into account and shall re-submit the revised plan to the Department for the Department’s approval. The Department shall not withhold or delay its approval of the draft Step-Out Plan unnecessarily.

42.17

The Contractor shall bear its own costs in connection with any step-in by the Department under this Condition 42, provided that the Department shall reimburse the Contractor’s reasonable additional expenses incurred directly as a result of any step-in action taken by the Department under:

(a)	Condition 42.5(c) or 42.5(d); or

(b)	Conditions 42.5(e) and 42.5(f) (insofar as the primary cause of the Department serving the Step-In Notice is identified as not being the result of a Contractor’s Default).

58.	Transfer of Responsibility

58.1	The Contractor irrevocably grants the Department options to transfer at the sole discretion of the Department:

(a)	the lease of any, some or all of the SAR Aircraft on terms no more onerous than those which the Contractor itself has been subject to; AND

(b)	ownership of any, some or all of the SAR Aircraft with full title guarantee free and clear of all liens, charges, mortgages and encumbrances;

on	the date of termination or expiry of the Contract to the Department or Replacement Contractor as the Department may in its absolute discretion direct.

58.2

The option as specified in Condition 58.1 is exercisable by the Department by notice in writing to the Contractor prior to the date of termination or expiry of this Contract howsoever occasioned and the payment by the Department of the Option Exercise Fee. The Contractor shall promptly execute all documents, and do any and all acts as are necessary to give effect to the exercise of the option by the Department at no cost to the Department.

58.3

Where an option has been exercised, the Contractor shall deliver the SAR Aircraft to a location as advised by the Department and where the option relates to the purchase of the SAR Aircraft and shall indemnify the Department for any losses, costs and expenses arising in any way directly or indirectly out of the Contractor’s ownership, management, use, operation or possession of the SAR Aircraft prior to delivery.

58.4	Where a Replacement Contractor has been selected the Contractor shall co-operate in the transfer, under arrangements notified to him by the Department.

SCHEDULE 12

UKSAR2G ADDENDUM

Addendum 2 – UKSAR2G ADDENDUM

UKSAR2G ADDENDUM (this “UKSAR2G Addendum”) to facility agreement dated 10 January 2023 (the “Facility Agreement”), by and among BRISTOW U.S. LEASING LLC as borrower (the “Borrower”), the lenders from time to time party there to (the “Lenders”), NATIONAL WESTMINSTER BANK PLC, in its capacity as administrative agent for the Lenders (the “Administrative Agent”) in its capacity as security trustee for the Lenders (the “Security Trustee”).

All capitalised terms not defined in this UKSAR2G Addendum are defined in the Facility Agreement. Execution of the Facility Agreement by the Administrative Agent, the Security Trustee and the Borrower shall constitute execution and acceptance of the terms and conditions of this UKSAR2G Addendum, and it shall supplement and be part of the Facility Agreement.

WHEREAS, Bristow Helicopters Limited, a company established under the laws of England (“Contractor”), has contracted with the Maritime & Coastguard Agency, an Executive Agency of the Department for Transport, acting on behalf of the Secretary of State for Transport (the “Authority”), pursuant to a contract dated 21 July 2022 to provide aviation search and rescue and aerial surveillance capability in the United Kingdom on a long term basis on behalf of the Authority (the “UKSAR2G Contract”).

WHEREAS, each Aircraft is one of the helicopters that the Contractor intends to operate to perform the UKSAR2G Contract (“UKSAR2G Aircraft”).

NOW, THEREFORE, for consideration of the mutual covenants set forth in the Facility Agreement and other good and valuable consideration, and, in order to facilitate the Contractor’s compliance with the UKSAR2G Contract and the Borrower’s performance under the Facility Agreement, the Administrative Agent, the Security Trustee and the Borrower hereby covenant and agree as follows:

1.	Order of Priority

1.1

In the event of any conflict between any of the provisions set out in this UKSAR2G Addendum and its Attachments and any other provisions of the Facility Agreement, the conflict shall be resolved by according the provisions set out in this UKSAR2G Addendum and its Attachments priority.

2.	Finance Parties Obligations

2.1

The Finance Parties acknowledge that the Authority may require the Finance Parties to enter into a direct agreement with the Authority in the form set out in Schedule 27 to the UKSAR2G Contract. If the Authority requests, the Finance Parties shall deliver to the Authority a copy of the direct agreement signed by an authorised representative of each of the Finance Parties as soon as reasonably practicable following such request, it being acknowledged that such obligation will be discharged by entering into the Assurance Letter.

2.2

Finance Parties shall not, and shall ensure that its Affiliates do not, embarrass the Authority or otherwise bring the Authority into disrepute by engaging in any act or omission in relation to this SAR2G Addendum which is reasonably likely to diminish the trust that the public places in the Authority.

2.3	The Finance Parties shall provide the Authority with notice in writing in advance of the Finance Parties exercising any rights it may have under or in connection with the Facility Agreement to:

2.3.1	terminate the Facility Agreement;

2.3.2	treat the Facility Agreement as having been terminated by Borrower;

2.3.3	take possession of any Assets;

2.3.4	prevent Borrower and/or the Authority from using any Assets in connection with the UKSAR2G Contract;

2.3.5	suspend the performance of all or any of Finance Parties’ obligations set out in the Facility Agreement.

Financial Distress Event

2.4	Finance Parties shall notify Borrower and the Authority within 10 Working Days of it becoming aware of:

2.4.1	the occurrence of a Financial Distress Event; or

2.4.2	any fact, circumstance or matter of which it is aware which could cause the occurrence of a Financial Distress Event in relation to Finance Parties.

2.5

Following a notification pursuant to Section 2.4, Finance Parties shall co-operate and provide reasonable assistance to the Borrower and the Authority in order to give full effect to the provisions of Schedule 16 of the UKSAR2G Contract.

2.6

Except in respect of any Relevant Transfer, Finance Parties shall not during the Term and for a period of twelve months following the termination or expiry of the Facility Agreement either directly or indirectly solicit or entice away (or attempt to solicit or entice away) from the employment of the Authority, any person employed in the procurement and/or receipt and/or administration and/or contract management of the Services without the prior written consent of the Authority.

3.	Not used

4.	Supply Chain Rights and Protections

4.1

The Finance Parties shall not sub-contract all or any part of their obligations under the Facility Agreement without the Authority’s prior written consent, it being acknowledged that an assignment or transfer or sub-participation by a Finance Party of its rights shall not be deemed a sub-contract.

5.	Confidential Information

5.1	The Authority may disclose the Finance Parties’ Confidential Information that is in its possession:

5.1.1	on a confidential basis to any Central Government Body for any proper purpose of the Authority or of the relevant Central Government Body;

5.1.2	to Parliament and Parliamentary Committees or if required by any Parliamentary reporting requirement;

5.1.3	to the extent that the Authority (acting reasonably) deems disclosure necessary or appropriate in the course of carrying out its public functions;

5.1.4

on a confidential basis to a professional adviser, consultant, Finance Parties or other person engaged by any of the entities described in Section 5.1.1 (including any benchmarking organisation) for any purpose relating to or connected with the Facility Agreement;

5.1.5	on a confidential basis for the purpose of the exercise of its rights pursuant to the Facility Agreement; and/or

5.1.6	on a confidential basis to a proposed successor body in connection with any assignment, novation or disposal of any of its rights, obligations or liabilities pursuant to the Facility Agreement,

and for the purposes of the foregoing, references to disclosure on a confidential basis shall mean disclosure subject to a confidentiality agreement or arrangement containing terms no less stringent than those placed on the Authority pursuant to this Section 5.

6.	Transparency and Freedom of Information

6.1

Each Finance Party acknowledges that the content of the Facility Agreement, including any changes to the Facility Agreement agreed from time to time except for any information which is exempt from disclosure in accordance with the provisions of the FOIA which shall be determined by the Authority (together the “Transparency Information”) are Confidential Information of the Authority but not Confidential Information of Finance Parties.

6.2

Notwithstanding any other provision of the Facility Agreement, each Finance Party hereby gives its consent for the Authority to publish to the general public the Transparency Information in part or in its entirety (but with any information which is exempt from disclosure in accordance with the provisions of the FOIA redacted). The Authority shall, prior to publication, consult with the Finance Parties on the manner and format of publication and to inform its decision regarding any redactions but shall have the final decision in its absolute discretion.

6.3	The Finance Parties shall assist and co-operate with the Authority to publish part or all of the Transparency Information.

6.4	The Authority may, at its discretion, exclude part or all of the Transparency Information from publication.

6.5

The Authority shall publish the Transparency Information in a format that assists the general public in understanding the relevance and completeness of the information being published to ensure the public obtain a fair view on how the Facility Agreement is being performed, having regard to the context of the wider commercial relationship with Finance Parties.

6.6

The Finance Parties agrees that any Information it holds that is not included in the Transparency Information but is reasonably relevant to or that arises from the provision of the term loan credit facility to the Borrower shall be provided to the Authority on request from Borrower unless the cost of doing so would exceed the appropriate limit prescribed pursuant to section 12 of the FOIA. The Authority may disclose such information pursuant to the FOIA and the EIRs or publish such Information subject to Section 5.1 (Confidential Information). The Finance Parties shall provide to the Authority within five (5) Business Days (or such other period as the Authority may reasonably specify) any such Information requested by the Authority.

6.7	Each Finance Party acknowledges that the Authority is subject to the requirements of the FOIA and the EIRs. Finance Parties shall:

6.7.1	provide all necessary assistance and cooperation as reasonably requested by the Authority via Borrower to enable the Authority to comply with its obligations pursuant to the FOIA and EIRs;

6.7.2	transfer to the Authority via Borrower all Requests For Information relating to the Facility Agreement that it receives as soon as practicable and in any event within two (2) Business Days of receipt;

6.7.3

provide the Authority via Borrower with a copy of all Information held on behalf of the Authority which is requested in a Request For Information and which is in its possession or control in the form that the Authority requires within five (5) Business Days (or such other period as the Authority may reasonably specify) of the Authority’s request for such Information; and

6.7.4	not respond directly to a Request For Information addressed to the Authority unless authorised in writing to do so by the Authority.

6.8

Each Finance Party acknowledges that the Authority may be required pursuant to the FOIA and EIRs to disclose Information without consulting or obtaining consent from Finance Parties. The Authority shall take reasonable steps to notify the Finance Parties of a Request For Information (in accordance with the Secretary of State’s section 45 Code of Practice on the Discharge of the Functions of Public Authorities pursuant to Part 1 of the FOIA) to the extent that it is permissible and reasonably practical for it to do so but (notwithstanding any other provision in the UKSAR2G Contract) the Authority shall be responsible for determining in its absolute discretion whether any Commercially Sensitive Information and/or any other information is exempt from disclosure in accordance with the FOIA and EIRs.

7.	Remedial Adviser

7.1

The Borrower or the Authority may require the Finance Parties to appoint a third party advisor or may themselves appoint a third party advisor (“Remedial Adviser”) on substantially the same terms as set out in Clause 32 of the UKSAR2G Contract and agree to work alongside, provide information to and cooperate in good faith with the Remedial Adviser in accordance with the requirements of Clause 32 of the UKSAR2G Contract.

8.	Step-in Rights

8.1

On the occurrence of a Step-In Trigger Event, Borrower may serve notice on Finance Parties (a “Step-In Notice”) that it, the Authority, either itself or with the assistance of a third party may step-in and control the Services on substantially the same terms as set out in the UKSAR2G Contract (provided that Finance Parties may require any third party or parties to comply with a confidentiality undertaking equivalent Section 38 (Confidential Information) of the Facility Agreement and Section 5).

9.	Termination Rights

9.1

Each Finance Party acknowledges that the Authority may require Borrower to terminate the Facility Agreement by notice in writing to Finance Parties and prepay the Loan in accordance with the Facility Agreement:

9.1.1	if any Finance Party is in breach of the Facility Agreement and such breach relates to a failure to comply with Finance Parties’ obligations in fields of environmental, social or labour law;

9.1.2	if the acts or omissions of the Finance Parties cause Borrower to be in breach of the UKSAR2G Contract and cause or permit the Authority to terminate the UKSAR2G Contract;

9.1.3

if any Finance Party or any of its Affiliates embarrass the Authority or otherwise bring the Authority into disrepute by engaging in any act or omission in relation to the Facility Agreement which is reasonably likely to diminish the trust that the public places in the Authority, whether or not such act or omission is connected with the Facility Agreement;

9.1.4

if any Finance Party is found to be, at any time during the term of the Facility Agreement, either (i) an entity constituted or organised under the law of Russia or Belarus or (ii) an entity registered in the UK or with substantive business operations in the UK, or another country but controlled by an entity based in Russia or Belarus;

9.1.5	if there is a change of Control of any Finance Party, unless:

(a)	the Authority has given its prior written consent to the particular change of Control, which subsequently takes place as proposed;

(b)

the Authority has not served its notice of objection within 6 months of the later of the date the change of Control took place or the date on which the Authority was given notice of the change of Control; or

9.1.6	any Finance Party breaches Section 11.1 and/or 11.2,

(each a “Finance Parties Termination Event”).

10.	Exit Management

10.1

Finance Parties shall retain and maintain for a period of at least 7 years after the expiry or earlier termination of the Facility Agreement, all records and reports that it is required to maintain under the Facility Agreement or the UKSAR2G Contract in accordance with the requirements of the National Archives and in a form that is capable of audit.

10.2

Each Finance Party acknowledges that the Authority has the right under Schedule 22 of the UKSAR2G Contract to acquire from the Contractor and any Key Sub-contractor Assets used exclusively or predominantly in the provision of services under or in connection with the UKSAR2G Contract, including the Aircraft, for Fair Market Value on expiry or the earlier termination of the UKSAR2G Contract.

10.3

Upon request by the Authority, the Finance Parties shall, at no cost to them, provide to the Authority such assistance, material and information as the Authority reasonably requires in order to facilitate the preparation by the Authority of any invitation to tender and/or to facilitate any potential Replacement Supplier undertaking due diligence.

11.	Prevention of Fraud and Bribery

11.1

Each Finance Party represents and warrants that neither it, nor to the best of its knowledge any of the respective Finance Party’s Personnel, have at any time prior to the date of the Facility Agreement:

11.1.1	committed a Prohibited Act or been formally notified that it is subject to an investigation or prosecution which relates to an alleged Prohibited Act; and/or

11.1.2

been listed by any government department or agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programmes or contracts on the grounds of a Prohibited Act.

11.2	Each Finance Party shall not during the term of the Facility Agreement commit a Prohibited Act.

11.3	Each Finance Party shall during the term of the Facility Agreement:

11.3.1

establish, maintain and enforce, and require to establish, maintain and enforce, policies and procedures which are adequate to ensure compliance with the Relevant Requirements and prevent the occurrence of a Prohibited Act;

11.3.2

have in place reasonable prevention measures (as defined in sections 45(3) and 46(4) of the Criminal Finance Act 2017) to ensure that Associated Persons of the respective Finance Party do not commit tax evasion facilitation offences as defined pursuant to that Act;

11.3.3	keep appropriate records of its compliance with its obligations pursuant to Section 11.3.1 and make such records available to the Authority on request; and

11.3.4	take account of any guidance about preventing facilitation of tax evasion offences which may be published and updated in accordance with Section 47 of the Criminal Finances Act 2017.

11.4

Each Finance Party shall notify Borrower in writing if it becomes aware of any breach of Section 11.1 or 11.2, or has reason to believe that it has or any of the respective Finance Party’s Personnel have:

11.4.1	been subject to an investigation or prosecution which relates to an alleged Prohibited Act;

11.4.2

been listed by any government department or agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programmes or contracts on the grounds of a Prohibited Act; and/or

11.4.3

received a request or demand for any undue financial or other advantage of any kind in connection with the performance of the Facility Agreement or otherwise suspects that any person or party directly or indirectly connected with the Facility Agreement has committed or attempted to commit a Prohibited Act.

11.5

If any Finance Party makes a notification to Borrower pursuant to Section 11.4, the relevant Finance Party shall respond promptly to Borrower’s enquiries, co-operate with any investigation, and allow Borrower and/or the Authority to audit any records and/or any other relevant documentation in accordance with Section 3.1 (Records, Reports and Audit Rights).

11.6

If any Finance Party is in Default pursuant to Sections 11.1 and/or 11.2, Borrower may by notice require the relevant Finance Party to remove from performance of the Facility Agreement any Finance Party Personnel whose acts or omissions have caused the Default.

12.	Assignment and Novation

12.1

Without prejudice to the Finance Parties rights under the terms of the Facility Agreement, Borrower may, at its discretion, assign, novate or otherwise dispose of any of its rights and/or obligations pursuant to the Facility Agreement and any associated licenses to the Authority or a Replacement Supplier and the Finance Parties shall, at Borrower’s request, enter into a novation agreement in such form as the Finance Parties shall agree in writing and the Intercompany Lease Agreement, provided that the documented and reasonable costs and expenses of the Finance Parties incurred in connection with such assignment, novation or other disposal of rights and/or obligations shall be borne by the Borrower.

13.	Third Party Rights

13.1	The Finance Parties acknowledge that each provision of the Facility Agreement that confers a benefit upon Borrower also confers a benefit upon the Authority.

13.2	The Authority may enforce any provision of the Facility Agreement that is capable of conferring a benefit upon the Authority by virtue of the Contracts (Rights of Third Parties) Act 1999.

13.3

Subject to Section 13.1, a person who is not a party to the Facility Agreement has no rights under Contracts (Rights of Third Parties) Act 1999 to enforce any provision of the Facility Agreement but this does not affect any right or remedy of any person which exists or is otherwise available otherwise than pursuant to that Act.

14.	Dispute Resolution

14.1

If the Authority serves a dispute resolution notice on Borrower and that notice requires the participation of any of the Finance Parties or relates to the Facility Agreement, the relevant Finance Parties shall participate in such dispute resolution procedure to the extent that Authority may reasonably require, provided that the documented and reasonable costs and expenses of the Finance Parties incurred in connection with such dispute resolution procedure shall be borne by the Borrower.

Attachment A

Definitions

“Affiliate” means in relation to a body corporate, any other entity which directly or indirectly Controls, is Controlled by, or is under direct or indirect common Control with, that body corporate from time to time;

“Assets” means all assets and rights used by the Contractor and its Key Sub-contractors to provide the services described in the UKSAR2G Contract;

“Associated Persons” has the meaning given to that term in the UKSAR2G Contract;

“Central Government Body” has the meaning given to that term in the UKSAR2G Contract;

“Commercially Sensitive Information” has the meaning given to that term in the UKSAR2G Contract;

“Control” means the possession by person, directly or indirectly, of the power to direct or cause the direction of the management and policies of the other person (whether through the ownership of voting shares, by contract or otherwise) and “Controls” and “Controlled” shall be interpreted accordingly;

“Default” means any breach of the obligations of the relevant party (including abandonment of the Facility Agreement in breach of its terms, repudiatory breach or breach of a fundamental term) or any other default, act, omission, negligence or statement:

(a)	in the case of the Borrower, of its employees, servants, agents; or

(b)	in the case of each Finance Party, of its Sub-contractors or any Finance Parties Personnel,

(c)	in connection with or in relation to the subject-matter of the Facility Agreement and in respect of which such party is liable to the other.

“EIRs” has the meaning given to that term in the UKSAR2G Contract;

“Information” has the meaning given to that term in the UKSAR2G Contract;

“Key Sub-contractor” means any Sub-contractor:

(a)	who in the Authority’s opinion performs (or would perform if appointed) a critical role in the provision of all or any part of the Services; and/or

(b)	who provides any rights in connection with a Base (as defined in the UKSAR2G Contract) or Aircraft.

“Fair Market Value” has the meaning given to that term in the UKSAR2G Contract;

“Financial Distress Event” has the meaning given to that term in the UKSAR2G Contract;

“Finance Parties Personnel” means all directors, officers, employees, agents, consultants and finance parties of the Finance Parties and/or any Sub-Contractors, in each case, engaged in the performance of Finance Parties’ obligations pursuant to the Facility Agreement.

“Relevant Requirements” has the meaning given to that term in the UKSAR2G Contract;

“Prohibited Act” has the meaning given to that term in the UKSAR2G Contract;

“FOIA” has the meaning given to that term in the UKSAR2G Contract;

“Relevant Transfer” has the meaning given to that term in the UKSAR2G Contract;

“Replacement Supplier” means any third party service provider of Replacement Services (as defined in the UKSAR2G Contract) appointed by Borrower from time to time, Borrower where it is providing the Replacement Services (or where the Authority is providing Replacement Services for its own account, the Authority);

“Request for Information” has the meaning given to that term in the UKSAR2G Contract;

“Services” means any and all of the services to be provided by Finance Parties pursuant to the Facility Agreement;

“Step-In Trigger Event” means:

(a)	any event falling within the definition of a Finance Parties Termination Event;

(b)	a Default by the Supplier that is materially preventing or materially delaying the performance of the Services or any material part of the Services;

(c)	Borrower or the Authority considers that the circumstances constitute an emergency despite Finance Parties not being in breach of its obligations pursuant to the Facility Agreement;

(d)	Borrower or the Authority being advised by a regulatory body that the exercise by Borrower of its rights pursuant to Section 8 (Step-In Rights) is necessary;

(e)	the existence of a serious risk to the health or safety of persons, property or the environment in connection with the services;

(f)	a need by the Authority to take action to discharge a statutory duty; and/or

(g)	a notice being received by the Authority from Finance Parties as referred to in Section 2.3;

“Sub-contract” means any contract, agreement, arrangement, lease, licence and/or other right (or any proposed contract, agreement, arrangement, lease, licence and/or other right) between Finance Parties (or a Sub-contractor (of whatever tier)) and any third party whereby that third party provides to Finance Parties (or the Sub-contractor):

(a)	any services;

(b)	any facilities; and/or

(c)	any rights in connection with:

(d)	any Base and/or other location; and/or

(e)	any Assets,

in connection with the Facility Agreement;

“Sub-contractor” means any third party who enters into a Sub-Contract (of whatever tier) and/or the servants or agents of that third party;

“Supplier” has the meaning given to that term in the UKSAR2G Contract; and

“Term” has the meaning given to that term in the UKSAR2G Contract.

SIGNATURES

THE BORROWER

/s/ Joseph Pitzinger

for and on behalf of BRISTOW U.S. LEASING LIMITED

By:	Joseph Pitzinger

Its:	Vice President and Treasurer

Address:	c/o Bristow Group Inc. 3151 Briarpark Drive, Suite 700 Houston, Texas 77042

Fax:	713-267-7670
Email:	notices@bristowgroup.com

Signature Page – BULL Facility Agreement

THE ARRANGER

/s/ Shaun Pickering

for and on behalf of NATIONAL WESTMINSTER BANK PLC

By:	Shaun Pickering

Its:	Authorised Signatory

Address:	250 Bishopsgate, London, EC2M 4AA
Email:	Lombardaviationin-life@lombard.co.uk

Signature Page – BULL Facility Agreement

THE AGENT

/s/ Paul Keilty

for and on behalf of NATIONAL WESTMINSTER BANK PLC

By:	Paul Keilty

Its:	Authorised Signatory

Address:	250 Bishopsgate, London, EC2M 4AA
Email:	LiborLendingAgency@rbs.com; Paul.Keilty@natwest.com

Signature Page – BULL Facility Agreement

THE SECURITY AGENT

/s/ Paul Keilty

for and on behalf of NATIONAL WESTMINSTER BANK PLC

By:	Paul Keilty

Its:	Authorised Signatory

Address:	250 Bishopsgate, London, EC2M 4AA
Email:	LiborLendingAgency@rbs.com; Paul.Keilty@natwest.com

Signature Page – BULL Facility Agreement

THE ORIGINAL LENDERS

/s/ Shaun Pickering

for and on behalf of NATIONAL WESTMINSTER BANK PLC

By:	Shaun Pickering

Its:	Authorised Signatory

Address:	250 Bishopsgate, London, EC2M 4AA
Email:	Lombardaviationin-life@lombard.co.uk

Signature Page – BULL Facility Agreement